SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Commission


      Date of Report (Date of earliest event reported) OCTOBER 31, 1996



                         Franklin Select Realty Trust
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             (Exact Name of Registrant as Specified in its Charter)


California                          1-12708                       94-0395938
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State or other jurisdiction     Commission File No.             IRS Employer
incorporation                                                   Identification
                                                                Number


                    1800 Gateway Drive, San Mateo, CA 94404
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              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (415)312-3000





Item 5.  Other Events
PROPERTY ACQUISITIONS: On October 31, 1996, FSRT, L.P., a limited partnership of which the Company is the sole general partner ("FSRT"), acquired two industrial R&D buildings totalling 211,860 square feet located in Fremont, California (the "LAM Buildings") for approximately $25.5 million. FSRT acquired the LAM Buildings from Northport Associates No. 18, a California limited liability company ("Northport Associates"), which is the limited partner of FSRT. Northport Associates contributed to FSRT its fee title equity interests in the LAM Buildings (with an approximate value of $9.3 million) in exchange for 1.625 million limited partnership units in FSRT (the "FSRT Units"). FSRT will assume the existing financing on the LAM Buildings, consisting of approximately $16.2 million of fixed rate, non-recourse loans. FSRT expects to refinance the loans with long-term fixed rate debt to be provided by Midland Commercial Financing Corporation during the fourth quarter. LAM Research occupies both buildings under triple net leases that expire on December 31, 2014, and include two 5-year extensions at the option of the tenant. Current combined annual rent for the LAM Buildings is approximately $2.4 million.

            In addition, the Company contributed to FSRT fee title to the Data General Building in Manhattan Beach, California, which has a net book value of approximately $20.6 million, and will contribute to FSRT approximately $1.3 million in cash to cover transaction and closing costs, including loan prepayment fees. For their contributions, the Company received an approximately 70% ownership interest in FSRT as the general partner, and Northport Associates received an approximately 30% ownership interest in FSRT, after adjustment for payment of closing costs by the Company. The Company may contribute all of its remaining properties to FSRT (the "UPREIT Contribution") at some later date.

            Northport Associates is entitled to distributions from FSRT of $.11 per FSRT Unit, payable quarterly. As of the first calendar quarter that occurs eighteen months after the closing of the acquisition of the LAM Buildings, the distributions shall be increased by 10%, and shall be increased by 10% every year thereafter on the anniversary date of the first increase. The balance of FSRT's cash flow shall be paid to the Company. However, if the Company makes the UPREIT Contribution, the Company has the right to modify the distributions payable to Northport Associates.

            After October 31, 1997, each limited partner of FSRT will have the right to exchange FSRT Units for shares of Series A common stock of the Company. The Company has the option of satisfying the exchange obligation with cash instead of stock. FSRT Units will be exchangeable for shares of Series A common stock of the Company on a one-for-one basis, subject to adjustment for stock splits, stock dividends or similar changes to the Series A common stock.

            The acquisition involves a number of additional terms, including but not limited to: (i) the appointment of two individual partners of Northport Associates to the Company's Board of Directors; (ii) limitation on the ability of FSRT to dispose of or prepay debt secured by the LAM Buildings during certain periods; (iii) provisions that restrict the Northport Associates from transferring shares of Series A common stock received in exchange for FSRT Units except in accordance with applicable securities laws; and (iv) the grant to the Northport Associates of certain registration rights to enable them to resell shares of Series A common stock to the public under certain conditions.

REPURCHASE OF DISSENTING SHARES: On November 1, 1996, the Company purchased all of the remaining "dissenting shares" of Series A common stock arising from the merger of the Company with Franklin Real Estate Income Fund ("FREIF") and Franklin Advantage Real Estate Income Fund ("Advantage") in May 1996. The remaining dissenting shareholder agreed to sell its 634,137 dissenting shares of Series A common stock of FREIF and 1,077,608 dissenting shares of Series A common stock of Advantage for an aggregate purchase price of $8.4 million. After giving effect to the transaction, the total number of shares of Series A common stock outstanding is 12.25 million shares.

Item 7.  Financial Statements and Exhibits

      (a)   Pro Forma Financial Statements
            It is impracticable to provide the required historical financial statements of the acquired properties. The Company will file such statements not more than 60 days after the date of this filing.

      (b)   Historical Financial Statements
            It is impracticable to provide the required historical financial statements of the acquired properties. The Company will file such statements not more than 60 days after the date of this filing.

      (c)   Exhibits

      10.1 Agreement of Limited Partnership of FSRT, L.P. between the Company and Northport Associates No. 18, a California limited liability company, dated as of October 30, 1996.

      10.2 Contribution Agreement dated as of October 30, 1996 between FSRT, L.P., the Company, Northport Associates No. 18, a California limited liability company, and the members of Northport Associates No. 18.

      10.3 Exchange Rights Agreement dated as of October 30, 1996 among the Company, FSRT, L.P., and Northport Assocciates No. 18, a California limited liability company.

      10.4 Registration Rights Agreement dated as of October 30, 1996 among the Company and Northport Associates No. 18, a California limited liability company.





                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:      November 12, 1996                   Franklin Select Realty Trust



                                          By /s/ David P. Goss
                                              David P. Goss
                                              President







                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                                  FSRT, L.P.








                               TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1

      DEFINED TERMS..........................................................1

ARTICLE 2

      ORGANIZATIONAL MATTERS................................................10
      Section 2.1   Organization............................................10
      Section 2.2   Name....................................................10
      Section 2.3   Registered Office and Agent; Principal Office...........11
      Section 2.4   Power of Attorney.......................................11
      Section 2.5   Term....................................................12

ARTICLE 3

      PURPOSE...............................................................12
      Section 3.1   Purpose and Business....................................12
      Section 3.2   Powers..................................................13

ARTICLE 4

      CAPITAL CONTRIBUTIONS.................................................13
      Section 4.1   Capital Contributions of the Partners...................13
      Section 4.2   Issuances of Additional Partnership Interests...........14
      Section 4.3   Preemptive Rights. .....................................17
      Section 4.4   General Partner Additional
                    Capital Contributions and Loans.........................17

ARTICLE 5

      DISTRIBUTIONS AND OTHER ACCOUNTING ISSUES.............................18
      Section 5.1   Distributions...........................................18
      Section 5.2   Amounts Withheld........................................18
      Section 5.3   Distributions Upon Liquidation..........................19
      Section 5.4   Other Distribution Issues...............................19

      ARTICLE 6

            ALLOCATIONS.....................................................20
      Section 6.1   Allocations of Net Income and Net Loss..................20
      Section 6.2   Other Allocations.......................................21

ARTICLE 7

      MANAGEMENT AND OPERATIONS OF BUSINESS.................................21
      Section 7.1   Management..............................................21
      Section 7.2   Certificate of Limited Partnership......................24
      Section 7.3   Tax Consequences........................................25
      Section 7.4   Management Fee and Reimbursement
                    of the General Partner..................................25
      Section 7.5   Outside Activities of the General Partner...............28
      Section 7.6   Contracts with Affiliates...............................28
      Section 7.7   Indemnification.........................................29
      Section 7.8   Liability of the General Partner........................31
      Section 7.9   Other Matters Concerning the General Partner............32
      Section 7.10  Title to Partnership Assets.............................32
      Section 7.11  Reliance by Third Parties...............................33

ARTICLE 8

      RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS............................33
      Section 8.1   Limitation of Liability.................................33
      Section 8.2   Management of Business..................................33
      Section 8.3   Outside Activities of Limited Partners..................34
      Section 8.4   Return of Capital.......................................34
      Section 8.5   Rights of Limited Partners Relating to the Partnership..35
      Section 8.6   No Redemption Right.....................................36

ARTICLE 9

      BOOKS, RECORDS, ACCOUNTING AND REPORTS................................36
      Section 9.1   Records and Accounting..................................36
      Section 9.2   Fiscal Year.............................................36
      Section 9.3   Reports.................................................36

ARTICLE 10

      TAX MATTERS...........................................................37
      Section 10.1  Preparation of Tax Returns..............................37
      Section 10.2  Tax Elections...........................................37
      Section 10.3  Tax Matters Partner.....................................38
      Section 10.4  Organization Expenses...................................39
      Section 10.5  Withholding.............................................39

ARTICLE 11

      TRANSFER AND WITHDRAWALS..............................................40
      Section 11.1  Transfer................................................40
      Section 11.2  Transfer of the General Partner's Partner
                    Interest and Limited
                    Partner Interest........................................41
      Section 11.3  Limited Partners' Rights to Transfer....................41
      Section 11.4  Substituted Limited Partners............................42
      Section 11.5  Assignees...............................................43
      Section 11.6  General Provisions......................................43
      Section 11.7  Restrictions on Transfer................................44

ARTICLE 12

      ADMISSION OF PARTNERS.................................................44
      Section 12.1  Admission of Successor General Partner..................44
      Section 12.2  Admission of Additional Limited Partners................45
      Section 12.3  Amendment of Agreement and
                    Certificate of Limited Partnership......................45

ARTICLE 13

      DISSOLUTION, LIQUIDATION AND TERMINATION..............................46
      Section 13.1  Dissolution.............................................46
      Section 13.2  Winding Up..............................................47
      Section 13.3  Compliance with Timing Requirements of Regulations......48
      Section 13.4  Deemed Distribution and Recontribution..................48
      Section 13.5  Rights of Limited Partners..............................49
      Section 13.6  Notice of Dissolution...................................49
      Section 13.7  Termination of Partnership and
                    Cancellation of Certificate of
                    Limited Partnership.....................................49
      Section 13.8  Reasonable Time for Winding-Up..........................49
      Section 13.9  Waiver of Partition.....................................49

ARTICLE 14

      AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS..........................50
      Section 14.1  Amendments..............................................50
      Section 14.2  Meetings of the Partners................................51

ARTICLE 15

      GENERAL PROVISIONS....................................................52
      Section 15.1  Addresses and Notices...................................52
      Section 15.2  Titles and Captions.....................................52
      Section 15.3  Pronouns and Plurals....................................53
      Section 15.4  Further Action..........................................53
      Section 15.5  Binding Effect..........................................53
      Section 15.6  Creditors...............................................53
      Section 15.7  Waiver..................................................53
      Section 15.8  Counterparts............................................53
      Section 15.9  Applicable Law..........................................53
      Section 15.10  Invalidity of Provisions...............................54
      Section 15.11  Entire Agreement.......................................54
      Section 15.12  No Rights as Shareholders..............................54
      Section 15.13  Agreements Read Together...............................54









                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                                  FSRT, L.P.

      THIS AGREEMENT OF LIMITED PARTNERSHIP OF FSRT, L.P. (this
"Agreement"), dated as of October 30, 1996 (the "Effective Date"), is entered into by and among Franklin Select Realty Trust, a California corporation, as the general partner (the "General Partner"), and the "Limited Partners" (as defined below) whose names are set forth on EXHIBIT "A" as attached hereto (as it may be amended from time to time), collectively as the Limited Partners.

      WHEREAS, the General Partner and the Limited Partners desire that this limited partnership be a Delaware limited partnership (the "Partnership") pursuant to this Agreement and the "Act" (as hereinafter defined);

      WHEREAS, the General Partner and the Limited Partners desire to make certain capital contributions in connection with entering into this Agreement, all in the amounts and on the terms herein set forth;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                 DEFINED TERMS

      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

      Section 1.1 "ACT" means the Delaware Revised Uniform Limited Partnership Act, Delaware Code, Title Six, Chapter 17, as it may be amended from time to time, and any successor to such statute.

      Section 1.2 "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to SECTION 4.2 hereof and who is shown as such on the books and records of the Partnership.

     Section 1.3 "ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each Partnership taxable year: (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      Section 1.4 "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership taxable year.

      Section 1.5 "ADJUSTED PROPERTY" means any property, the Carrying Value of which has been adjusted pursuant to EXHIBIT "C" hereof. Once an Adjusted Property is deemed distributed by, and re-contributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to EXHIBIT "C" hereof.

      Section 1.6 "AFFILIATE" means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii) and (iii) above.

      Section 1.7 "AGREED VALUE" means: (i) in the case of any Contributed Property set forth on EXHIBIT "D" , the Agreed Value of such property as of the time of contribution, as set forth in EXHIBIT "D"; (ii) in the case of any Contributed Property not set forth in EXHIBIT "D ", the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

      Section 1.8 "AGREEMENT" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

      Section 1.9 "ASSIGNEE" means a Person to whom one or more Partnership Units of one or more Limited Partners have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in SECTION 11.5.

     Section 1.10"AVAILABLE CASH" means, with respect to any period for which such calculation is being made, all cash receipts of the Partnership during that period (including cash Capital Contributions and sales and refinancing proceeds other than Terminating Capital Transactions), PLUS the amount of any reduction in Partnership reserves previously established pursuant to CLAUSE (IV) below, LESS the sum of the following amounts:

      (i) All payments of principal and interest on any indebtedness of the Partnership during that period;

      (ii) capital expenditures and investments made by the Partnership during such period;

      (iii) All payments during the period for carrying costs, operating costs or other expenses incurred incident to the operation of the business of the Partnership and in accordance with the terms of this Agreement, whether or not deducted in determining Net Income or Net Loss; and

      (iv) Reasonable reserves incident to the conduct of the business of the Partnership, as determined by the General Partner.

      Notwithstanding the foregoing, Available Cash shall not include any cash received or reduction in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

      Section 1.11 "BOOK-TAX DISPARITIES" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to EXHIBIT "B" and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

      Section 1.12 "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by law to close.

      Section 1.13 "CAPITAL ACCOUNT" means the Capital Account maintained for a Partner pursuant to EXHIBIT "B " hereof.

     Section 1.14 "CAPITAL CONTRIBUTION" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property (which may include cash and cash equivalents) which such Partner contributes or is deemed to contribute to the Partnership pursuant to SECTION 4.1, 4.2 or 4.4 hereof.

     Section 1.15" CARRYING VALUE" means: (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners' Capital Accounts following the contribution of or adjustment with respect to such Property; and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with EXHIBIT "B" hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

      Section 1.16 "CERTIFICATE" means a Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

      Section 1.17 "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provisions of future law.

      Section 1.18 "COMBINED NET VALUES" means the sum of the Franklin REIT Net Value and the Northport Property Net Value.

      Section 1.19 "CONSENT" means the consent or approval of a proposed action by a Partner given in accordance with SECTION 14.2 hereof.

      Section 1.20 "CONTRIBUTED PROPERTY" means each property or other asset, in such form as may be permitted by the Act (but excluding cash), contributed or deemed contributed to the Partnership (including deemed contributions to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to EXHIBIT "B" hereof, such property shall no longer constitute a Contributed Property for purposes of EXHIBIT "B" hereof, but shall be deemed an Adjusted Property for such purposes.

      Section 1.21 "CONTRIBUTION AGREEMENT" means that certain Contribution Agreement by and among the General and the Limited Partners, among others, providing for the formation of this Partnership and the contributions of cash and/or other assets by the General Partner and the Northport Property by the Limited Partners.

      Section 1.22 "CLOSING" shall have the meaning set forth in the Contribution Agreement.

      Section 1.23 "DEPRECIATION" means, for each taxable year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; PROVIDED, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

     Section 1.24 "EXCHANGE RIGHTS AGREEMENT" means that certain Exchange Rights Agreement entered into concurrently herewith by and between the Partnership, the General Partner, and the Limited Partners, among others.

      Section 1.25 "FRANKLIN REIT GROSS ASSETS" shall mean the Data General property described in Exhibit 1.17 to the Contribution Agreement, the Real Property and Personal Property (as those terms are defined in the Contribution Agreement) relating to the Data General property and the other assets reflected on the books of the General Partner that relate to the Data General property or this transaction, including without limitation cash and cash equivalents, capitalized Lam Building acquisition expenses, commissions, closing costs, prepaid expenses, accounts receivable, deferred rent receivable, unamortized leasing commissions and deferred loan costs.

      Section 1.26 "FRANKLIN REIT DEPRECIATED ASSET VALUE" means the depreciated net book value of the Franklin REIT Gross Assets on the Closing.

      Section 1.27 "FRANKLIN REIT NET VALUE" shall mean the Franklin REIT Depreciated Asset Value reduced by an amount equal to all liabilities reflected on the books of the General Partner that relate to the Data General property or this transaction on the Closing, including without limitation notes payable, security deposits, prepaid rent, taxes payable, and other accrued liabilities.

      Section 1.28 "GENERAL PARTNER INTEREST" means a Partnership Interest held by the General Partner, in its capacity as General Partner. A General Partner Interest may, but need not, be expressed as a number of Partnership Units.

      Section 1.29 "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

     Section 1.30 "INCAPACITY" or "INCAPACITATED" means: (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); (vi) as to any limited liability company or limited liability partnership which is a Partner, the dissolution and commencement of winding up the limited liability company or limited liability partnership; or (vii) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when: (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in CLAUSE (B) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect which has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator which has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in CLAUSE (G) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

      Section 1.31 "INDEMNITEE" means any Person made a party to a proceeding by reason of (i) his status as the General Partner, or as a director, officer, employee, partner, agent, representative or Affiliate of the General Partner, or
(ii) his or its liabilities pursuant to a loan guarantee or otherwise for or as a result of any indebtedness or obligation of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness or obligation which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to).

      Section 1.32 "LIMITED PARTNER" means any Person named as a Limited Partner on EXHIBIT "A" attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner of the Partnership. If there is more than one Limited Partner, "Limited Partners" means the Limited Partner membership collectively.

      Section 1.33 "LIMITED PARTNER INTEREST" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

      Section 1.34 "LIQUIDATING EVENT" has the meaning set forth in SECTION
13.1.

      Section 1.35 "LIQUIDATOR" has the meaning set forth in SECTION 13.2.

      Section 1.36 "NET INCOME" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period that are to be reflected in the Partners' Capital Accounts, determined in accordance with federal income tax accounting principles and EXHIBIT "B".

      Section 1.37 "NET LOSS" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period that are to be reflected in the Partners' Capital Accounts, determined in accordance with federal income tax accounting principles and EXHIBIT "B".

      Section 1.38 "NONRECOURSE BUILT-IN-GAIN" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to SECTION 2.B. of EXHIBIT "C " if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

      Section 1.39 "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

      Section 1.40" NONRECOURSE LIABILITY" has the meaning set forth in Regulations Section 1.752-1(a)(2).

      Section 1.41" NORTHPORT PROPERTY" shall have the meaning set forth in the Contribution Agreement.

      Section 1.42 "NORTHPORT PROPERTY NET VALUE" means $25.5 Million minus the principal amount of the Secured Debt on the Closing..

      Section 1.43 "PARTNER" means a General Partner or a Limited Partner, and "PARTNERS" means the General Partner and the Limited Partners collectively.

      Section 1.44 "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

      Section 1.45 "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b)(4).

      Section 1.46 "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

      Section 1.47 "PARTNERSHIP" means the limited partnership formed under this Agreement and any successor thereto.

      Section 1.48 "PARTNERSHIP INTEREST" means an ownership interest in the Partnership by either a Limited Partner or the General Partner, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may, but need not, be expressed as a number of Partnership Units.

      Section 1.49 "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     Section 1.50 "PARTNERSHIP PAYMENT DATE" means, in the case of distributions made pursuant to SECTION 5.1 hereof with respect to a calendar quarter, the date that is fifteen days following the end of the calendar quarter; provided however, that should such date fall on a weekend or legal holiday, the Partnership Payment Date shall be the first Business Day following such weekend or legal holiday.

      Section 1.51"PARTNERSHIP UNIT" means a fractional undivided share of the Partnership Interests. The number of Partnership Units outstanding in the hands of the Limited Partners are set forth in EXHIBIT "A" attached hereto, as such Exhibit may be amended from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities. If the General Partner elects to evidence the Partnership Units with a certificate, such certificate may be imprinted with a legend setting forth such restrictions placed on the units as specified in this Agreement and such restrictions will be binding upon all holders of the certificate along with the terms and conditions set forth in this Agreement.

      Section 1.52 "PARTNERSHIP YEAR" means the fiscal year of the Partnership, which shall be the calendar year.

      Section 1.53 "PERCENTAGE INTEREST" means, as to a Partner, its interest in the Partnership as specified in EXHIBIT "A" attached hereto, as such Exhibit may be amended from time to time.

      Section 1.54 "PERSON" means an individual or a corporation, partnership, trust, limited liability company, unincorporated organization, association or other entity.

      Section 1.55 "RECAPTURE INCOME" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

      Section 1.56 "REGULATIONS" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      Section 1.57 "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement entered into concurrently herewith by and between the General Partner and the Limited Partners, among others.

      Section 1.58 "REIT" means a real estate investment trust under Section 856 of the Code.

      Section 1.59 "REIT SHARE" shall mean a share of Class A common stock of the General Partner, without par value.

      Section 1.60 "RESIDUAL GAIN" or "RESIDUAL LOSS" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to SECTION 2.B.(1)(A) or 2.B.(2)(A) of EXHIBIT "C " to eliminate Book-Tax Disparities.

      Section 1.61 "704(C) VALUE" of any Contributed Property means the value of such property as of the time of its contribution to the Partnership, as set forth in EXHIBIT "D", or if no value is set forth in EXHIBIT "D", the fair market value of such property or other consideration at the time of contribution, as determined by the General Partner using such reasonable method of valuation as it may adopt; PROVIDED, HOWEVER, that the 704(c) Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with EXHIBIT "B" hereof. Subject to SECTION
10.2 and Exhibit "B" hereof, the General Partner shall, in its sole and absolute discretion, exercised in good faith, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

      Section 1.62 "SECURED DEBT" shall have the meaning set forth in the Contribution Agreement.

      Section 1.63 "SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities, or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.

      Section 1.64 "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a substituted Limited Partner to the Partnership pursuant to SECTION 11.4.

      Section 1.65 "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

      Section 1.66"UNREALIZED GAIN" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under EXHIBIT "B" hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to EXHIBIT "B" hereof) as of such date.

      Section 1.67"UNREALIZED LOSS" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to EXHIBIT "B" hereof) as of such date, over (ii) the fair market value of such property (as determined under EXHIBIT "B" hereof) as of such date.

                                   ARTICLE 2

                            ORGANIZATIONAL MATTERS

      Section 2.1 ORGANIZATION

      The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

      Section 2.2 NAME

      The name of the Partnership shall be FSRT, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner, in its sole and absolute discretion exercised in good faith, may change the name of the Partnership at any time and from time to time, and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

      Section 2.3 REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE

      The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal office of the Partnership shall be c/o Franklin Select Realty Trust, 1800 Gateway Drive, San Mateo, California 94404, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

      Section 2.4 POWER OF ATTORNEY

      A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

            (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatement thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, ARTICLE 11, 12 or 13 hereof or the Capital Contribution of any Partner; (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interest; and (f) any and all financing statements, continuation statements and other documents necessary or desirable to create, perfect, continue or validate the security interest granted by a Limited Partner pursuant to SECTION 10.5 of this Agreement or to exercise or enforce the Partnership's rights with respect to such security interest; and

        (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion, exercised in good faith, of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion exercised in good faith, of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with ARTICLE 14 hereof or as may be otherwise expressly provided for in this Agreement.

      B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. As between the Partnership and an independent third party, each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses against such independent third party which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney in accordance with the provisions of this Agreement. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within twenty-one (21) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

      Section 2.5 TERM

      The term of the Partnership commenced on the Effective Date and shall continue until December 31, 2096, unless the Partnership is dissolved sooner pursuant to the provisions of ARTICLE 13 or as otherwise provided by law.

                                   ARTICLE 3

                                    PURPOSE

      Section 3.1 PURPOSE AND BUSINESS

      The purpose and nature of the business to be conducted by the Partnership is: (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; PROVIDED, HOWEVER, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership; (ii) to acquire, hold, own, operate, manage, and otherwise deal with (either directly or through a subsidiary) real and personal property of all kinds; (iii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing; and (iv) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner's right, in its sole and absolute discretion, exercised in good faith, to cease qualifying as a REIT, the Partners acknowledge the General Partner's current status as a REIT inures to the benefit of all of the Partners and not solely the General Partner.

      Section 3.2 POWERS

      The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; PROVIDED, HOWEVER, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion exercised in good faith: (I) could adversely affect the ability of the General Partner to continue to qualify as a REIT; (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code; or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                   ARTICLE 4

                             CAPITAL CONTRIBUTIONS

      Section 4.1 CAPITAL CONTRIBUTIONS OF THE PARTNERS

      A. Concurrently with the Closing, the General Partner shall contribute to the Partnership the cash and other assets described and in accordance with the terms, provisions, and conditions of the Contribution Agreement. Additional Capital Contributions shall be made by the General Partner in accordance with this Agreement.

      B. Concurrently with the Closing, the Limited Partners shall transfer, assign, convey, and deliver all right, title, and interest in and to the real properties, improvements, and other assets as described and in accordance with the terms, provisions, and conditions of the Contribution Agreement, and such shall constitute the Capital Contribution of the Limited Partners to the Partnership.

      By executing and delivering this Agreement, the Partners hereby acknowledge and agree that the aggregate Capital Contributions of the Limited Partners shall be determined in accordance with the terms and provisions of the Contribution Agreement.

      In consideration of their Capital Contributions, the Partners shall receive Percentage Interests (and in the case of the Limited Partners, such Percentage Interests shall also be expressed in Partnership Units), in the amounts set forth on EXHIBIT "A". The Percentage Interests shall be adjusted in EXHIBIT "A" from time to time by the General Partner to the extent necessary to reflect accurately redemptions, additional Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar or other events having an effect on any Partner's Percentage Interest. Except as provided hereinabove and as expressly provided in SECTIONS 4.4, and 10.5, the Partners shall have no obligation whatsoever to make any additional or further Capital Contributions, loans, or advances of any kind to the Partnership, or to in any way finance the operation of the Partnership or any of the debt or obligations of the Partnership.

      C. Except as provided in SECTION 13.3 of this Agreement and as otherwise expressly provided herein, the Capital Contribution of each Partner will be returned to that Partner only in the manner and to the extent provided in
ARTICLE 5 and ARTICLE 13 hereof, and no Partner may withdraw from the Partnership or otherwise have any right to demand or receive the return of its Capital Contribution to the Partnership. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash, except as specifically provided herein. No Partner shall be entitled to interest on any Capital Contribution or Capital Account. The General Partner shall not be liable for the return of any portion of the Capital Contribution of any Limited Partner, and the return of such Capital Contributions shall remain solely from partnership assets.

      D. Except as provided in SECTION 10.5 or under the Act, no Limited Partner shall have any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership. Except as provided in this ARTICLE 4, no Limited Partner shall be required to make any contributions to the capital of the Partnership.

      Section 4.2 ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS

      A. The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the General Partner) or other Persons additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designation, preferences and relative, participating, optional or other special rights, powers and duties, including, rights, powers and duties senior to the Limited Partners.

     B. Subject to the foregoing, the rights, privileges, benefits, burdens, and restrictions relating to any such additional Partnership Units or Partnership Interests provided for in SECTION 4.2A above, shall be determined by the General Partner in its sole and absolute discretion, exercised in good faith (but without creating different priorities as between the Limited Partner Interests and the General Partner Interests received by the General Partner and the Limited Partners in connection with the contributions provided for under the Contribution Agreement), subject to Delaware law, including, without limitation:
(i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership. Notwithstanding anything stated to the contrary, no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner, as the General Partner, or a Limited Partner, or to an Affiliate of either the General Partner or the Limited Partner, unless the additional Partnership Interests are issued for a fair economic consideration determined at the time of or within ninety
(90) days prior to the issuance, or unless the issuance of such additional Partnership Interests is otherwise permitted under the terms and provisions of this Agreement.

      C. With regard to such issuances provided for in this SECTION 4.2, the General Partner may in its sole and absolute discretion exercised in good faith, but shall not be required, to obtain a determination by an independent investment banker or financial advisor that the consideration paid or proposed to be paid by the General Partner of a new or existing Limited Partner is a fair economic consideration, or is otherwise fair from a financial point of view, to the Partnership. In the event such a determination is obtained by the General Partner, the Partners agree that such determination shall be conclusive and binding upon all parties hereto for all purposes, and shall constitute a conclusive, non-rebuttable presumption that the consideration so paid represented fair consideration and that the action taken by the General Partner was in good faith and proper action by the General Partner for all purposes under this Agreement.

      D. The Limited Partners expressly acknowledge that, in addition to the actions that may be taken by the General Partner in accordance with this SECTION 4.2, the General Partner may, from time to time, issue capital stock or other securities in the General Partner for consideration it believes to be fair economic consideration, and that such issuance, may affect the Limited Partners' investment in the Partnership as well as other rights the Limited Partners may have acquired in connection with the transactions entered into on or about the time the Limited Partners entered into this Agreement, including without limitation the Exchange Rights Agreement. The Limited Partners agree that the General Partner shall not be liable for any damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such actions, provided that the General Partner has acted in good faith. In connection therewith, the General Partner may, but shall not be required to, obtain a determination similar to the determination described in SECTION 4.2C above in connection with a transaction described in this Section. If obtained, the Limited Partners agree that such a determination shall be conclusive and binding upon all parties hereto for all purposes, and shall constitute a conclusive, non-rebuttable presumption that the consideration so paid represented fair consideration and that the action taken by the General Partner was in good faith and proper action.

     E. In addition to the other rights set forth in this SECTION 4.2, and subject to the obligations of the General Partner to the "Northport Parties," as that term is defined in the Contribution Agreement, the General Partner shall be authorized at any time, in its sole and absolute discretion exercised in good faith, and without the need for any vote, consent or approval from, or consultation with, any Limited Partner, and further without the need for any appraisal, valuation, or any other analysis or evaluation of any property, assets, rights, debts, liabilities, obligations, claims, title, encumbrances, or any other matters of any sort from any person, to contribute, assign, convey, and transfer all, but not less than all, of the General Partner's rights, title, claims, interest, debts, duties, liabilities, and obligations, in, to, and relating to all, but not less than all, of the General Partner's assets, properties, debts, liabilities, and obligations (excluding the General Partner's rights, title, claims, interests, debts, duties, liabilities, and obligations in, to, and relating to its interest in the Partnership, and also excluding same as such relates to any other entity in which the General Partner has an interest but which does not own a direct or indirect interest in real property) to the Partnership (the "UPREIT Contribution"). In exchange therefor, the Partnership shall immediately issue to the General Partner (A) that number of Partnership Units equal to the number of the outstanding shares of common stock of the General Partner at the time of the UPREIT Contribution, and (B) options, warrants, and other rights to acquire additional Partnership Units in the Partnership and other securities of the Partnership on an equivalent basis to, and on the same terms and conditions as, all options, warrants, and other rights and securities issued and then outstanding, or thereafter issued, with regard to any shares of capital stock or other securities of any kind of the General Partner ("General Partner Security Rights"), which shall evidence the General Partner's entire Partnership Interest. In addition, it is the intention of the parties that following the UPREIT Contribution, the Limited Partners' percentage interest in the Partnership shall be equal to the percentage interest which the Limited Partners would own in the General Partner had the Limited Partners then exercised their rights and received common stock of the General Partner under the Exchange Rights Agreement, and therefore, at such time, each Limited Partner's number of Partnership Units shall be adjusted upward or downward, as the case may be, to equal the number of shares of common stock of the General Partner such Limited Partner would have received had it exercised its rights and received common stock of the General Partner under the Exchange Rights Agreement at the time of the UPREIT Contribution (assuming for this purpose that the "No Exchange Period," as that term is used in the Exchange Rights Agreement, had expired prior to the time of the UPREIT Contribution). Upon the UPREIT Contribution, the General Partner shall have the right to amend and restate this Agreement without the consent of any Limited Partner in order convert the Partnership into an "UPREIT" operating partnership, with terms similar to UPREIT operating partnerships of the same size and market segment as the Partnership, whether or not any such amendment would affect the amount, priority, or timing of distributions (including without limitation SECTIONS 5.1A. and SECTION 5.1D., or allocation of Net Income, Net Loss, gross income or any other items, to any of the Limited Partners; provided however nothing contained in any such amended or restated agreement shall modify or in any way affect or limit the rights of any Limited Partner to receive any distribution under SECTION 5.1A that has become payable, or allocation of Net Income or Loss, gross income or any other items that accrue prior to the time of the UPREIT Contribution. If a Partnership Payment Date occurs after the UPREIT Contribution and the Partnership operated under this Agreement (prior to amendment or restatement) for the entire calendar quarter prior to the UPREIT Contribution, the full distribution of Available Cash under SECTION 5.1A for such calendar quarter shall be paid to the Limited Partners pursuant this Agreement. With respect to the calendar quarter in which the UPREIT Contribution is made, an amount equal to the Available Cash such Limited Partner would have been entitled to receive pursuant to SECTION 5.1 for the entire calendar quarter under this Agreement (prior to amendment or restatement), multiplied by a fraction, the numerator of which is the number of days in the calendar quarter (based on three 30-day months) prior to the UPREIT Contribution and the denominator of which is 90, shall be paid in accordance with SECTION 5.1 of this Agreement (prior to amendment or restatement).

      F. On or after the General Partner exercises its rights under SECTION 4.2E., upon the exercise by any holder of any General Partner Security Rights and the General Partner's issuance of its securities to the exercising party with respect thereto, or the issuance of any other General Partner Security Rights, the General Partner promptly shall contribute to the Partnership any consideration received upon such exercise (net of all costs, fees, expenses, and commissions relating thereto), and the Partnership shall thereupon issue to the General Partner an equivalent number of Partnership Units (in the case of issuances by the General Partner of shares of its common stock) or an equivalent number of other interests in the Partnership which have parallel and comparable rights and privileges to the rights and privileges of the securities issued by the General Partner.

      Section 4.3 PREEMPTIVE RIGHTS. No Person shall have any preemptive, preferential or other similar right with respect to: (i) additional Capital Contributions or loans to the Partnership; or (ii) the sale of the Partnership; or (iii) issuance or sale of any Partnership Units or other Partnership Interests.

      Section 4.4 GENERAL PARTNER ADDITIONAL CAPITAL CONTRIBUTIONS AND LOANS.

      A. Except as provided in SECTION 4.4B. below, the General Partner and its Affiliates shall have the right, but not the obligation, to make additional Capital Contributions, loans and advances to the Partnership. With respect to loans and advances, the General Partner and its Affiliates shall be treated as a third party lender to the Partnership (with all attendant rights, privileges, and remedies) to the extent that it does so. Loans and advances, if any, funded by the General Partner or its Affiliates shall be on commercially competitive terms, comparable to similar loans and advances made by unrelated third party institutional lenders; and, if institutional lenders would not regularly make such loans or advances, then terms for a comparable loan or advance described by any unrelated third party loan broker upon request by the General Partner shall be conclusively presumed to be commercially competitive and comparable to similar loans and advances made by unrelated third parties for purposes of this Agreement.

      B. The General Partner shall be obligated to contribute or loan to the Partnership the amount necessary to increase Available Cash to a level that enables the Partnership to make the distributions set forth in SECTION 5.1A on each payment date set forth in SECTION 5.1A.

                                   ARTICLE 5

                   DISTRIBUTIONS AND OTHER ACCOUNTING ISSUES

      Section 5.1 DISTRIBUTIONS.

      The General Partner shall distribute to the Partners at least quarterly on the Partnership Payment Date an amount equal to 100% of Available Cash as follows:

      A. First, to each Limited Partner listed on EXHIBIT "A" , an amount equal to $.11 per Unit; and

      B.    Thereafter to the General Partner.

      C. If a Limited Partner transfers any of his or her Partnership Units in accordance with this Agreement after the Effective Date, the amount referred to in SECTION 5.1A shall be paid to the Person who was the holder of the Unit(s) on the Partnership Payment Date.

      D. For the first calendar quarter after the Effective Date, the amount referred to in SECTION 5.1A shall be reduced to an amount equal to the amount described, multiplied by a fraction, the numerator of which is the number of days from the Effective Date to the end of the calendar quarter (based on 30-day months) and the denominator of which is 90.

      E. The amount referred to in SECTION 5.1A shall be increased by ten percent (10%) as of the first calendar quarter that occurs eighteen months after the Effective Date and shall be further increased by ten percent (10%) every year thereafter on the anniversary date of the first calendar quarter increase. By way of example, if the Effective Date is October 15, 1996, the amount in
SECTION 5.1A shall be increased by 10% for the quarterly distribution to be made on the Partnership Payment Date occurring after the second calendar quarter of 1998 and shall be increased by 10% each year thereafter for the Partnership Payment Date occurring after the second calendar.

      Section 5.2 AMOUNTS WITHHELD

      All amounts withheld pursuant to the Code or any provisions of any state or local tax law and SECTION 10.5 hereof with respect to any payment or distribution to the Partners or Assignees shall be treated as amounts distributed to the Partners or Assignees pursuant to SECTION 5.1 for all purposes under this Agreement.

      Section 5.3 DISTRIBUTIONS UPON LIQUIDATION

      Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with SECTION 13.2.

      Section 5.4 OTHER DISTRIBUTION ISSUES.

      A. In addition to distributions pursuant to SECTION 5.1, with respect to any Limited Partner from whom the General Partner receives an Exchange Exercise Notice to exercise Rights in accordance with the provisions of the Exchange Rights Agreement for which the General Partner elects to pay the Cash Exchange Price pursuant to the terms thereof, the General Partner shall cause the Partnership to distribute to such Limited Partner, with respect to the Partnership Units for which the Cash Exchange Price is paid, the following amounts (which amounts shall be distributed on the Partnership Payment Date corresponding to the applicable calendar quarter): (i) if a Partnership Payment Date occurs after the Cash Exchange Price is paid and the Limited Partner owned such Partnership Units for the entire calendar quarter prior to the Partnership Payment Date, an amount equal to a full pro rata share of any Available Cash such Limited Partner would have been entitled to receive pursuant to SECTION 5.1 had such Limited Partner held such Partnership Units on the Partnership Payment Date; and (ii) in all cases (including cases to which clause (i) applies), with respect to the calendar quarter in which the Cash Exchange Price is paid, an amount equal to the Available Cash such Limited Partner would have been entitled to receive pursuant to SECTION 5.1 had such Limited Partner held such Partnership Units on the Partnership Payment Date occurring during the succeeding calendar quarter in which the Cash Exchange Price is paid, multiplied by a fraction, the numerator of which is the number of days in the preceding calendar quarter (based on three 30-day months) that the Limited Partner held such Partnership Units and the denominator of which is 90.

      B. Notwithstanding any other provision in this Agreement, from time to time and at such times as the General Partner shall determine, and prior to any determination or distribution of Available Cash pursuant to SECTION 5.1, there shall be distributed to the General Partner from the revenues, proceeds or other funds of the Partnership, an amount equal to any expenses to be reimbursed to the General Partner hereunder to the extent not paid or payable by the General Partner from cash distributions which the General Partner has received directly from a subsidiary of the General Partner on account of any interest in the subsidiary which it holds directly or through a wholly-owned subsidiary (as opposed to through the Partnership).

      C. If the Partnership issues Partnership Interests in accordance with other provisions of this Agreement, the distribution priorities set forth in
SECTION 5.1 shall be amended, as necessary, to reflect the distribution priority of such Partnership Interests; provided however that, except as provided in
SECTION 4.2E., no distribution shall have a higher priority than a distribution to which a Limited Partner is entitled under SECTION 5.1A without the consent of the affected Limited Partner.

                                   ARTICLE 6

                                  ALLOCATIONS

      Section 6.1 ALLOCATIONS OF NET INCOME AND NET LOSS

      For purposes of maintaining the Capital Accounts and in determining the rights of the General and Limited Partners among themselves, the Partnership's items of income, gain, loss and deduction shall be computed and allocated among the General and Limited Partners in each taxable year (or portion thereof) as provided in this ARTICLE 6.

      A.    Net Loss for a particular period shall be allocated as follows:

            (1) First 100% to the General Partner, until the amount of Net Loss allocated under this SECTION 6.1A(1) equals the aggregate amount of all gross income theretofore allocated pursuant to SECTION 6.1C.

            (2) Second, to the Partners that have previously been allocated Net Income pursuant to SECTION 6.1B in amounts and among such Partners in the reverse order (and in the corresponding amounts) of all Net Income previously allocated to them until the amount of Net Loss allocated pursuant to this
SECTION 6.1A(2) equals the aggregate amount of all Net Income theretofore allocated pursuant to SECTION 6.1B.

            (3) Third, to the General and Limited Partners in proportion to and to the extent of their positive Adjusted Capital Account balances, if any.

            (4)   Fourth, to the General Partner.

      B.    Net Income for a particular period shall be allocated as follows:

            (1) First, to the Partners that have previously been allocated Net Loss pursuant to SECTION 6.1A in amounts and among such Partners in the reverse order (and in the corresponding amounts) of all Net Loss previously allocated to them until the amount of Net Income allocated pursuant to this SECTION 6.1B(1) equals the aggregate amount of all Net Loss theretofore allocated pursuant to
SECTION 6.1A.

            (2) Second, to the Limited Partners in proportion to their respective Partnership Interests until the aggregate Net Income allocated pursuant to this SECTION 6.1B(2) for the current taxable period and all previous taxable periods equals ninety percent (90%) of the aggregate amount of Available Cash distributed to the Limited Partners pursuant to SECTION 5.1A.

            (3)   Thereafter, to the General Partner.

      C. In the event a Limited Partner's distributive share of taxable income is greater than such Limited Partner's distributive share of Net Income (calculated before application of this SECTION 6.1C), gross income in the amount of such excess shall be specially allocated from such Limited Partner to the General Partner.

      Section 6.2 OTHER ALLOCATIONS . Any gain allocated to the General Partner and the Limited Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to EXHIBIT "C", be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                                   ARTICLE 7

                     MANAGEMENT AND OPERATIONS OF BUSINESS

      Section 7.1 MANAGEMENT

      A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a General Partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in SECTION 3.2 hereof and to effectuate the purposes set forth in SECTION 3.1 hereof, including without limitation (but in all cases subject to the terms of this Agreement):

            (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders in amounts sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

            (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

            (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity;

            (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership and/or the General Partner) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries, the holding of any real, personal and mixed property of the Partnership in the name of the Partnership or in the name of a nominee or trustee and the creation, by grant or otherwise, of easements or servitude;

            (5) the management, operation, leasing, collection of rents, marketing, landscaping, repair, alteration, renovation, rehabilitation, demolition or improvement of the Northport Property or any other real property or improvements owned by the Partnership or any subsidiary of the Partnership and the performance of any and all other acts necessary or appropriate to the operation of the Northport Property, including, without limitation, applications for rezoning or objections to rezoning of the Northport Property;

            (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including, without limitation, the execution and delivery of leases on behalf of or in the name of the Partnership, contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

            (7) the opening and closing of bank accounts, the investment of Partnership funds in securities, certificates of deposit and other instruments, and the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

            (8) the holding, managing, investing and reinvesting cash and other assets of the Partnership;

            (9) the collection and receipt of revenues and income of the Partnership;

            (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring (whether or not any of the foregoing are also employed by, consultants to, independent contractors for, or otherwise do business with the General Partner or its Affiliates in related or unrelated matters);

            (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate (whether or not such is done as part of a group, combined or other policy or policies under which the Partnership and the General Partner (or its Affiliates) are also insured, so long as the General Partner fairly allocates the expense thereof among the covered parties);

            (12) the formation of, or acquisition of an interest in, and the contribution of some or all of property (or any part thereof or interest therein) to, any further limited or General Partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

            (13) the control of any and all matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute, resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the identification of any Person against liabilities and contingencies to the extent permitted by law and consistent with the terms of this Agreement, including in each and all of the foregoing instances any such matter or thing in which the General Partner or its Affiliates have a direct interest;

            (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including without limitation, the contribution or loan of funds by the Partnership to such Persons);

            (15) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

            (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

            (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

            (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

            (19) the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

            (20) the issuance of additional Partnership Units or Partnership Interests, as appropriate, in connection with Capital Contributions by Additional Limited Partners and additional Capital contributions by Partners pursuant to ARTICLE 4 hereof.

      B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

      C. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion exercised in good faith, deems appropriate and reasonable from time to time.

      Section 7.2 CERTIFICATE OF LIMITED PARTNERSHIP

      The General Partner has filed the Certificate with the Secretary of State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of
SECTION 8.5A.(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

      Section 7.3 TAX CONSEQUENCES

      Except as provided in this Agreement or the Contribution Agreement, in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under this Agreement and in accordance with the terms hereof.

      Section 7.4 MANAGEMENT FEE AND REIMBURSEMENT OF THE GENERAL PARTNER

     A. Except as provided below, the General Partner and/or its Affiliates shall have the right, but not the obligation, in the sole and absolute discretion, exercised in good faith, of the General Partner, to perform all or any of the property management and asset management services ("Advisory Services") on account of the property owned or managed by the Partnership. If the General Partner elects to so perform, or to have an Affiliate so perform the Advisory Services, then the General Partner or its Affiliate shall be reimbursed expenses and otherwise compensated therefor by the Partnership in amounts determined by the General Partner, in its good faith discretion, to be comparable to amounts which would be charged by reputable unrelated third party property management and advisory service companies which have substantial experience in performing such services for properties of the type owned or managed by the Partnership for institutional owners with portfolios under management which are substantially similar in size, nature, and condition of property owned or managed by the Partnership. The Limited Partners agree that any of the arrangements set forth in this SECTION 7.4A, or any other arrangements with the General Partner or its Affiliates that are substantially similar to the arrangements set forth in this SECTION 7.4A, shall be deemed conclusively to satisfy the foregoing requirements. It is agreed that the Northport Property shall be managed for a period of two (2) years after the Effective Date by Cupertino Capital pursuant to a Management Agreement to be entered into between the Partnership and Cupertino Capital, substantially in the form set forth in EXHIBIT "7.00" to the Contribution Agreement. Thereafter, the Northport Property will be managed in the manner in which the General Partner, in its sole and absolute discretion, exercised in good faith, decides. It is further agreed that the property being contributed by the General Partner shall be managed by Continental Property Management Company upon terms substantially similar to the terms of other management contracts between the General Partner and Continental Property Management Company. It is further agreed that the General Partner or its Affiliates may charge an annualized advisory fee of one-half of one percent (0.5%) of gross the real estate assets, defined generally as the book value of such assets before depreciation. The reimbursements and fees payable to the General Partner or its Affiliates under this SECTION shall be paid no less frequently than in quarterly installments, in the case of the advisory fee, and monthly payments, in the case of all other reimbursements and fees. If and to the extent any reimbursements to the General Partner are determined for federal income tax purposes not to constitute payment of expenses of the Partnership, the amount so determined shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated as distributions by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing Capital Account balances. Except as provided in this SECTION 7.4A and elsewhere in this Agreement (including the provisions of ARTICLES 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as General Partner of the Partnership.

      B. The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion exercised in good faith, for all expenses that it incurs relating to the ownership and operation of, or for the benefit of, the Northport Property, the Partnership or any of its assets. After (but not before) consummation of the transactions described in SECTION 4.2E of this Agreement as a result of which the assets of the General Partner are conveyed to the Partnership and distributions are made pro rata in relation to Partnership Units, such reimbursement shall include reimbursement to the General Partner for all general and administrative costs, fees, and expenses incurred by the General Partner due to its status as a public company, a qualified real estate investment trust, or otherwise, and any and all other expenses incurred by the General Partner for any matter, reason or things whatsoever. Any reimbursement under this SECTION shall be in addition to any reimbursement made as a result of indemnification pursuant to SECTION 7.7 hereof.

      C. It is also acknowledged and agreed that, after (but not before) consummation of the transactions described in SECTION 4.2E of this Agreement as a result of which the assets of the General Partner are conveyed to the Partnership and distributions are made pro rata in relation to Partnership Units, the General Partner will directly or indirectly incur costs and expenses, and may issue stock or other securities, or both, to persons employed or not employed, or retained or not retained, directly by the Partnership. Such costs, expenses, and issuances may include, but not be limited to, payment of general and administrative expenses by the General Partner, including compensation and bonuses to its officers and directors, and the award of stock grants and options to purchase securities of the General Partner. In light of the foregoing, it is agreed that, after (but not before) consummation of the transactions described in SECTION 4.2E of this Agreement, appropriate actions shall be taken by the Partnership, as determined by the General Partner, in its sole and absolute discretion exercised in good faith, to either (i) reimburse the General Partner an appropriate portion of any such cost, expense, or issuance, or (ii) adjust the General Partner's Interest in the Partnership so as to prevent dilution of the General Partner's Interest.

      D. Without limiting the generality of SECTION 7.4C above, it is agreed that if at any time or from time to time after (but not before) consummation of the transactions described in SECTION 4.2E of this Agreement options to purchase REIT Shares or any other securities granted to employees, consultants or advisors of the General Partner or any "Equity Affiliate" under the "Plan" (as such terms are defined below) or otherwise as compensation or incentive are exercised, or REIT Shares or any other securities are granted or awarded to employees, consultants or advisors of the General Partner or any Equity Affiliate under any Plan or otherwise as compensation or incentive, then the Partnership promptly shall issue to the General Partner Partnership Units or other interests in the Partnership with comparable rights, benefits, and privileges in an amount equal to the REIT Shares or other securities granted and/or issued, as the case may be. If Partnership Units or other interests in the Partnership are issued to the General Partner as a result of the exercise of options to purchase REIT Shares or other securities, then concurrently with the issuance of the Partnership Units or other interests to the General Partner, the General Partner shall pay to the Partnership the cash consideration received by the General Partner on account of such exercise.

      For purposes of this SECTION 7.4D, the following terms have the following meanings:

            (1) "Equity Affiliate" means any Subsidiary of the General Partner, and any entity in which the General Partner has a direct or indirect equity interest, or in which an Affiliate of the General Partner has a direct or indirect equity interest.

            (2) "Plan" means any plan or arrangement, whether or not approved by shareholders or partners, and whether formal or informal, utilized by the General Partner to provide incentives, benefits or other compensation to its employees, consultants or advisors, or the employees, consultants or advisors of any Equity Affiliate.

     E. After, but not before, consummation of the transactions described in
SECTION 4.2E of this Agreement, in the event that the General Partner shall elect to purchase from its shareholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for such REIT Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the General Partner, subject to the conditions that: (I) if such REIT Shares subsequently are to be sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for such REIT Shares (provided that a transfer of REIT Shares for Partnership Units pursuant to the Exchange Rights Agreement would not be considered a sale for such purposes); and (ii) if such REIT Shares are not re-transferred by the General Partner within 30 days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units held by the General Partner equal to the number of such REIT Shares (adjusted for stock dividends, stock splits, reorganizations, reclassifications, mergers, and the like with regard to the REIT Shares prior to such cancellation of Partnership Units).

      Section 7.5 OUTSIDE ACTIVITIES OF THE GENERAL PARTNER

      The General Partner and its Affiliates shall be permitted to purchase, own, operate, manage and otherwise deal with and profit from any property, real, personal or mixed, now owned by the Partnership for their own account and benefit, whether or not competitive with the business and affairs of the Partnership, and neither the Partnership, any Limited Partner, or any other Person shall have any right, claim, interest or cause of action therein or as a result thereof. Without limiting the generality of the above, nothing in this Agreement shall obligate the General Partner or its Affiliates to first offer the Partnership an opportunity to invest in any investment which has been offered to or found by the General Partner or its Affiliates, whether or not such investment is of a nature that may be invested in by the Partnership or would compete directly or indirectly with the business of the Partnership. The Limited Partners hereby acknowledge that the General Partner currently owns a variety of real estate investments and may in the future acquire additional real estate investments that may be competitive with the business of the Partnership.

      Section 7.6 CONTRACTS WITH AFFILIATES

      A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion, exercised in good faith, of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

      B. The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion exercised in good faith, believes are advisable.

      C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase or otherwise acquire any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

      D. The General Partner, in its sole and absolute discretion, exercised in good faith and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any Subsidiaries of the Partnership. Any or all of the foregoing may be jointly established with the General Partner or its Affiliates, provided that in such case the allocation of expense shall be shared among the parties on whose behalf such plans exist as determined by the General Partner in good faith to be fair and reasonable.

      Section 7.7 INDEMNIFICATION

      A. To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee (which shall also inlcude the Northport Company and the Northport Parties as defined in the Contribution Agreement but for a term limited to three (3) years after the Closing) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the General Partner in its capacity as general partner of the Partnership as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, whether or not a suit or other legal proceedings are commenced, unless it is established by a court of competent jurisdiction and all appeals relating thereto have been fully completed or the applicable appeal periods have expired that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceedings and either was committed in intentional bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper and unpermitted personal benefit in money, property or services; or
(iii) in the case of any criminal proceeding, the Indemnitee knew, or was reckless in not knowing, that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee pursuant to a loan guaranty, recourse obligation, general partner liability, or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create as a presumption that the Indemnitee did not meet the requisite standard of conduct as set forth in this SECTION 7.7A. The termination of any proceeding by conviction of any Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, in each case after all appeals relating thereto have been fully completed or the applicable appeal periods have expired, creates as a rebuttal presumption that such Indemnitee acted in as a manner contrary to that specified in this SECTION 7.7A with respect to the subject matter of such proceeding. Any indemnification pursuant to this SECTION 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership to fund its obligations under this
SECTION 7.7.

      B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding.

      C. The indemnification provided by this SECTION 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnities are indemnified.

      D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnities and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      E. For purposes of this SECTION 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by it, to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of SECTION 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

      F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the Indemnification provision set forth in this Agreement.

      G. An Indemnitee shall not be denied indemnification in whole or in part under this SECTION 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      H. The provisions of this SECTION 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators, and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this SECTION 7.7 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this SECTION 7.7, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      Section 7.8 LIABILITY OF THE GENERAL PARTNER

      A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its officers and directors shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or any act or omission if the General Partner acted in good faith.

      B. Except as expressly provided in this Agreement, the Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the shareholders of the General Partner collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (except as otherwise provided herein) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, made either at the Partnership or General Partner level, provided that the General Partner has acted in good faith.

      C. Subject to its obligations and duties as General Partner set forth in
SECTION 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

      D. Any amendment, modification or repeal of this SECTION 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's and its officers' and directors' liability to the Partnership and the Limited Partners under this SECTION 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      Section 7.9 OTHER MATTERS CONCERNING THE GENERAL PARTNER

      A. The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

      B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

      C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

      D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order: (i) to protect the ability of the General Partner to continue to qualify as a REIT; or (ii) to avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

      Section 7.10 TITLE TO PARTNERSHIP ASSETS

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is being held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

      Section 7.11 RELIANCE BY THIRD PARTIES

      Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Persons to contest, engage or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that: (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                   ARTICLE 8

                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      Section 8.1 LIMITATION OF LIABILITY

      The Limited Partners shall have no liability under this Agreement, except as expressly provided in this Agreement (including SECTION 10.5 hereof) or under the Act.

      Section 8.2 MANAGEMENT OF BUSINESS

     Except as provided in this Agreement, no Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

      Section 8.3 OUTSIDE ACTIVITIES OF LIMITED PARTNERS

      Subject to the terms and provisions hereof, it is agreed that any Partner (General and/or Limited) and any Affiliate of any Partner (including any officer, director, employee, agent, or representative of any Partner) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights, claims, or interests by virtue of this Agreement or any relationships, duties or obligations hereunder (including, but not limited to, any fiduciary or similar duties created by this Agreement, under the Act, or otherwise existing at law or in equity) in any business ventures or investments of any General Partner or Limited Partner, or any Affiliate of any of the foregoing. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of as a character which, if presented to the Partnership, any Limited Partner or such other Person could be taken by such Person.

      Subject to the terms and provisions hereof, it is further agreed that none of the Partners, General or Limited, or any of their Affiliates, have any duty, obligation, or liability to present to the Partnership any business or investment opportunity which may arise in the course of activity for or on behalf of the Partnership, or otherwise, for investment by the Partnership or any of the Partners (even if within the line and scope of the business and affairs of the Partnership), and instead any Partner, General or Limited, and any Affiliate may pursue such opportunity for such Partner's or Affiliate's own benefit and account, without any participation, right, or claim therein by the Partnership or any other Partner, and without notification or disclosure to the Partnership or any other Partner.

      Section 8.4 RETURN OF CAPITAL

      No Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein by EXHIBIT C hereof or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

      Section 8.5 RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP

      A. In addition to the other rights provided by this Agreement or by the Act, and except as limited by SECTION 8.5B hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (including such copying and administrative charges as the General Partner may establish from time to time):

            (1) to obtain a copy of the most recent annual and quarterly balance sheet, income statement, and related financial statements prepared by the Partnership;

            (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

            (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

            (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

            (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner to the extent the foregoing is materially different from information contained in financial statements or other reports provided to Limited Partners.

      The request by a Limited Partner of quarterly and annual balance sheets and income statements regularly prepared by the Partnership in order to verify the correctness of distributions of cash, if any, to the Limited Partner in accordance with the terms and provisions of this Agreement shall be considered as a purpose reasonably related to the Limited Partner's interest as a limited partner in the Partnership.

      B. Notwithstanding any other provision of this SECTION 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion, exercised in good faith, to be reasonable, desirable or necessary any information that:
(i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or (ii) the Partnership is required by law or by agreement with an unaffiliated third party to keep confidential. If the General Partner desires to disclose any information of the type described in the preceding PARAGRAPHS (I) OR (II) to a Limited Partner, the General
Partner may require, as a condition to such disclosure, that the Limited Partner agree in writing that such information will be held in strictest confidence and no distribution of such information will be made.

      Section 8.6 NO REDEMPTION RIGHT

      No Limited Partner (other than the General Partner) shall have the right to require the Partnership to redeem all or a portion of the Partnership Units held by such Limited Partner.

                                   ARTICLE 9

                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

      Section 9.1 RECORDS AND ACCOUNTING

      The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to SECTIONS 8.5A and 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, PROVIDED THAT the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

      Section 9.2 FISCAL YEAR

      The fiscal year of the Partnership shall be the calendar year.

      Section 9.3 REPORTS

      A. The Partnership shall mail to each Limited Partner no later than ninety
(90) days after the close of each Partnership Year an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner in its discretion (such selection may include any such accountants who also perform accounting or auditing work for the General Partner and its Affiliates).

      B. The Partnership shall mail to each Limited Partner no later than ninety
(90) days after the close of each calendar quarter (except the last calendar quarter of each year), a report containing unaudited financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

      C. All accounting and other professional fees associated with the preparation, compilation, review, audit, and any other matters relating to the Partnership's records, financial statements and reports, tax returns, and any other Partnership items described in the preceding paragraphs shall be at the expense of the Partnership, not the General Partner.

                                  ARTICLE 10

                                  TAX MATTERS

      Section 10.1 PREPARATION OF TAX RETURNS

      The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by the Limited Partners for federal and state income tax reporting purposes.

      Section 10.2 TAX ELECTIONS

      Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion exercised in good faith, determine whether to make any available election pursuant to the Code; provided, however, that if requested by a transferee of a Partnership Interest, the General Partner shall file an election on behalf of the Partnership pursuant to Section 754 of the Code to adjust the basis of the Partnership property in the case of a transfer of a Partnership Interest made in accordance with the provisions of this Agreement. The General Partner agrees to elect the so-called "traditional method" of making Section 704(c) allocations pursuant to Regulations Section 1.704-3 with respect to the Northport Property contributed as of the date hereof and the traditional method with respect to the property contributed by the General Partner. The General Partner shall have the right to seek to revoke any tax election it makes (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination, in its sole and absolute discretion, exercised in good faith, that such revocation is in the best interest of the Partners.

      Section 10.3 TAX MATTERS PARTNER

      A. The General Partner shall be the "tax matters partner" of the Partnership for federal income purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; PROVIDED, HOWEVER, that such information is provided to the Partnership by the Limited Partners and the Assignees.

      B.    The tax matters partner is authorized, but not required:

            (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any
Partner: (i) who (within the time period prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

            (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

            (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

            (4) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

            (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a partner for tax purposes, or an item affected by such item; and

            (6) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

            The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion, exercised in good faith, of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

      C. The tax matters partner shall receive no special compensation for its services as such. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne or reimbursed by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, including an accounting firm which also renders services to the General Partner and its Affiliates.

      Section 10.4 ORGANIZATION EXPENSES

      The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in
Section 709 of the Code.

      Section 10.5 WITHHOLDING

      A. Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made, unless: (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner; or (ii) the General Partner determines, in its sole and absolute discretion exercised in good faith, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner.

      B. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion exercised in good faith, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the WALL STREET JOURNAL, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall at its own expense take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                  ARTICLE 11

                           TRANSFER AND WITHDRAWALS

      Section 11.1 TRANSFER

      A. The term "transfer" when used in this Article 11 shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article 11 does not include any acquisition by the General Partner from any Limited Partner of any Partnership Units, nor does it include any grant of a security interest or any related action involving levy, execution, or the like contemplated under SECTION 10.5 of this Agreement.

      B. No Partnership Interest shall be transferred, in whole or in part (including any interest therein), except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void AB INITIO, and the Partnership shall have no duty or obligation to recognize the transferee as a partner or holder of any interest whatsoever in the Partnership, and the transferee shall have no rights, interests or claims in or against the Partnership or any Partner.

     Section 11.2 TRANSFER OF THE GENERAL PARTNER'S PARTNER INTEREST AND LIMITED
                  PARTNER INTEREST

      The General Partner may transfer any of its General Partner Interest or withdraw as General Partner, or transfer any of its Limited Partner Interest, without consent or approval from any Limited Partners; PROVIDED HOWEVER that the consent of a majority of the Percentage Interests of the Limited Partners shall be required unless either: (i) the transferee has a net worth that is equal to or greater than the net worth of the General Partner measured at the Closing, or
(ii) the General Partner guaranties the transferee's obligations under this Agreement. Such transfer includes, but is not limited to, a transfer to an entity which is wholly-owned by the General Partner and is a Qualified REIT Subsidiary under Section 856(d) of the Code.

      Section 11.3 LIMITED PARTNERS' RIGHTS TO TRANSFER

      A. Subject to the provisions of the remainder of this Article 11, a Limited Partner (other than the General Partner) may transfer, with or without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner's economic rights as a Limited Partner. In addition, those Limited Partners which are themselves partnerships or limited liability companies shall have the right to transfer, assign, and convey their Partnership Units to their constituent partners, provided that such constituent partners shall first have executed and delivered adequate documentation to assure compliance with applicable federal and state securities laws and a written agreement to be bound by the terms, provisions, and conditions of the Registration Rights Agreement, the Exchange Rights Agreement, and the Contribution Agreement, and that at the time of such transfer, assignment, and conveyance to such constituent partners, the representations and warranties made by such constituent partners in the aforementioned documentation and the related agreements are true and correct in all material respects.

      B. If a Limited Partner is subject to Incapacity, the partners, executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

      C. The General Partner may prohibit any transfer by a Limited Partner of its Partnership Units if, in the opinion of legal counsel to the Partnership (which may also be legal counsel to the General Partner), such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

      D. No transfer by a Limited Partner of its Partnership Units may be made to any Person if: (i) in the opinion of legal counsel for the Partnership (which may also be legal counsel to the General Partner), it would result in the Partnership being treated as an association taxable as a corporation; (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code; (iii) such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (iv) such transfer would, in the opinion of legal counsel for the Partnership (which may also be legal counsel to the General Partner), or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (v) such transfer would subject the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; or (vi) in the opinion of legal counsel for the Partnership (which may also be legal counsel to the General Partner), it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code.

      E. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion exercised in good faith; PROVIDED THAT as a condition to such consent the lender will be required to enter into an arrangement with the Partnership or the General Partner to exchange or redeem at a price agreeable to the lender, the General Partner, and the transferring Partner (each in their respective discretion) any Partnership Units in which a security interest is held immediately prior to the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

      Section 11.4 SUBSTITUTED LIMITED PARTNERS

      A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this SECTION 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner. In the event of transfers of Partnership Units by Limited Partners in accordance with the second sentence of SECTION 11.3A, the General Partner hereby exercises its discretion and consents such transferees being admitted as Substituted Limited Partners. Specifically, the General Partner hereby consents to the admission of the "Northport Parties" as that term is used in the Contribution Agreement, as Substituted Limited Partners as soon as practicable after they sign appropriate documentation.

      B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

      C. Upon admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and the Percentage Interest of such Substituted Limited Partner.

      Section 11.5 ASSIGNEES

      If the General Partner, in its sole and absolute discretion exercised in good faith, does not consent to the admission of any permitted transferee of a Substituted Limited Partner, as described in SECTION 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items, gains, loss deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matters in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

      Section 11.6 GENERAL PROVISIONS

      A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all such Limited Partner's Partnership Units in accordance with this Article 11 or pursuant to any agreement consented to by the Partnership pursuant to which the Limited Partner's interests in the Partnership are conveyed and the Limited Partner's withdrawal is provided for.

      B. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners. Similarly, any Limited Partner who shall transfer all of its Partnership Units pursuant to any agreement of the type referred to in the preceding paragraph shall cease to be a Limited Partner.

      C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

      D. If any Partnership Interest is transferred or assigned during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article 11 on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a redemption occurs shall be allocated to a redeeming Partner. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Payment Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Partner, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

      Section 11.7 RESTRICTIONS ON TRANSFER

      Notwithstanding anything in this Article 11 to the contrary, each of the Limited Partners hereby agrees that, except as set forth below, from the date hereof until one (1) year following the Effective Date (the "No Exchange Period"), without the prior written consent of the General Partner (which may be granted or withheld in its sole and absolute discretion exercised in good faith), it shall be prohibited from transferring any Partnership Units except to another Limited Partner as stated in SECTION 11.3A; provided, however, that where a Limited Partner is a natural person and such Limited Partner dies (or, in the case of Partnership Units owned as community property by the Limited Partner and its spouse, then when either the Limited Partner or its spouse dies) prior to the expiration of the No Exchange period, the No Exchange period shall, as to such Limited Partner only, expire on the death of such Limited Partner (or such Limited Partner's spouse, as the case may be).

                                  ARTICLE 12

                             ADMISSION OF PARTNERS

      Section 12.1 ADMISSION OF SUCCESSOR GENERAL PARTNER

     A successor to all of the General Partner Interest pursuant to SECTION 11.2 hereof who is proposed to be admitted as successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. The admission of any such transferee shall not cause a dissolution of the Partnership and such transferee shall carry on the business of the Partnership in accordance with the forms and provisions of this Agreement. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in SECTION 11.6D hereof.

      Section 12.2 ADMISSION OF ADDITIONAL LIMITED PARTNERS

      A. Except as otherwise provided elsewhere in this Agreement, after the admission to the Partnership of the initial Limited Partners on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in SECTION 2.4 hereof, and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such person's admission as an Additional Limited Partner.

      B. Notwithstanding anything to the contrary in this SECTION 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and record of the Partnership, following the consent of the General Partner to such admission.

      C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all of the Partners and Assignees, including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Payment Date is before the date of such admission shall be made solely to Partners and assignees, other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all of the Partners and Assignees, including such Additional Limited Partner.

      Section 12.3 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP

      For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment to this Agreement (including an amendment of Exhibit "A") and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to SECTION 2.4 hereof.

                                  ARTICLE 13

                   DISSOLUTION, LIQUIDATION AND TERMINATION

      Section 13.1 DISSOLUTION

      The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs be wound up, only upon the first to occur of any of the following ("Liquidating Event"):

     A. the expiration of its term as provided in SECTION 2.5 hereof;

     B. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless within ninety (90) days after such event of withdrawal a majority of the Percentage Interests of the remaining Partners agree in writing to continue the business of the Partnership to the appointment, effective as of the date of withdrawal of a successor General Partner;

     C. on or before December 31, 2096, an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion exercised in good faith;

     D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

     E. the sale of all or substantially all of the assets and properties of the Partnership; or

     F. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment of a substitute General Partner.

      Section 13.2 WINDING UP

      A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or in the event there is no remaining General Partner, any Person elected by a majority of the Percentage Interests of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of common stock in the General Partner) shall be applied and distributed in the following order:

            (1) First, to the satisfaction of all of the Partnership's debts and liabilities to creditors other than the Partners (whether by payment or the reasonable provision for payment thereof);

            (2) Second, to the satisfaction of all of the Partnership's debts and liabilities to the Partners and their Affiliates (whether by payment or the reasonable provision for payment thereof); and

            (3) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

            The General Partner shall receive compensation for such services performed pursuant to this Article 13 in accordance with such standard and usual fees for such similar activities.

      B. Notwithstanding the provisions of SECTION 13.2A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion exercised in good faith, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners and their Affiliates as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of
SECTION 13.2A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

      C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made pursuant to this ARTICLE 13 may be:

            (1) distributed to one or more trust(s) established for the benefit of the creditors and the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent, conditional or unmatured liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust(s) shall be distributed to the creditors and General Partner and Limited Partners from time to time, in the reasonable direction of the Liquidator, in the same manner and proportions as the amount distributed to such trust(s) by the Partnership would otherwise have been distributed to the creditors and General Partner and Limited Partners pursuant to this Agreement; and

            (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, PROVIDED THAT such withheld or escrowed amounts shall be distributed to the creditors and General Partner and Limited Partners in the manner and order of priority set forth in SECTION 13.2A as soon as practicable.

      Section 13.3 COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS

      In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) (provided, however, in no event shall the Partnership be liquidated prior to the date which would be the Settlement Date within the meaning of the Exchange Rights Agreement for Partners who tender an Exchange Notice (within the meaning of the Exchange Rights Agreement) on or before the fifth (5th) day after the date of receipt of this notice of liquidation by the Partnership).

      Section 13.4 DEEMED DISTRIBUTION AND RECONTRIBUTION

      Notwithstanding any other provision of this Article 13, in the event the Partnership is considered "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for the purposes of maintaining Capital Accounts pursuant to EXHIBIT "B" hereto, the Partnership shall be deemed to have distributed the property in kind to the Partnership and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts (the amount of such liabilities assumed by each Partner to be equal to the Partner's share of such liabilities immediately prior to the event causing the "liquidation"). Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

      Section 13.5 RIGHTS OF LIMITED PARTNERS

      Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right, power or claim to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

      Section 13.6 NOTICE OF DISSOLUTION

      In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to SECTION 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

      Section 13.7 TERMINATION OF PARTNERSHIP AND CANCELLATION OF CERTIFICATE OF
                   LIMITED PARTNERSHIP

      Upon the completion of the liquidation of the Partnership's assets, as provided in SECTION 13.2 hereof, a certificate of cancellation shall be filed, the Partnership shall be terminated, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

      Section 13.8 REASONABLE TIME FOR WINDING-UP

      A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to SECTION 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

      Section 13.9 WAIVER OF PARTITION

      Each Partner hereby waives any right to partition of the Partnership property.

                                  ARTICLE 14

                 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

      Section 14.1 AMENDMENTS

      A. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners (other than the General Partner) holding twenty-five percent (25%) or more of the Partnership Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in SECTION 13.1C, 14.1B, 14.1C OR 14.1D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of all Partners; provided, however, that, except as otherwise provided in
SECTION 4.2 hereof, any amendment which materially and adversely alters the rights of a Limited Partner to receive distributions of Available Cash or allocations of Net Income, Net Loss or any other items in the amounts, in the priorities or at the times described in this Agreement shall require the consent of such Limited Partner in order to become effective.

      B. Notwithstanding SECTION 14.1A, the General Partner shall have the power, without the consent or approval of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

            (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

            (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

            (3) to set forth the designations, rights, powers, duties, and preferences of other holders of any additional Partnership Interests issued pursuant to SECTION 4.2, or otherwise pursuant to the terms of this Agreement;

            (4) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make any other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

            (5) to satisfy any requirements, conditions, or guidelines, contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

            The General Partner shall provide notice to the Limited Partners when any action under this SECTION 14.1B is taken.

      C. Notwithstanding SECTION 14.1A and 14.1B hereof, this Agreement shall not be amended without Consent of each Partner adversely affected if such amendment would: (i) convert a Limited Partner's interest in the Partnership into a General Partner Interest; (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; (iii) alter rights of the Partner to receive distributions pursuant to ARTICLE 5 or ARTICLE 13, or the allocations specified in ARTICLE 6 (except as permitted pursuant to SECTION 4.2 and SECTION 14.1B(3) hereof); (iv) cause the termination of the Partnership prior to the time set forth in SECTIONS 2.5 or 13.1 (unless otherwise permitted under SECTION 13.1; or (v) amend this SECTION 14.1C.

      D. Notwithstanding SECTION 14.1A and 14.1B hereof, the General Partner shall not amend SECTIONS 7.5, 7.6, 14.1A, 14.1C or 14.2 without Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners, excluding Limited Partner Interests held by the General Partner; and, to the extent that any such amendment would affect the amount, priority, or timing of distributions to any of the Limited Partners or their successors and assigns under this Agreement, the General Partner shall not amend SECTIONS 7.5, 7.6, 14.1A, 14.1C, or 14.2 without Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners (in each case including their successors and assigns), unless the transactions described in
SECTION 4.2E of this Agreement has occurred and been made, in which case the special Consent of the Limited Partners as herein provided shall not be required.

      Section 14.2 MEETINGS OF THE PARTNERS

      A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners (other than the General Partner) holding twenty-five percent (25%) or more of the Partnership Interests. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of the Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Partners or may be given in accordance with the procedures prescribed in SECTIONS 14.1A or 14.2B hereof. Except as otherwise expressly provided in this Agreement, the Consent of the Limited Partners shall occur upon the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner). Except as otherwise expressly provided in this Agreement, the Consent of the Partners shall occur upon the consent of a majority of the Percentage Interests held by the Partners.

      B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

      C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date hereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

      D. Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of the General Partner and may be held at the same time, and as part of, meetings of the shareholders of the General Partner.

                                  ARTICLE 15

                              GENERAL PROVISIONS

      Section 15.1 ADDRESSES AND NOTICES

      Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit "A" or such other address of which the Partner shall notify the General Partner in writing.

      Section 15.2 TITLES AND CAPTIONS

     All article or section titles or captions in this Agreement are for convenience only. They shall be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

      Section 15.3 PRONOUNS AND PLURALS

      Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      Section 15.4 FURTHER ACTION

      The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      Section 15.5 BINDING EFFECT

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

      Section 15.6 CREDITORS

      Other than as expressly set forth herein with respect to the Indemnities, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

      Section 15.7 WAIVER

      No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition.

      Section 15.8 COUNTERPARTS

      This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

      Section 15.9 APPLICABLE LAW

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles or iconflicts of law. The venue for any legal action taken in connection with this Agreement shall be San Mateo County, California.

      Section 15.10  INVALIDITY OF PROVISIONS

      If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of other remaining provisions contained herein shall not be affected thereby.

      Section 15.11  ENTIRE AGREEMENT

      This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes the Prior Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

      Section 15.12  NO RIGHTS AS SHAREHOLDERS

      Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the General Partner, including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the General Partner or any other matter.

      Section 15.13  AGREEMENTS READ TOGETHER

      This Agreement, including its exhibits and the other documents and agreements referred to herein, are intended by the parties to be entered into contemporaneously with the Contribution Agreement, the Registration Rights Agreement, and the Exchange Rights Agreement. All of these agreements when read together shall constitute a final expression of the agreement and are intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matters contained herein and therein. There are no covenants, agreements, promises, warranties or understandings other than those set forth referred to herein, and therein, with respect to such subject matters. This Agreement, as well as the other agreements entered into contemporaneously with this Agreement together with their exhibits and the other documents and agreements referred to, supersede all prior agreements and understandings between the parties with respect to the subject matters hereof and thereof. All of the agreements referred to in this SECTION
15.13 shall be read together to obtain a consistency with no one agreement controlling in the event of a conflict.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

                                    GENERAL PARTNER:

                          FRANKLIN SELECT REALTY TRUST,
                          a California corporation


                           By:/s/ David P. Goss
                           Its: President
                           (Print Name) David P. Goss




                           LIMITED PARTNER:

                           NORTHPORT ASSOCIATES NO. 18
                           a California limited liability company by its Managing Member:

                           Lakeside II - Northport Associates, L.P., a California limited partnership

                           /s/ Barry C. L. Fernald
                           ---------------------------------
                           By: Barry C. L. Fernald, General Partner

                           /s/ Gary Filizetty
                           ---------------------------------
                           By: Gary Filizetti, General Partner

                           /s/ G. Gerald Engles
                           ---------------------------------
                           By: G. Gerald Engles, General Partner

                           /s/ Larry D. Russel
                           ---------------------------------
                           By: Larry D. Russel, Limited Partner



                                  EXHIBIT "A"

                        Partners and Partnership Units

NAME AND ADDRESS              PARTNERSHIP UNITS       PERCENTAGE INTEREST

Franklin Select Realty Trust        N/A               The Franklin REIT
                                                      Net Value
1800 Gateway Drive                                    divided by the Combined
San Mateo, California 94404                           Net Values


Northport Associates No. 18, a      1,625,000         The Northport
California limited liability company                  Property Net Value
                                                      divided by the Combined
c/o Devcon Investments                                Net Values
555 Los Coches Street
Milpitas, California 95035



                                  EXHIBIT "B"

                          Capital Account Maintenance


1.    CAPITAL ACCOUNTS OF THE PARTNERS

      A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules Regulations Sections 1.704-(b) (2) (iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement; and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
SECTION 1.B hereof and allocated to such Partner pursuant to SECTION 6.1A and
SECTION 6.1C of the Agreement and EXHIBIT "C" hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement; and (y) all items of Partnership deduction and loss computed in accordance with SECTION 1.B hereof and allocated to such Partner pursuant to SECTION 6.1B of the Agreement and EXHIBIT "C" hereof.

      B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments:

            (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).

            (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

            (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

            (4) In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

            (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to SECTION 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

            (6) Any items specifically allocated under SECTION 2 of EXHIBIT "C" hereof shall not be taken into account.

      C. Generally, a transferee (including an Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed solely for federal income tax purposes, to have been distributed in liquidation of the Partnership to the holders of Partnership Units (including such transferee) and re-contributed by such Persons in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to
SECTION 1.D(2) hereof. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this EXHIBIT "B".

      D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in SECTION 1.D.(2), the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in SECTION 1.D.(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to SECTION 6.1 of the Agreement.

            (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), PROVIDED, HOWEVER, that adjustments pursuant to clauses
(a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect economic interests of the Partners in the Partnership.

            (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

            (4) In determining Unrealized Gain or Unrealized Loss for purposes of this EXHIBIT "B", the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to ARTICLE 13 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion, exercised in good faith, to arrive at a fair market value for individual properties.

      E. The provisions of this agreement (including this EXHIBIT "B" and other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify (i) the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed; or (ii) the manner in which items are allocated among the Partners for federal income tax purposes in order to comply with such Regulations or to comply with Section 704(c) of the Code, the General Partner may make such modification with regard to ARTICLE 14 of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to ARTICLE 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) where appropriate, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes; and
(ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In addition, the General Partner may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code; (iii) the determination of Net Income, Net Loss, taxable loss and items thereof under this Agreement and pursuant to the Code; (iv) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole and absolute discretion exercised in good faith are necessary or appropriate to execute the provisions of this Agreement, to comply with federal and state tax laws, and are in the best interest of the Partners.


      2.    NO INTEREST

            No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

      3.    NO WITHDRAWAL

            No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in ARTICLES 4, 5, 7 AND 13 of the Agreement.

                                  Exhibit "C"

                           Special Allocation Rules


1.    SPECIAL ALLOCATION RULES

      Notwithstanding any other provision of the Agreement or any EXHIBIT, the following special allocations shall be made in the following order:

      A. MINIMUM GAIN CHARGEBACK. Notwithstanding the provisions of SECTION 6.1 of the Agreement or any other provisions of this EXHIBIT "C", if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partners' share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This SECTION 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. Solely for purposes of this SECTION 1.A, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to SECTION
6.1 of Partner Minimum Gain during such Partnership taxable year.

      B. PARTNER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of
SECTION 6.1 of this Agreement or any other provisions of this EXHIBIT "C" (except SECTION 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.702-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This SECTION 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this
SECTION 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to SECTION 6.1 of the Agreement or this Exhibit with respect to such Partnership taxable year, other than allocations pursuant to SECTION 1.A hereof.

      C. QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and after giving effect to the allocations required under SECTIONS 1.A and 1.B hereof such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

      D. NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Partnership taxable year shall be allocated to the Partners in accordance with the allocations of Net Income under the Agreement. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Partnership taxable year which satisfy such requirements.

      E. PARTNER NONRECOURSE DEDUCTIONS. Any partner Nonrecourse Deductions for any partnership taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

      F. CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

      G. CURATIVE ALLOCATIONS. The allocations set forth in SECTION 1.A through 1.F of this EXHIBIT "C" (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Section 704(b) of the Code. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is hereby authorized to divide other allocations of income, gain, deduction and loss among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions will be divided among the Partners. In general, the Partners anticipate that this will be accomplished by specially allocating other items of income, gain, loss and deduction among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each person is zero. However, the General Partner will have discretion to accomplish this result in any reasonable manner; PROVIDED, HOWEVER, that no allocation pursuant with this
SECTION 1.G shall cause the Partnership to fail to comply with the requirements of Regulations Sections 1.704-1(b)(2)(ii)(d), - 2(e) or -2(i).

2.    ALLOCATIONS FOR TAX PURPOSES

      A. Except as otherwise provided in this SECTION 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to SECTION 6.1 of the Agreement and
SECTION 1 of this EXHIBIT "C".

      B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

            (1)   (a)   In the case of a Contributed Property, such items
                        attributable thereto shall be allocated among the Partners, consistent with the principles of Section
                        704(c) of the Code of the Regulations thereunder, to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

                  (b) any items of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to SECTION 6.1 of the Agreement and SECTION 1 of this EXHIBIT "C".

            (2)   (a)   In the case of an Adjusted Property, such items shall

                        1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code and the Regulations thereunder to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to EXHIBIT "B"; and

                        2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with SECTION 2.B(1) of this EXHIBIT "C"; and

                  (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to SECTION 6.1 of the Agreement and SECTION 1 of this EXHIBIT "C".

            (3) all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to SECTION 6.1 of the Agreement and SECTION 1 of this EXHIBIT "C".

      C. To the extent that the Regulations promulgated pursuant to Section 704(c) of the Code permit the Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority, subject to SECTION 10.2, to elect the method to be used by the Partnership and such election shall be binding on all Partners.

      3.    NO WITHDRAWAL

            No Partner shall be entitled to withdrawal any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in ARTICLES 4, 5, 8 AND 11 of the Agreement.

                                  Exhibit "D"

                         Value of Contributed Property

                                                              Agreed Value
UNDERLYING PROPERTY           704(C) VALUE            (704(C) VALUE LESS DEBT)
-------------------           ------------            ------------------------

Franklin REIT Gross           The Franklin REIT       The Franklin REIT
Assets                        Depreciated Asset Value Net Value

Northport Property            $25.5 Million           The Northport Property
                                                      Net Value







                            CONTRIBUTION AGREEMENT



                               TABLE OF CONTENTS
                                                                           Page

ARTICLE I     DEFINITIONS....................................................1

ARTICLE II    CONTRIBUTIONS/CLOSING..........................................8
      2.1     Northport Company's Contribution...............................8
      2.2     Consideration For Northport Company Contribution...............8
      2.3     Franklin REIT Contribution.....................................9
      2.4     Consideration for the Franklin REIT Contribution...............9
      2.5     Calculation of Ownership Interests.............................9
      2.6     Closing Time and Place.........................................9
      2.7     Title..........................................................9

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE FRANKLIN REIT...........10
      3.1     Organization, Power and Authority, and Qualification..........10
      3.2     Authority Relative to this Agreement..........................10
      3.3     Binding Obligation............................................10
      3.4     No Violation..................................................10
      3.5     Bankruptcy....................................................10
      3.6     Disclosure....................................................11
      3.7     Reports.......................................................11
      3.8     Brokers.......................................................11
      3.9     Franklin REIT's Financial Statements and Title................11
      3.10    Inspections...................................................11

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE NORTHPORT
              COMPANY AND THE NORTHPORT PARTIES.............................11
      4.1     Organization, Power and Authority, and Qualification..........11
      4.2     Authority Relative to this Agreement..........................12
      4.3     Consents and Approvals........................................12
      4.4     Binding Obligation............................................12
      4.5     No Violation..................................................12
      4.6     Adequate Disclosure...........................................13
      4.7     Absence of Undisclosed Liabilities............................13
      4.8     Compliance with Laws..........................................13
      4.9     Licenses, Permits, Certificates of Occupancy, Zoning, etc.....13
      4.10    Environmental Matters.........................................13
      4.11    Taxes and Assessments.........................................14
      4.12    Physical Condition............................................14
      4.13    Leases........................................................14
      4.14    No Litigation or Adverse Events...............................14
      4.15    Contracts and Agreements......................................14
      4.16    No Other Agreements...........................................15
      4.17    Non-Foreign Person............................................15
      4.18    Intentionally Omitted.........................................15
      4.19    Brokers.......................................................15
      4.20    Operating Statements..........................................15
      4.21    Secured Debt..................................................16
      4.22    Security Deposits.............................................16
      4.23    Deposits and Reimbursements...................................16
      4.24    Bankruptcy....................................................16
      4.25    Intentionally Deleted.........................................16
      4.26    Solvency and Equivalency of Value Representations.............16
      4.27    Inspections...................................................17
      4.28    Best Knowledge................................................17

ARTICLE V     COVENANTS AND AGREEMENTS OF THE NORTHPORT COMPANY
              AND THE NORTHPORT PARTIES.....................................17
      5.1     Actions Affecting Assets......................................17
      5.2     Access to Property and Records................................17
      5.3     License and Entitlements......................................18
      5.4     No Extraordinary Transactions.................................18
      5.5     Solicitation or Negotiation...................................18
      5.6     Insurance.....................................................18
      5.7     Taxes and Assessments.........................................18
      5.8     Binding Commitments...........................................18
      5.9     Operation of Property.........................................18
      5.10    Closing Information...........................................19
      5.11    Board Seats...................................................19

ARTICLE VI    COVENANTS AND AGREEMENTS OF THE FRANKLIN REIT
              REGARDING OPERATING PARTNERSHIP...............................19
      6.1     No Property Transfer Period...................................19
      6.2     No Pay Down Period............................................19
      6.3     No Dissolution Action.........................................20
      6.4     Actions Affecting Assets......................................20
      6.5     Access to Property and Records................................20
      6.6     License and Entitlements......................................20
      6.7     No Extraordinary Transactions.................................21
      6.8     Solicitation or Negotiation...................................21
      6.9     Insurance.....................................................21
      6.10    Taxes and Assessments.........................................21
      6.11    Binding Commitments...........................................21
      6.12    Operation of Property.........................................21
      6.13    Closing Information...........................................21
      6.14    Board Seats...................................................22

ARTICLE VII   COVENANTS AND AGREEMENTS OF THE FRANKLIN REIT
              REGARDING PARTNERSHIP INTEREST................................22

ARTICLE VIII  COVENANTS AND AGREEMENTS OF THE OPERATING
              PARTNERSHIP...................................................22

ARTICLE IX    FRANKLIN REIT'S CONDITIONS PRECEDENT..........................22
      9.1     Representations, Warranties and Covenants.....................22
      9.2     No Material Adverse Change....................................22
      9.3     Delivery of Closing Requirements..............................23
      9.4     No Order or Injunction........................................23
      9.5     Assumption of Secured Debt....................................23
      9.6     Full Participation............................................23
      9.7     Franklin REIT's Approval of Secured Debt Instruments..........23

ARTICLE X     NORTHPORT COMPANY CONDITIONS PRECEDENT........................23
      10.1    Representations, Warranties and Covenants.....................23
      10.2    Delivery of Closing Requirements..............................23
      10.3    No Order or Injunction........................................23
      10.4    The Franklin REIT Capital Contribution........................24
      10.5    Assignment and Assumption of Secured Debt.....................24
      10.6    No Material Adverse Change....................................24

ARTICLE XI    THE CLOSING...................................................24
      11.1    Deliveries by the Northport Company...........................24
      11.2    Deliveries by the Franklin REIT...............................26
      11.3    Closing Prorations............................................27
      11.4    Deposits and Reimbursements...................................29
      11.5    Closing Costs.................................................29
      11.6    Other Costs...................................................29
      11.7    Possession....................................................30
      11.8    Notices to Tenants............................................30

ARTICLE XII   INDEMNITY.....................................................31
      12.1    Indemnity by Northport Company................................31
      12.2    Indemnity by Franklin REIT....................................31

ARTICLE XIII  GENERAL PROVISIONS............................................31
      13.1    Survival of Indemnities, Representations and Warranties.......31
      13.2    Confidentiality...............................................31
      13.3    Notices.......................................................32
      13.4    Successors and Assigns........................................33
      13.5    Amendments....................................................33
      13.6    Governing Law.................................................33
      13.7    Enforcement...................................................33
      13.8    Time of the Essence...........................................33
      13.9    Severability..................................................34
      13.10   Exhibits......................................................34
      13.11   Further Assurances............................................34
      13.12   Risk of Loss..................................................34
      13.13   Counterparts..................................................34
      13.14   No Waiver.....................................................34
      13.15   Legal Representation..........................................35
      13.16   Agreements Read Together......................................35

                            CONTRIBUTION AGREEMENT

      THIS CONTRIBUTION AGREEMENT (this "Agreement") is between FSRT, L.P., a Delaware limited partnership (the "Operating Partnership"), Franklin Select Realty Trust, a California corporation (the "Franklin REIT"), and the "Northport Parties" (hereinafter defined) and Northport Associates No. 18, a California limited liability company ("Northport Company").

                                   RECITALS

      A. The Franklin REIT and the Northport Company desire to enter into the transactions herein described for, among other things, the formation of the "Operating Partnership" and the contribution by the Northport Company to the Operating Partnership at a "Closing" of (hereinafter defined) two (2) parcels of land identified on Exhibit A (the "Land"), each improved with a research and development building and related improvements. The parcels of Land and all "Appurtenances," "Improvements," "Tangible Personal Property" and "Intangible Personal Property" (as those terms are hereafter defined) located thereon or associated therewith are individually referred to as a "Northport Property" and collectively referred to as the "Northport Properties." It is the intention of the parties that the contributions referred to in this Agreement shall be tax deferred.

      B. Pursuant hereto, the parties wish to provide for, among other things, the contribution of a parcel of real property (with the real property referred to as the "Franklin REIT Property") by the Franklin REIT to the Operating Partnership.

      C. Concurrently with the Closing (as defined below), the Franklin REIT and the Northport Company are forming the Operating Partnership by entering into an Operating Partnership Agreement (the "OP Agreement"), with the Franklin REIT as the sole general partner and the Northport Parties as the sole limited partners.

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      Certain of the terms used in this Agreement that are not otherwise defined herein shall have the meanings set forth below.

      1.1 "Approved Title Form" shall mean title insurance policies to be issued in the form of, and containing only the Permitted Exceptions, all approved by the Franklin REIT for the Northport Properties and the Franklin REIT Property, but described in the form of a preliminary title report on Exhibits 1.1 and 3.9.

      1.2 "Appurtenances" shall mean all rights, privileges, interests, licenses, claims, easements, benefits, covenants, conditions and servitude of any type or nature which are appurtenant to or otherwise benefit a parcel of Land and/or the Improve ments located thereon, including without limitation, all minerals, oil, gas and other hydrocarbon substances on or under the Land which are owned by Northport Company and the Franklin REIT, respectively, if any, as well as all development rights, air rights, water, water rights and water stock relating to a parcel of Land and any other easements, rights of way or appurtenances and used in connection with the beneficial operation, use and enjoyment of such land and/or Improvements or any other appurtenance, together with all rights of the Northport Company and the Franklin REIT, respectively, in and to streets, sidewalks, alleys, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of the Northport Company and the Franklin REIT, respectively in any land lying in the bed of any existing or proposed street adjacent to any land. Notwithstanding the above, such appurtenances are limited to whatever Northport Company and the Franklin REIT, respectively actually owns.

      1.3 "Assignment of Intangible Property" shall have the meaning set forth in Sections 11.1(d) and 11.2(h).

      1.4 "Assignment of Leases" shall have the meaning set forth in Sections 11.1(e) and 11.2(f).

      1.5 "Assignment of Secured Debt Instruments" shall have the meaning set forth in Section 11.1(g).

      1.6 "Assumed Contracts" shall mean those contracts identified on Exhibit
1.6 that the Northport Company or the Franklin REIT will assign to, and that the Operating Partnership will assume, or take subject to, as of the Closing Date. Such Assumed Contracts shall include bonds and assessments as stated on the Permitted Exceptions for the Northport Properties and bonds and assessments for the Franklin REIT Property.

      1.7 "Conditions Precedent" shall mean collectively, the Franklin REIT Conditions Precedent and the Northport Company Conditions Precedent, each set forth in Article IX and Article X, respectively, of this Agreement.

      1.8 "Contributing Party" shall mean the Northport Company and the Franklin REIT with respect to the Northport Properties and Franklin REIT Property to be contributed.

      1.9 "Closing" shall mean the date and time at which title to the Northport Properties and to the Franklin REIT Property have vested in the Operating Partnership.

      1.10 "Closing Date" shall mean the date on which the closing of the Northport Properties and to the Franklin REIT Property occurs upon the mutual agreement of the Franklin REIT and the Northport Company, provided that such date is no later than October 31, 1996.

      1.11 "Closing Secured Debt" shall mean the total amount of all principal, interest and other amounts outstanding under the Secured Debt encumbering the Northport Properties calculated as of the Closing Date.

      1.12 "Contracts" shall mean all written or oral management, insurance, indemnity, service, maintenance, operating, repair, professional service, and other contracts and commitments (excluding the Leases) in any way relating to the Northport Properties and the Franklin REIT Property or any part thereof.

      1.13 "Deposits and Reimbursements" shall mean (a) deposits made by or for Northport Company and the Franklin REIT, respectively, if any, with or tendered to utility companies to secure service or to permit the Northport Company and the Franklin REIT, respectively or their predecessors in interest to tie in to existing service grids or to cause a utility company to install connections or extensions necessary to provide service, (b) deposits made by or for Northport Company and the Franklin REIT, respectively, if any, or their predecessors in interest with any bonding or surety company or deposits, bonds or other financial security devices posted with or for the benefit of any governmental or quasi-governmental agency in connection with subdivision or public improvement bonds obtained by the Northport Company and the Franklin REIT, respectively or their predecessors in interest or in connection with any development agreement, subdivision agreement, parcel map or tract map, and (c) any refundable fees, payments or reimbursements which the Northport Company and the Franklin REIT, respectively or their predecessors in interest or the then-current owner or occupant of the Properties and the Franklin REIT Property is entitled to receive from any governmental or quasi-governmental or private body in respect of the ownership and development of the Land or Improvements or any public improvements made in connection with the Land or Improvements.

      1.14 "Environmental Requirements" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of hazardous materials (as such term is defined below), chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substance, materials, or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of the employees or the public.

      1.15  "Escrow Holder" shall mean Stewart Title Insurance Company.

      1.16 "Exchange Rights Agreement" shall mean that certain Exchange Rights Agreement attached hereto as Exhibit 1.16.

      1.17 "Franklin REIT Capital Contribution" shall mean the Data General property (and also referred to as the "Franklin REIT Property") described on
Exhibit 1.17 hereto to be contributed at Closing by the Franklin REIT to the Operating Partnership with an agreed upon net contribution as described in
Article II and as described in the Operating Partnership Agreement.

      1.18 "Franklin REIT Conditions Precedent" shall mean the conditions precedent described in Article IV.

      1.19 "Franklin REIT Property" shall mean the Real and Personal Property contributed by the Franklin REIT.

      1.20  Intentionally Deleted.

      1.21 "Hazardous Materials" shall mean (i) any flammables, explosive or radioactive materials, contaminants or hazardous or toxic wastes, materials or substances or related materials whether solid, liquid or gaseous in nature, including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, ET SEQ.; the hazardous materials Transportation Act, 49 U.S.C.
Section 1801, ET SEQ.; the Toxic Substances Control Act, 15 U.S.C., Section 2601 ET SEQ.; The Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of California or any political subdivision thereof; (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or material all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2001 ET SEQ., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

      1.22 "Improvements" shall mean all improvements, structures or fixtures constructed upon the Land and/or Appurtenances, including without limitation, all buildings and structures presently located on the Land and/or Appurtenances, all apparatus, equipment and appliances presently located on the Land and/or Appurtenances, and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements of Tenants, if any, which become the property of the lessor upon termination of a Lease.

      1.23 "Intangible Personal Property" shall mean with respect to the Northport Properties and the Franklin REIT Property, all of such Northport Company's and the Franklin REIT's right, title, claim, interest and estate in, to and under any and all (i) intangible personal property owned by the Northport Company and the Franklin REIT, respectively, which relates in any manner to or arises from or in connection with the Real Property and/or Tangible Personal Property and any and all other property, rights in or to property, general intangibles and contractual rights which the Northport Company and the Franklin REIT may have which are necessary or useful in connection with, or otherwise affect or relate to, the acquisition, development, improvement, holding, use, operation, maintenance, leasing or sale of the Real Property and/or Tangible Personal Property, including, but not limited to, any and all plans, specifications, subdivision maps and filings with respect thereto, entitlements, Licenses and Entitlements, subdivision or other bonds, Deposits and Reimbursements, engineering or soil reports, environmental and hazardous and toxic waste reports and studies, surveys, maps, inspection reports, all contract rights, warranties from contractors, architects, engineers and material and labor suppliers whether written or implied, all original Leases and Lease files, all claims, chooses in action, judgments, remedies, damages and causes of action, all easements, licenses and rights-of-way, occupancy or use agreements and all other documents affecting or relating to the Real Property and/or Tangible Personal Property; (ii) insurance proceeds received after Closing on account of a pre-Closing event, but only to the extent of costs or liabilities not covered by a Contributing Party's indemnity; (iii) any trademark, service mark, trade name or name customarily used or associated with the Real Property and/or Tangible Personal Property, and (iv) any and all other warranties, guarantees, permits, entitlements and other intangible rights of any type or nature.

      1.24 "Land" shall mean the parcels of real property described on Exhibits A and 1.17 attached hereto which shall include the Northport Properties and the Franklin REIT Property, respectively.

      1.25 "Law(s)" shall mean all applicable housing and building codes, environ mental and life safety laws, rules and regulations including without limitation, those related to handicapped or disabled (including without limitation ADA and the Fair Housing Amendments Act of 1988) and land use and zoning laws and regulations, and other applicable local, state and federal laws and regulations.

      1.26 "Leases" shall mean all leases, occupancy agreements and other similar agreements, together with all modifications, extensions and renewals thereof, and any guarantees of any of the foregoing with respect to or demising any part of the Northport Properties and the Franklin REIT Property, respectively which are described on Exhibit 1.26 and attached hereto as part thereof.

      1.27 "Licenses and Entitlements" shall mean all licenses, franchises, certifications, authorizations, approvals, rights, privileges, entitlements and permits issued or approved by any governmental or quasi-governmental authority or other person or entity having authority over the Northport Property and the Franklin REIT Property, respectively, and all applications, filings and submittals therefor, in each case relating to the operation, ownership, subdivision, development, use or maintenance of the Northport Property and the Franklin REIT Property, respectively or any part thereof, including, without limitation, subdivision, parcel and tract maps and approvals thereof, plans and/or permits required under the applicable zoning regulations, variances, utility agreements and commitments, improvement agreements, certificates of occupancy and the like, but excluding therefrom for all purposes of this Agreement any licenses issued to or solely on behalf of any Tenant.

      1.28 "Northport Company Capital Contribution" shall mean the aggregate capital contribution of Northport Associates #18, a California limited liability company, described in Article II and as described in the Operating Partnership Agreement.

      1.29 "Northport Company Conditions Precedent" shall have the meaning contained in Article X.

      1.30 "Northport Parties" shall mean collectively those members and/or shareholders and/or owners, and their respective spouses, of Northport Associates No. 18, a California limited liability company and who are listed on
Exhibit 1.30 hereto.

      1.31 "Northport Property" or "Northport Properties" shall mean the Real and Personal Property contributed by the Northport Company.

      1.32  "OP Agreement" shall have the meaning contained in Recital C.

      1.33  "OP Units" shall mean units in the Operating Partnership.

      1.34 "Operating Partnership" shall mean FSRT, L.P., a Delaware limited partnership.

      1.35 "Permitted Exceptions" shall mean with respect to each Northport Property and the Franklin REIT Property, those exceptions (including, but not limited to, all taxes, assessments and bonds) to title reflected in the Approved Title Form.

      1.36 "Personal Property" shall mean the Tangible Personal Property and the Intangible Personal Property for the property contributed by the Northport Company and the Franklin REIT, respectively.

      1.37 "Property" or "Properties" shall mean the Real Property and the Personal Property contributed by the Northport Company and the Franklin REIT, respectively.

      1.38 "Real Property" shall mean the Land, Improvements and Appurtenances for the Northport Company and Franklin REIT Real Property, respectively.

      1.39 "Registration Rights Agreement" shall mean that certain Registration Rights Agreement attached hereto as Exhibit 1.39.

      1.40 "Secured Debt" shall mean collectively the existing financing encumbering the Northport Properties totaling in the aggregate approximately $16,158,969.00, as described on Exhibit 1.40.

      1.41 "Secured Debt Instruments" shall mean the agreements and other instruments described on Exhibit 1.41 entered into or evidencing the Secured Debt.

      1.42 "Tangible Personal Property" shall mean and include any and all tangible personal property owned by the Northport Company and the Franklin REIT, respectively located at, upon or about, or affixed or attached to, or installed in the Northport Properties and the Franklin REIT Property respectively, or used or to be used in connection with or incorporated into or otherwise relating to the Northport Properties and the Franklin REIT Property respectively or its ownership, use, development, construction, maintenance, management, operation, or occupancy, including, but not limited to, fixtures, furniture, furnishings, tools, machinery, appliances and other apparatus and equipment, and any information relating to taxes imposed on the Northport Property and the Franklin REIT Property respectively, including without limitation, the Personal Property identified on Exhibit 1.42.

      1.43 "Tenant" or "Tenants" shall mean Lam Research Corporation which occupies all of the Property and collectively the tenants occupying the Franklin REIT Property.

      1.44  "Title Company" shall mean Stewart Title Insurance Company.

      1.45 "Title Policy" shall mean an ALTA Owner's Extended Coverage Policy of Title Insurance for the Northport Properties and the Franklin REIT Property in the form of the Approved Title Form for such Property issued to the Operating Partnership by the Title Company promptly after Closing. All such policies are sometimes collectively referred to as the "Title Policies."

      1.46 "Transactions" shall mean all the transactions contemplated under this Agreement and the other agreements referred to herein.

                                  ARTICLE II
                             CONTRIBUTIONS/CLOSING

      2.1 NORTHPORT COMPANY'S CONTRIBUTION. Subject to the terms and conditions set forth herein, on the Closing Date, the Northport Company shall contribute to the Operating Partnership and the Operating Partnership shall acquire from the Northport Company all of Northport Company's right, title and interest in and to the Northport Company Properties.

      2.2 CONSIDERATION FOR NORTHPORT COMPANY CONTRIBUTION. In consideration of the contribution of the Northport Properties to the Operating Partnership, at Closing the Northport Company shall receive limited partner OP Units calculated as hereinafter provided.

            (a)   NORTHPORT COMPANY CAPITAL CONTRIBUTION.

                  (1) CLOSING. At the Closing, there shall be issued by the Operating Partnership One Million Six Hundred Twenty Five Thousand (1,625,000) limited partner OP Units issued to the Northport Company.

            Any prorations, credits, and other items which are otherwise payable at Closing by Northport Company, in cash, if any, may instead be assumed and discharged by the Operating Partnership and the amount thereof will be deducted from the Northport Company Capital Contribution of the Northport Company by a reduction of the number of OP Units to be received if the Franklin REIT and the Northport Company in their respective sole discretion, mutually agree in writing to make this adjustment at Closing. The parties have also agreed as follows: security deposits, if any, heretofore received by the Northport Company from Tenants and all other items which result in a net debit to the Northport Company at Closing will be paid in cash to the Operating Partnership at Closing.

            (b) ALLOCATION OF NORTHPORT COMPANY OP UNITS. The aggregate number of OP Units received by the Northport Company shall initially be allocated among the Northport Parties as determined by the Northport Parties provided that the Operating Partnership agrees to issue the OP Units to the Northport Parties in accordance with a schedule provided to the Operating Partnership by the Northport Company and the Northport Parties at least five (5) business days prior to Closing. Neither the Operating Partnership nor the Franklin REIT shall have any liability, obligation, duty, or responsibility to the Northport Company or the Northport Parties for allocation of OP Units (whether pursuant to the schedule provided by the Northport Company and the Northport Parties or otherwise) or for any tax, economic, contractual, or other consequence, impact, or effect resulting, directly or indirectly, from the foregoing allocation of OP Units among Northport Parties; all such liability, obligation, duty and responsibility shall be that of the Northport Company and the Northport Parties, and the Northport Company (and the Northport Parties) hereby indemnify, defend, save, and hold harmless the Franklin REIT and its officers, directors, employees, agents, attorneys, advisors, and the like from and against any damage, loss, expense, cost (including reasonable attorneys' fees), liability or obligation with respect thereto or as a result thereof. Among other things, it is acknowledged that all state and federal income tax considerations, issues, analyses, and consequences relevant to the Northport Company and/or the Northport Parties are not the responsibility of the Franklin REIT or the Operating Partnership or the agents or representatives (including legal counsel and accountants) of the Franklin REIT or the Operating Partnership, and none of the Northport Company or the Northport Parties have relied or will rely on the Franklin REIT or the Operating Partnership or the agents or representatives of such parties with regard thereto, but instead will rely on their own tax, business and legal advisors therefor and with respect thereto. However, the Franklin REIT shall use its good faith efforts so that the Northport Company and the Northport Parties can achieve their tax objectives.

            (c)   Intentionally Deleted.

      2.3 FRANKLIN REIT CONTRIBUTION. In the event all Properties are acquired at the Closing, the Franklin REIT shall contribute the Franklin REIT Property to the Operating Partnership in the amount of the Franklin REIT Capital Contribution. The Franklin REIT Contribution shall be equal to the value of the Franklin REIT Net Value as defined in the OP Agreement.

      2.4 CONSIDERATION FOR THE FRANKLIN REIT CONTRIBUTION. In consideration of the Franklin REIT Capital Contribution made by the Franklin REIT to the Operating Partnership, the Franklin REIT shall receive the "Percentage Interest" as defined and set forth in the OP Agreement.

      2.5 CALCULATION OF OWNERSHIP INTERESTS. The "ownership interest" of each partner of the Operating Partnership (general and limited) shall be determined in accordance with the OP Agreement. Without establishing the final calculation of OP Units, the parties anticipate that the Northport Partners shall receive approximately 1,625,000 OP Units in the aggregate.

      2.6 CLOSING TIME AND PLACE. The Closing shall occur on October 17, 1996, or at such other time as agreed upon by the parties; provided, however, that if the Closing cannot occur by said date, then the Closing Date shall be extended to not later than October 31, 1996.

      2.7 TITLE. On the Closing Date, the Northport Company and the Franklin REIT, respectively will convey to the Operating Partnership marketable, fee simple title to the Northport Properties and the Franklin REIT Property. Title to only the Northport Properties will be insured by issuance at Closing by the Title Company to the Operating Partnership. Title Policies shall be issued for each Northport Property in the form of the Approved Title Form and subject to only those exceptions which have been approved by all parties prior to Closing. No title policy shall be obtained for the Franklin REIT Property.

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE FRANKLIN REIT

      3.1 ORGANIZATION, POWER AND AUTHORITY, AND QUALIFICATION. The Franklin REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite power and authority to carry on its business as it is now being conducted.

      3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The Franklin REIT has taken all actions necessary to authorize the execution, delivery and performance of this Agreement by the Franklin REIT, and no other actions on the part of the Franklin REIT are necessary in this regard.

      3.3 BINDING OBLIGATION. This Agreement has been duly and validly executed and delivered by the Franklin REIT and constitutes a valid and binding agreement of the Franklin REIT enforceable against the Franklin REIT in accordance with its terms.

      3.4 NO VIOLATION. The execution and delivery of this Agreement by the Franklin REIT and the consummation of the Transactions will not result in or constitute any of the following: (i) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation, of the corporate organizational documents of the Franklin REIT or any promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which the Franklin REIT is a party; (ii) an event that would permit any party to accelerate the maturity of any indebtedness or other obligation of the Franklin REIT; or (iii) a violation or conflict with any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to the Franklin REIT.

      3.5 BANKRUPTCY. There are no attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, contemplated by or pending or threatened against the Franklin REIT. Without limiting the generality of the foregoing, none of the following have been done by, against or with respect to the Franklin
REIT: (A) the commencement of a case under Title 11 of the U.S. Code as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (B) the appointment of a trustee or receiver of any property interest; (C) an assignment for the benefit of creditors; (D) an attachment, execution or other judicial seizure of a substantial property interest; (E) the taking of, failure to take, or submission to, any action indicating an inability to meet its financial obligations as they accrue; or (F) a dissolution or liquidation.

      3.6 DISCLOSURE. To its best knowledge, no representation or warranty of the Franklin REIT in this Agreement, or any information, statement or certificate furnished or to be furnished by or on behalf of the Franklin REIT pursuant to this Agreement or in connection with the Transactions contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. All documents delivered by the Franklin REIT to the Northport Company, or made available to the Northport Company for review in connection with the Transactions, were at the time delivered or made available, and will be at the time of Closing, true, correct and complete copies of all such documents in the Franklin REIT's possession or control.

      3.7 REPORTS. The Franklin REIT has filed all reports required by the Securities Exchange Act of 1934 and the information contained therein is materially true and correct as of the date of each such filing. There have been no material adverse developments in the business and operations of the Franklin REIT since the last of such reports so filed.

      3.8 BROKERS. The Franklin REIT has not employed any broker or finder, or incurred any liability therefor, in connection with the Transactions with the exception of Prudential Securities who shall be paid a fee by the Franklin REIT.

      3.9 FRANKLIN REIT'S FINANCIAL STATEMENTS AND TITLE. The Franklin REIT's financial statements reflect all real and personal property owned by Franklin REIT, and to the best knowledge of the Franklin REIT, it has good and marketable title to the Franklin REIT Property as reflected on the preliminary title report on Exhibit 3.9.

      3.10 INSPECTIONS. The Franklin REIT acknowledges that it has been provided an adequate opportunity to inspect the Northport Properties.

                                  ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF THE NORTHPORT COMPANY
                           AND THE NORTHPORT PARTIES

            The Northport Company and the Northport Parties hereby make the following representations, warranties, and covenants, with respect to all Properties and the Northport Company subject to Sections 12.1 and 13.1 below.

      4.1 ORGANIZATION, POWER AND AUTHORITY, AND QUALIFICATION. The Northport Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California, and has the power to own all of the Northport Properties and other assets and to carry on its business as presently conducted.

      4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The Northport Parties have approved the Transactions. The Northport Company has taken all action necessary to authorize the execution, delivery and performance of the Transactions and this Agreement by the Northport Company, and no other proceedings, consents or approvals on the part of the Northport Company are needed to authorize the execution and delivery of this Agreement and the consummation by the Northport Company of the Transactions contemplated hereunder. The Northport Company has delivered to the Franklin REIT true and correct copies of all documentation governing the existence and operation of the Northport Company, including any modifications thereof (collectively the "Operating Agreement of the Northport Company") and the same correctly recites all of the terms and conditions governing the Northport Company and it has been duly and validly authorized, executed and delivered by the Northport Parties, and is binding and effective. The parties executing this Agreement have obtained all consents for such execution and have been duly authorized to so execute.

      4.3 CONSENTS AND APPROVALS. To the best knowledge of the Northport Company and the Northport Parties, the Northport Company has obtained all consents and approvals of third parties necessary to the consummation of the Transactions, including without limitation all consents and approvals (including holders of unsecured and secured debt, and any issuer and credit enhancer consents) required in connection with the transfer of the Northport Properties to the Operating Partnership and assignment to and the assumption by the Operating Partnership of the Closing Secured Debt.

      4.4 BINDING OBLIGATION. This Agreement has been duly and validly executed and delivered by the Northport Company and constitutes a valid and binding agreement of the Northport Company enforceable against the Northport Company in accordance with its terms.

      4.5 NO VIOLATION. To the Northport Company's and the Northport Parties' best knowledge, the execution and delivery of this Agreement by the Northport Company and the consummation of the Transactions will not result in or constitute any of the following: (i) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation, of the Operating Agreement of the Northport Company or any Contract or any Lease, License or Entitlement, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which the Northport Company is a party or by which it or the Property is bound; (ii) an event that would permit any party to terminate any Assumed Contract or to accelerate the maturity of any indebtedness or other obligation of the Northport Company; (iii) a violation or conflict with any term or provision of any judgment decree, order, statute, injunction, rule or regulation of a governmental unit applicable to the Northport Company or a Northport Property; or (iv) the creation or imposition of any lien, charge or encumbrance on a Northport Property except property tax reassessments due to the transfers hereunder.

      4.6 ADEQUATE DISCLOSURE. To the Northport Company's and the Northport Parties' best knowledge, the Northport Parties have been provided with, and have given their consents and approvals on the basis of, disclosure materials prepared by the Northport Company, setting forth all relevant, material facts concerning the Northport Company and the Properties, the Operating Partnership, and the Transactions.

      4.7 ABSENCE OF UNDISCLOSED LIABILITIES. To the Northport Company's and the Northport Parties' best knowledge, except for the Secured Debt, obligations under the Contracts and Leases, exceptions as stated in the Permitted Exceptions and liabilities arising in the ordinary course of business, the Northport Company has no material liabilities of any nature, whether matured or unmatured, fixed or contingent, regardless of whether the disclosure thereof would otherwise be required by generally accepted accounting principles, which liabilities could or would remain with the Northport Property or be binding on the Operating Partnership of which would have an adverse effect upon the Operating Partnership or the Northport Property.

      4.8 COMPLIANCE WITH LAWS. To Northport Company's and the Northport Parties' best knowledge, the use and operation of each Northport Property now are, and at the time of Closing will be, in compliance with all Laws which are material to the ownership and operation of each Northport Property. To Northport Company's and the Northport Parties' best knowledge, there are no facts which would prevent the Operating Partnership from using and operating the Northport Property after Closing in the manner in which it is intended to be operated.

      4.9 LICENSES, PERMITS, CERTIFICATES OF OCCUPANCY, ZONING, ETC. To Northport Company's and the Northport Parties' best knowledge, all Licenses and Entitlements required in connection with the construction, use or occupancy of each Northport Property have been obtained and are in full force and effect and in good standing.

      4.10 ENVIRONMENTAL MATTERS. Other than the hazardous materials described with the Leases and which have been, or are presently being employed by the Tenant in its business operations and the Phase I and Phase II hazardous material reports and all the other reports related to hazardous materials, all listed and referred to on Exhibit 4.10 delivered to the Franklin REIT prior to Closing by the Northport Company, (i) neither the Northport Company nor, to the best knowledge of the Northport Company, any current or previous owner, tenant, occupant, user of a Northport Property, or any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of a Northport Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about a Northport Property, or transported any Hazardous Materials to, from or across a Northport Property, except in all cases in compliance with Environmental Requirements; and (ii) to the best knowledge of the Northport Company, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about a Northport Property, except in all cases in compliance with Environmental Requirements.

      4.11 TAXES AND ASSESSMENTS. The Northport Company has not received notice of and does not have any knowledge of (i) any proposed increase in the assessed valuation of a Northport Property, or (ii) any existing or proposed assessment that has or may become a lien on a Northport Property except possible reassessment as a result of the transfers hereunder and improvements made by the Tenant.

      4.12 PHYSICAL CONDITION. To the best knowledge (but without investigation) of the Northport Company, it has received no notice that there are structural defects or deficiencies in the Improvements which individually or in the aggregate would have a material adverse effect on the Northport Company or on the value of a Northport Property. To the best knowledge (but without investigation) of the Northport Company, it has received no notice that the Improvements and Tangible Personal Property (including, without limitation, plumbing equipment, HVAC, electric wiring and fixtures, gas distribution systems, and water and sewage systems presently on or in a Northport Property) are not in good working order and condition and are not sufficient to serve the needs of a Northport Property. To the best knowledge (but without investigation) of the Northport Company, it has received no notice that all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of a Northport Property, including, without limitation, cable television service, and waste water treatment facilities permanently dedicated to and reserved for a Northport Property, have not been installed to the property lines of the Northport Properties, are not connected pursuant to the valid unconditional permits, and are not adequate to service a Northport Property and to permit compliance with all Laws.

      4.13 LEASES. The Leases for the Northport Properties described on Exhibit
1.26 attached hereto are true, complete and accurate. Except for the Leases, to the best knowledge of the Northport Company, there are no other leases, licenses or other agreements affecting the occupancy of the Northport Properties which would become an obligation of the Operating Partnership after the Closing. With respect to each Lease: (i) there is no default by the Northport Company under any Lease, and (ii) all Leases are assignable by the Northport Company to the Operating Partnership.

      4.14 NO LITIGATION OR ADVERSE EVENTS. To the best knowledge of the Northport Company, there are no investigations, actions, suits, proceedings or claims pending or, to the best knowledge of the Northport Company, threatened against or affecting the Northport Company or a Northport Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign. To the best knowledge of the Northport Company, the Northport Company has not received notice of any, and to the best knowledge of the Northport Company is not subject to any, order, writ, injunction or decree of any court or federal, state, municipal or other governmental agency or department, commission, board, agency or instrumentality.

      4.15 CONTRACTS AND AGREEMENTS. The Northport Company shall terminate at or prior to Closing all Contracts (other than Leases) affecting a Northport Property that are not Assumed Contracts. On the Closing Date, to the best knowledge of the Northport Company, there will be no outstanding written or oral Contracts made by the Northport Company in connection with a Northport Property which in any way binds or affects a Northport Property or the Operating Partnership other than the Assumed Contracts and Leases. To the best knowledge of the Northport Company, there are no Contracts for any improvements to a Northport Property which have not been fully paid for, and the Northport Company shall cause to be discharged all mechanics' and materialmen's liens, if any, arising from any labor or materials furnished to a Northport Property prior to the Closing Date. With respect to each Assumed Contract to the best knowledge of the Northport Company, (i) it has been duly and validly executed and delivered by the Northport Company; (ii) it is in full force and effect; (iii) the copy of the Assumed Contract delivered by the Northport Company to the Operating Partnership is true and accurate and is unmodified; (iv) the Northport Company is not in default under any Assumed Contract and no event exists which, with the passage of time or the giving of notice or both, would become a default thereunder on the part of the Northport Company; (v) to the knowledge of the Northport Company, no other party to any Assumed Contract is in default under the Assumed Contract and nor has any event occurred which, with the passage of time or the giving of notice or both, would become a default thereunder; and
(vi) each Assumed contract may validly be assigned to and assumed by the Operating Partnership, and any and all consents to such assignment and assumption have been obtained by the Northport Company.

      4.16 NO OTHER AGREEMENTS. To the knowledge of the Northport Company, there are no obligations in connection with a Northport Property which will be binding upon the Operating Partnership or affect a Northport Property after Closing and which are not disclosed by the Approved Title Form.

      4.17 NON-FOREIGN PERSON. The Northport Company is not a "foreign person" as such term is defined in Section 1445(f) of the Internal Revenue Code of 1986, as amended, and the Northport Company are not subject to withholding under
Section 26131 of the California Revenue and Taxation Code.

      4.18  INTENTIONALLY OMITTED.

      4.19 BROKERS. The Northport Company has not employed any broker or finder, or incurred any liability therefor, in connection with the Transactions.

      4.20 OPERATING STATEMENTS. To the best knowledge of the Northport Company, all operating statements and other financial statements provided by the Northport Company to the Franklin REIT fully reflect the matters stated therein, including operation of the Northport Properties for the periods covered and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by the Northport Company for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property. Since the end of the latest period covered by such financial statements, there have been no transactions or occurrences materially affecting the operating expenses (or items thereof) associated with the Northport Properties.

      4.21 SECURED DEBT. To the best knowledge of the Northport Company, all Secured Debt Instruments are reflected on Exhibit 1.40. All of the information contained on the foregoing Exhibits is true, accurate, and complete in all material respects.

      4.22 SECURITY DEPOSITS. All Tenant security deposits, if any, are reflected in Exhibit 4.22. There are no other deposits held by the Northport Company in connection with the Northport Properties.

      4.23 DEPOSITS AND REIMBURSEMENTS. To the best knowledge of the Northport Company, all Deposits and Reimbursements are reflected on Exhibit 4.23.

      4.24 BANKRUPTCY. To the best knowledge of the Northport Company, there are no attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, contemplated by or pending or threatened against the Northport Company. Without limiting the generality of the foregoing, none of the following have been done by, against, or with respect to the Northport Company and the Northport Parties, as concerns any right, claim or interest of such Northport Party in or to any assets or property of any Northport Company, or any affiliate of any general partner as concerns any right, claim or interest of such affiliate in or to any assets or property of any Northport Company: (A) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended (the "Bankruptcy Code"), or under any other applicable federal or state bankruptcy law or other similar law (collectively, "Insolvency Laws");
(B) the appointment of a custodian, agent, trustee or receiver of any property interest; (C) an assignment for the behalf of creditors; (D) an attachment, execution or the taking of, failure to take, or submission to, any action indicating an inability to meet its financial obligations as they accrue; (F) a dissolution or liquidation; or (G) any property transferred, concealed, or removed with intent to hinder, delay, or defraud creditors.

      4.25  INTENTIONALLY DELETED.

      4.26  SOLVENCY AND EQUIVALENCY OF VALUE REPRESENTATIONS.

            (a) Neither the Northport Company or any of the Northport Parties, nor any person or entity owning directly or indirectly any interest in the Northport Company, is or, by virtue of the transactions contemplated by this Agreement, will be rendered any of the following:

                  (1) insolvent, as that term is used or defined under any applicable insolvency law;

                  (2) possessed of debts greater than the fair or salable value of all of its property;

                  (3) generally not paying or unable to pay its debts as they become due or mature;

                  (4) engaged in any business or transaction, or is about to engage in any business or transaction, for which any property remaining with it after the Transactions is an unreasonably small amount of capital;

            (b) The Transactions constitute a contemporaneous exchange for fair and equivalent new value given to the Northport Company, any of the Northport Parties and any person or entity owning directly or indirectly any interest in the Northport Company, and are, according to ordinary business terms, receiving fair value.

      4.27 INSPECTIONS. The Northport Company and the Northport Parties acknowledge that they have been provided an adequate opportunity to inspect the Franklin REIT Property.

      4.28 BEST KNOWLEDGE. As used herein the words "to the best knowledge" or other similar words with respect to the Northport Company or any of the Northport Parties shall mean the best of their actual knowledge based upon the actual knowledge of the four principal members of the Northport Company and not the knowledge of any Northport Company employee, agent, or other party.

                                   ARTICLE V
               COVENANTS AND AGREEMENTS OF THE NORTHPORT COMPANY
                           AND THE NORTHPORT PARTIES

      The Northport Company and the Northport Parties hereby covenant and agree as follows:

      5.1 ACTIONS AFFECTING ASSETS. The Northport Company shall not sell, assign, lease, pledge, transfer or encumber any of the Northport Properties, or enter into any other consent, commitment, understanding or other agreement, or incur any obligation or liability (contingent or absolute) with respect to the Northport Properties or merge or consolidate with or into any other entity or enter into any agreements relating thereto.

      5.2 ACCESS TO PROPERTY AND RECORDS. Upon reasonable notice and during regular business hours, the Northport Company shall give the Franklin REIT, and authorized representatives full access to the Northport Properties, the Northport Company's personnel, properties, documents, contracts, facilities, books, equipment and records and shall also give and shall cause its Tenants pursuant to the Leases to give them access to the Property.

      5.3 LICENSE AND ENTITLEMENTS. Through the Closing, the Northport Company shall maintain all Licenses and Entitlements in full force and effect, and to its best knowledge shall file timely all reports, statements, renewal applications and other filings, and to its best knowledge shall pay timely all fees and charges in connection therewith that are required to keep the Licenses and Entitlements in full force and effect.

      5.4 NO EXTRAORDINARY TRANSACTIONS. Until the Closing, the Northport Company will conduct its business in the ordinary and usual course as such business was conducted prior to the date hereof and not engage in any extraordinary transactions without the Franklin REIT's prior written consent. Extraordinary transactions shall include, without limitation, the sale of any real property or any material asset, borrowing of any funds under existing credit arrangements or otherwise, entering into any new contract or agreement (or extending any existing contract or agreement) unless such is cancelable by the Northport Company (and after the Closing, by the Operating Partnership) in their discretion on a maximum of thirty (30) days' notice.

      5.5 SOLICITATION OR NEGOTIATION. Neither the Northport Company nor the Northport Parties shall initiate or solicit any inquiries or offers with respect to, and shall not agree to, any merger, acquisition or other offer involving the Northport Company, any interest in the Northport Company, or any of its Properties or securities prior to October 31, 1996.

      5.6 INSURANCE. Through the Closing, the Northport Company shall cause to be maintained in full force and effect substantially the same public liability and casualty insurance coverage now in effect with respect to a Northport Property, at its own expense.

      5.7 TAXES AND ASSESSMENTS. Except as otherwise provided in this Agreement, the Northport Company shall pay or discharge before delinquent all tax liabilities and obligations, including, without limitation, those for federal, state or local income, property, sales, use and other taxes that are payable prior to the Closing Date.

      5.8 BINDING COMMITMENTS. Prior to Closing, the Northport Company shall not make any material commitments or representations to any applicable government authorities, any adjoining or surrounding property owners, any civic association, any utility or any other similar person or entity that would in any manner be binding upon the Operating Partnership or a Northport Property without the Franklin REIT's prior written consent in each case.

      5.9 OPERATION OF PROPERTY. Subject to any loss provided in Section 13.12, the Northport Company shall continue to operate and maintain the Northport Properties in the ordinary course of its business, consistent with past practice, and will maintain each Northport Property in substantially its present order and condition and make all reasonably necessary repairs and replacements consistent with a reasonably prudent maintenance and repair program followed by owners of similar property in the vicinity of the Northport Properties, and deliver the Northport Properties on the Closing in substantially the same condition it was on the date this Agreement was executed by the Operating Partnership, reasonable wear and tear excepted. Without limiting the generality of the foregoing, no fixtures, equipment or other Personal Property shall be removed from a Northport Property unless prior to the Closing Date the same are replaced with similar items of at least equal quality and value.

      5.10 CLOSING INFORMATION. Prior to Closing, the Northport Company shall deliver to the Franklin REIT: (i) the Leases for each Northport Property to the Operating Partnership; and (ii) such information as may be required to calculate the Closing Secured Debt.

      5.11 BOARD SEATS. At the written request of the Franklin REIT, one of the Northport Parties who is made a member of the Franklin's REIT's Board of Directors shall agree to resign from such a position when such Northport Party receives notice to so resign at any time after one (1) year from the date of Closing.

                                  ARTICLE VI
                 COVENANTS AND AGREEMENTS OF THE FRANKLIN REIT
                        REGARDING OPERATING PARTNERSHIP

      The Franklin REIT hereby covenants and agrees as follows (and notwithstanding anything to the contrary in the OP Agreement):

      6.1 NO PROPERTY TRANSFER PERIOD. The Franklin REIT covenants and agrees not to cause without the Northport Parties' consent pursuant to the Operating Partnership Agreement, the Operating Partnership to sell, transfer or otherwise dispose of any of the Real Property, or any interest therein, directly or indirectly, whether as a result of a "Terminating Capital Transaction" as defined in the OP Agreement or otherwise (collectively referred to as a "Property Transfer") which was contributed pursuant to this Agreement by the Northport Company, nor distribute to the Northport Company or their successors and assigns any property if such distribution would trigger tax liability under Internal Revenue Code Section 737, or under any other provision of the Internal Revenue Code, for a period of five (5) years after contribution of such Property to the Operating Partnership upon the Closing, unless and until, on a Property-by-Property basis, either (i) during said five (5) year period there has been an "Excess Transfer" (as hereinafter defined) of the OP Units received by the Northport Company, or (ii) the Property Transfer occurs in a manner which, upon such transfer, is fully tax free to , and as such does not produce any income taxation upon, the Northport Company or its successors and assigns as to whose Property a Property Transfer is proposed to be made. Further, after such five
(5) year period, Franklin REIT will continue to exercise good faith efforts to defer taxable gain from sale of the Real Property.

      6.2 NO PAY DOWN PERIOD. During a period of ten (10) years after the Closing the Franklin REIT shall not cause the Operating Partnership to pay down (other than pursuant to loan amortization terms) any of the secured loans nor take any other action to the extent that it would result in an income tax liability under the Internal Revenue Code, or result in a reduction of the allocation of debt to the Northport Company or its successors or assigns for purposes of computing such parties' basis for income tax purposes, unless either
(i) simultaneously with such pay down the Operating Partnership refinances the full amount paid down with non-recourse debt, and such refinanced debt shall not result in a reduction of the allocation of debt to the Northport Company and its successors or assigns for purposes of computing such parties' basis for income tax purposes, or (ii) during said ten (10) year period there has been an Excess Transfer of the OP Units received by the contributing Northport Company as to whose Property or replacement the pay down is proposed to occur.

      6.3 NO DISSOLUTION ACTION. Without limiting the provisions of Section 6.2 for the ten (10) year period immediately following the Closing the Franklin REIT will not cause the Operating Partnership to take any action which results in dissolution of the Operating Partnership. Further, after such ten-year (10) period, the Franklin REIT will continue to exercise good faith efforts to defer taxable gain from the paydown of loans related to the Northport Properties.

      For purposes of the foregoing, the term "Excess Transfer" shall mean the sale or transfer or conversion of at least eighty (80%) percent of the OP Units received by the Northport Company and/or (in the aggregate) its respective successors and assigns in transactions not constituting transfers permitted under Paragraph 9(b) of the Registration Rights Agreement entered into concurrently herewith between the Franklin REIT and the Northport Company. For purposes of the foregoing, a pledge, encumbrance or hypothecation of an OP Unit or an interest therein shall not constitute a sale, transfer or conversion. The provisions of this Article VI shall survive Closing.

      6.4 ACTIONS AFFECTING ASSETS. Prior to Closing, the Franklin REIT shall not sell, assign, lease, pledge, transfer or encumber the Franklin REIT Property or enter into any other consent, commitment, understanding or other agreement, or incur any obligation or liability (contingent or absolute) with respect to the Franklin REIT Property.

      6.5 ACCESS TO PROPERTY AND RECORDS. Prior to Closing, upon reasonable notice and during regular business hours, the Franklin REIT shall give the Northport Company, and authorized representatives full access to the Franklin REIT Property and records and shall also give and shall cause its Tenants pursuant to the Leases to give them access to the Franklin REIT Property.

      6.6 LICENSE AND ENTITLEMENTS. Through the Closing, the Franklin REIT shall maintain all Licenses and Entitlements in full force and effect, and to its best knowledge shall file timely all reports, statements, renewal applications and other filings, and to its best knowledge shall pay timely all fees and charges in connection therewith that are required to keep the Licenses and Entitlements in full force and effect.

      6.7 NO EXTRAORDINARY TRANSACTIONS. Until the Closing, the Franklin REIT will conduct its business in the ordinary and usual course as such business was conducted prior to the date hereof and not engage in any extraordinary transactions without the Northport Company's prior written consent. Extraordinary transactions shall include, without limitation, the sale of any real property or any material asset, borrowing of any funds under existing credit arrangements or otherwise, entering into any new contract or agreement (or extending any existing contract or agreement) unless such is cancelable by the Franklin REIT (and after the Closing, by the Operating Partnership) in their discretion on a maximum of thirty (30) days' notice.

      6.8 SOLICITATION OR NEGOTIATION. The Franklin REIT shall not initiate or solicit any inquiries or offers with respect to, and shall not agree to any acquisition involving the Franklin REIT Property prior to October 31, 1996.

      6.9 INSURANCE. Through the Closing, the Franklin REIT shall cause to be maintained in full force and effect substantially the same public liability and casualty insurance coverage now in effect with respect to the Franklin REIT Property, at its own expense.

      6.10 TAXES AND ASSESSMENTS. Except as otherwise provided in this Agreement, the Franklin REIT shall pay or discharge before delinquent all tax liabilities and obligations, including, without limitation, those for federal, state or local income, property, sales, use and other taxes that are payable prior to the Closing Date.

      6.11 BINDING COMMITMENTS. Prior to Closing, the Franklin REIT shall not make any material commitments or representations to any applicable government authorities, any adjoining or surrounding property owners, any civic association, any utility or any other similar person or entity that would in any manner be binding upon the Operating Partnership without the Northport Company's prior written consent in each case.

      6.12 OPERATION OF PROPERTY. Subject to any loss provided in Section 13.12, the Franklin REIT shall continue to operate and maintain the Franklin REIT Property in the ordinary course of its business, consistent with past practice, and will maintain the Franklin REIT Property in substantially its present order and condition and make all reasonably necessary repairs and replacements consistent with a reasonably prudent maintenance and repair program followed by owners of similar property in the vicinity of the Franklin REIT Property, and deliver the Franklin REIT Property on the Closing in substantially the same condition it was on the date this Agreement was executed by the Operating Partnership, reasonable wear and tear excepted. Without limiting the generality of the foregoing, no fixtures, equipment or other Personal Property shall be removed from the Franklin REIT Property unless prior to the Closing Date the same are replaced with similar items of at least equal quality and value.

      6.13 CLOSING INFORMATION. Prior to Closing, the Franklin REIT shall deliver to the Northport Company the Leases for the Franklin REIT Property to the Operating Partnership.

      6.14 BOARD SEATS. Upon the Closing, and subject to Section 5.11 above, two
(2) seats on the Board of Directors of the Franklin REIT shall be made available to two (2) of the Northport Parties who shall be Barry Fernald and Larry Russel for terms in accordance with the corporate governance documents.

                                  ARTICLE VII
           COVENANTS AND AGREEMENTS OF THE FRANKLIN REIT REGARDING
                             PARTNERSHIP INTEREST

      The Franklin REIT hereby covenants and agrees that it will take all actions consistent with the provisions of Article VI.

                                 ARTICLE VIII
             COVENANTS AND AGREEMENTS OF THE OPERATING PARTNERSHIP

      The Operating Partnership hereby covenants and agrees that Cupertino Management shall manage the Properties for two (2) years after the Closing pursuant to an agreement attached in Exhibit 7.00.

                                  ARTICLE IX
                     FRANKLIN REIT'S CONDITIONS PRECEDENT

      The obligation of the Franklin REIT to consummate the Transactions shall be subject to fulfillment (or waiver) at or prior to the Closing of the following conditions precedent (the "Franklin REIT Conditions Precedent"):

      9.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants made in this Agreement or in any document delivered by any of them pursuant to this Agreement by any person or entity other than the Franklin REIT shall be true and correct in all material respects when made on and as of the Closing Date as though such representations, warranties and covenants were made on and as of the Closing Date.

      9.2 NO MATERIAL ADVERSE CHANGE. None of the following shall have occurred with respect to the Northport Properties: (i) any actual, pending, or threatened taking of any portion of any Property by condemnation or eminent domain; (ii) destruction of any portion of any Property regardless of cause; (iii) the discovery of any Hazardous Materials on any Property other than as disclosed in writing to the Franklin REIT (including but not limited to the Leases) prior to the date hereof or discussed in any environmental audit approved by the Franklin REIT for the Northport Properties prior to the date hereof; (iv) if any data, information, facts or material provided to or obtained by the Franklin REIT regarding the Northport Parties, the Northport Company, any Property, the Existing Secured Debt proves to be false or misleading in any material respect, or if any new material adverse fact concerning the same comes to the attention of the Operating Partnership, or (v) the Northport Company or the Northport Partners fail to comply with the provisions of this Agreement.

      9.3 DELIVERY OF CLOSING REQUIREMENTS. Prior to or concurrently with Closing, the Northport Company shall have executed and delivered, or caused to be executed and delivered, to Escrow each of the documents and items identified in Article XI, below to be executed and delivered by it, and the Title Company shall be prepared to issue to the Operating Partnership title policies in the Approved Title Form.

      9.4 NO ORDER OR INJUNCTION. The consummation of the Transactions shall not have been restrained, enjoined or prohibited by any order or injunction of any court or governmental authority of competent jurisdiction.

      9.5 ASSUMPTION OF SECURED DEBT. Effective on the Closing Date, subject to receipt of written Lender consent and assumption terms acceptable to the Franklin REIT, the Operating Partnership shall assume all obligations of the Northport Company under the Secured Debt Instruments arising on and after the Closing Date, pursuant to the Assignment of the Secured Debt Instruments. The assignment of the Secured Debt Instruments shall have been approved by the applicable lender of the Secured Debt.

      9.6 FULL PARTICIPATION. All the Northport Properties are transferred to the Operating Partnership at Closing.

      9.7 FRANKLIN REIT'S APPROVAL OF SECURED DEBT INSTRUMENTS. The Franklin REIT shall have received all of the Secured Debt Instruments and approved the terms, and the fees and costs of transfer or assignment thereof.

                                   ARTICLE X
                    NORTHPORT COMPANY CONDITIONS PRECEDENT

      The obligation of the Northport Company to consummate the Transactions shall be subject to fulfillment (or waiver) at or prior to the Closing Date of the following conditions precedent (the "Northport Company Conditions Precedent"):

      10.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties, and covenants made by the Franklin REIT in this Agreement or in any document delivered by any of them pursuant to this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations, warranties and covenants were made on and as of the Closing Date.

      10.2 DELIVERY OF CLOSING REQUIREMENTS. Prior to or concurrently with Closing, the Franklin REIT shall have executed and delivered, or caused to be executed and delivered, to Escrow each of the documents and items identified in
Article XI, below to be executed and delivered by it.

      10.3 NO ORDER OR INJUNCTION. The consummation of the Transactions shall not have been restrained, enjoined or prohibited by any order or injunction of any court or governmental authority of competent jurisdiction.

      10.4 THE FRANKLIN REIT CAPITAL CONTRIBUTION. Concurrently with Closing, the Franklin REIT shall contribute the Franklin REIT Property to the Operating Partnership in the amount of the Franklin REIT Capital Contribution.

      10.5 ASSIGNMENT AND ASSUMPTION OF SECURED DEBT. Effective on the Closing Date, the Northport Company shall assign to the Operating Partnership all of their rights under the Secured Debt Instruments, and the Operating Partnership shall assume all obligations of such Northport Company under the Secured Debt Instruments arising on and after the Closing Date. In connection with such assumption, the applicable Northport Company and the Northport Parties shall be released from their obligations under any applicable guaranties relating to the Properties contributed.

      10.6 NO MATERIAL ADVERSE CHANGE. None of the following shall have occurred: (i) any actual, pending, or threatened taking of any portion of the Franklin REIT Property by condemnation or eminent domain; (ii) destruction of any portion of the Franklin REIT Property regardless of cause; (iii) the discovery of any Hazardous Materials on the Franklin REIT Property other than as disclosed in writing to the Northport Parties prior to the date hereof or discussed in any environmental audit approved by the Northport Parties for the Franklin REIT Property prior to the date hereof; (iv) if any data, information, facts or material provided to or obtained by the Northport Parties regarding the Franklin REIT, or the Franklin REIT Property, proves to be false or misleading in any material respect, or if any new material adverse fact concerning the same comes to the attention of the Northport Company or (v) the Franklin REIT fails to comply with the provisions of this Agreement.

                                  ARTICLE XI
                                  THE CLOSING

      Subject to the terms and conditions of this Agreement, the Closing, which shall be conducted with the services of the Escrow and in accordance with the terms of this Agreement (and any other reasonable and standard escrow provisions required by the Escrow) shall take place promptly after satisfaction or waiver of the conditions set forth in Articles IX and X and this Article XI.

      11.1 DELIVERIES BY THE NORTHPORT COMPANY. At Closing, the Northport Company shall deliver or cause to be delivered to Escrow (except where specified to remain at the management office of the applicable Property) the following:

            (a)   The duly executed OP Agreement by all appropriate parties;

            (b) A grant deed conveying to the Operating Partnership good and marketable fee simple title to the Northport Properties (subject only to Permitted Exceptions), in the form attached hereto as Exhibit 11.1(b);

            (c) A duly executed warranty bill of sale in the form attached hereto as Exhibit 11.1(c), conveying to the Operating Partnership title to its Tangible Personal Property, such title to be free of any liens, encumbrances or interests;

            (d) A duly executed assignment to the Operating Partnership of its Intangible Personal Property in the form attached hereto as Exhibit 11.1(d) (the "Assignment of Intangible Property");

            (e) A duly executed assignment and assumption of Leases affecting its Property to the Operating Partnership in the form of Exhibit 11.1(e) (the "Assignment of Leases"), such title to be free to any liens, encumbrances or interests;

            (f) A duly executed affidavit that the Northport Company is not a "foreign person" within the meaning of Section 1445(e)(3) of the Internal Revenue Code of 1986 (the "Internal Revenue Code") in the form of Exhibit 11.1(f);

            (g) If applicable, a duly executed assignment and assumption of Secured Debt Instruments affecting the Northport Properties to the Operating Partnership in the Form of Exhibit 11.1(g) (the "Assignment of Secured Debt Instruments") and written documents evidencing consents in form and content satisfactory to the Operating Partnership from all applicable lenders of the Secured Debt to the Assignment of Secured Debt Instruments;

            (h) A certified copy of a duly executed Operating Agreement for the Northport Company;

            (i) A duly executed California Real Estate Withholding Exemption Certificates (Form 590-RE);

            (j) A full release and reconveyance of all monetary encumbrances affecting the Property other than the Permitted Exceptions, including, without limitation, any mechanics' liens and such bond, indemnity or other arrangements, and any other documents or agreements as shall be necessary to cause the Title Company to insure title to each Northport Property as vested in the Operating Partnership without any exception for such matters and in the form of the Approved Title Form;

            (k) Originals of all Assumed Contracts and all Leases (each of which may be left at the applicable Property management office);

            (l) Cash in the amount of any net credits owed by the Northport Company to the Operating Partnership as a result of the proration described below. Any cash sums not paid and agreed to by the Franklin REIT to not be paid in cash at Closing shall be deducted in the calculation of the Northport Company Capital Contribution;

            (m) Evidence of termination of any Contracts (including the Devcon Contract for management) affecting the Northport Properties and that are not assumed contracts, if any;

            (n) Any as-built architectural and engineering plans, warranties, permits and other similar items relating to the operation of the Properties;

            (o)   Intentionally Deleted.

            (p) Estoppel statements from all Tenants of the Northport Properties in the form of Exhibit 11.1(p);

            (q) Duly executed assumption agreements regarding the Secured Debt and Secured Debt Instruments and all applicable consents;

            (r) Evidence reasonably satisfactory to the Franklin REIT that the Northport Company will comply with the covenant contained in Section 4.26 hereof;

            (s) A duly executed Registration Rights Agreement in the form of
Exhibit 1.39 attached hereto.

            (t)   A duly executed Exchange Rights Agreement in the form of
Exhibit 1.16 attached hereto; and

            (u) Such other documents and instruments as are necessary or appropriate to consummate the Transactions in accordance with this Agreement.

      11.2 DELIVERIES BY THE FRANKLIN REIT. At Closing, the Franklin REIT, as the newly constituted general partner of the Operating Partnership, shall deliver to Escrow the following on behalf of the Operating Partnership; and

            (a)   The duly executed OP Agreement by all appropriate parties;

            (b) A grant deed conveying to the Operating Partnership good and marketable fee simple title to the Franklin REIT Property (subject only to permitted exceptions), in the form attached hereto as Exhibit 11.2(b);

            (c) A duly executed warranty bill of sale in the form attached hereto as Exhibit 11.2(c) , conveying to the Operating Partnership title to its Tangible Personal Property, such title to be free of any liens, encumbrances or interests;

            (d) A duly executed assignment to the Operating Partnership of its Intangible Personal Property in the form attached hereto as Exhibit 11.2(d) (the "Assignment of Intangible Property");

            (e) A duly executed affidavit that the Franklin REIT is not a "foreign person" within the meaning of Section 1445(e)(3) of the Internal Revenue Code of 1986 (the "Internal Revenue Code") in the form of Exhibit 11.2(e);

            (f) A duly executed Assignment of Leases in the form of Exhibit 11.2(f);

            (g) A duly executed Assignment of Secured Debt Instruments in the form of Exhibit 11.1(g);

            (h) Cash in the amount of any net credits owed by the Operating Partnership as a result of the prorations described below, if any, limited, however, by the Franklin REIT Capital Contribution;

            (i)   Certificates evidencing ownership of the OP Units;

            (j) A duly executed (by both the Operating Partnership and the Franklin REIT) Registration Rights Agreement in the form of Exhibit 1.39 attached hereto;

            (k) A duly executed (by both the Operating Partnership and the Franklin REIT) Exchange Rights Agreement in the form of Exhibit 1.16 attached hereto; and

            (l) Such other documents and instruments as are necessary or appropriate to consummate the Transactions in accordance with this Agreement.

      11.3 CLOSING PRORATIONS. The items below are to be apportioned as of 12:01 AM on the Closing Date. No prorations or credits shall be considered an advance by any Northport Company or the Franklin REIT to the Operating Partnership. All prorations shall be settled at Closing in cash, unless otherwise agreed by the parties.

            (a) RENT. Rent under the Leases shall be apportioned as of the Closing Date, regardless of whether or not such rent has been received by the Northport Company and the Franklin REIT. All rent and other income for the period preceding the Closing Date for a Northport Property or the Franklin REIT Property shall be deemed to be the property of the then owner, and all rent and other income for the period commencing on the Closing Date shall be the property of the Operating Partnership. The Operating Partnership shall not be obligated to take any steps to recover any rent arrearages on behalf of the Northport Company and the Franklin REIT. The Northport Company and the Franklin REIT, respectively shall be permitted to pursue their remedies for collection of any rent arrearages applicable to the period prior to the Closing Date, provided that the Operating Partnership shall incur no cost, expense or liability in connection therewith, but the Northport Company only shall not be permitted to enforce any other legal or equitable remedies specifically including commencing eviction procedures.

            (b) LEASING COSTS. The Northport Company shall pay as of the Closing Date all leasing commissions and tenant improvement costs, if any, in connection with any Lease executed on or before the Closing whether due or to become due before or after the Closing Date.

            (c) SECURITY DEPOSITS. The Northport Company and the Franklin REIT shall be obligated and liable to the Operating Partnership for all security deposits paid by Tenants under any Leases, and any interest earned thereon, which by law or the terms of such Leases are or could become refundable to Tenants. The obligation and liability of the Northport Company and the Franklin REIT in this regard shall be discharged at Closing by the Operating Partnership assuming the obligation of the respective parties therefor, and the payment of cash by the Northport Company and the Franklin REIT for same.

            (d) UTILITY CHARGES. Utility charges in the Northport Properties shall not be prorated as the Tenant pays for such charges under the Lease. However, utility charges shall be prorated for the Franklin REIT Property at Closing.

            (e) REAL ESTATE TAXES AND SPECIAL ASSESSMENTS. While all unpaid real estate taxes, special assessments, bonds and personal property taxes for the Northport Properties shall not be prorated as the tenant pays for such charges under the Lease, the parties hereto shall prorate said items after the Closing pursuant to Section 11.3(h) in the event that the Tenant of the Northport Properties fails to pay said items. However, such items shall be prorated with regard to the Franklin REIT Property.

            (f) OTHER APPORTIONMENTS. Amounts payable under the Assumed Contracts, annual or periodic permit and/or inspection fees (calculated on the basis of the period covered), and liability for other property operation and maintenance expenses and other recurring costs shall be apportioned as of the day of the Closing Date. Premiums on any policy of insurance maintained by the Northport Company and the Franklin REIT Property in connection with each contributed Property shall also be prorated as of the Closing Date. Payments of interest on the Secured Debt shall be prorated as of the Closing Date with such interest accruing prior to the Closing Date being deemed an expense of the Northport Company. Interest accruing thereafter shall be an expense of the Operating Partnership. Interest and principal on bonds and assessments as stated on the Permitted Exceptions shall be prorated as of the day of the Closing Date.

            (g) PRELIMINARY CLOSING ADJUSTMENT. The Northport Company, the Franklin REIT, and Operating Partnership shall jointly prepare and approve a preliminary Closing adjustment on the basis of the Leases, Assumed Contracts and other sources of income and expenses, and shall deliver such computation to Escrow Holder prior to Closing.

            (h) POST-CLOSING RECONCILIATION. If any of the aforesaid prorations cannot be definitely calculated on the Closing Date, then they shall be estimated at the Closing and definitely calculated as soon after the Closing Date as feasible, but in any event within forty-five (45) days after the Closing Date. As soon as the necessary information is available, the Operating Partnership, the Franklin REIT, and the Northport Company shall conduct a post-Closing audit to determine the accuracy of all prorations made to the Purchase Price (the "Post-Closing Audit"). Either party owing the other party a sum of money based on such subsequent proration(s) or the Post-Closing Audit shall promptly pay said sum to the other party, together with interest thereon at the rate of two percent (2%) over the "reference rate" established by Bank of America (as announced from time to time by said bank) per annum from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor.

      11.4 DEPOSITS AND REIMBURSEMENTS. The Northport Company and the Franklin REIT respectively shall be entitled to any credit for any Deposits and Reimbursements, but such items shall remain in place for the benefit of the Operating Partnership with such utility companies, bonding or surety companies or other governmental or private bodies.

      11.5 CLOSING COSTS. The Franklin REIT shall pay with respect to each Northport Property and the Franklin REIT Property, contributed to the Operating Partnership the premium for the Title Policy, the cost of any endorsements to the Title Policy set forth in Exhibit 11.5, and with respect to all Properties contributed the cost of any applicable transfer taxes, escrow fees and costs, and recording fees, and for all costs incurred in connection with the loan assumption fees, prepayment or satisfaction of any loan or bond secured by the Property including, without limitation, any prepayment fees, penalties or charges. Any of the other costs and charges of the Escrow shall be allocated as follows: In the event this Agreement is terminated for any reason other than a breach or default by the Operating Partnership or the Franklin REIT, or by the Northport Company, or the Northport Parties, each party shall pay one half (1/2) of the Escrow or Title Company fees and costs. Otherwise, the defaulting Party shall pay all of the Escrow or Title fees and costs.

      11.6 OTHER COSTS. The following shall apply to all costs and expenses not otherwise specifically addressed above.

            (a) Each party hereto agrees to pay all of its own fees, costs and expenses (including legal and accounting) incurred in connection with the negotiation, drafting and completion of the (I) OP Agreement, and (ii) all agreements, documents, and other instruments (e.g., the Contribution Agreement and the conveyancing documents prepared in connection therewith, the Registration Rights Agreement, the Exchange Rights Agreement, and certificates for OP Units), as well as the conduct and completion of an audit of the financial and operating statements for each of the Properties for the year ended December 31, 1995, relating to the acquisition of the Properties by the Operating Partnership and/or the issuance of OP Units in connection therewith. The foregoing fees, costs and expenses are referred to collectively as the "Separate Expenses."

      Such Separate Expenses include (and such included expenses shall be the separate liability and obligation of the respective incurring parties), among other things, the following: (i) the Franklin REIT's and/or the Northport Company's costs, fees, and expenses associated with its due diligence review of the Properties and the Franklin REIT's properties, (ii) the Franklin REIT's and/or the Northport Company's costs, fees, and expenses associated with the analysis of the tax, economic, or other impact of the Transactions upon any of the respective parties, and (iii) any sales, income, or any other tax arising from the Transactions.

            (b) In the event the Closing does not occur due to the breach or default by the Northport Company and/or the Northport Parties, or any of them, or any act or omission within the control of such entity or parties, then notwithstanding the provisions of paragraph (a) above, the Northport Company and the Northport Parties, jointly and severally, agree to pay all costs and expenses incurred by the Franklin REIT (including legal and accounting) in connection with the negotiation, due diligence, documentation and the like relating to the Transactions, which shall be limited to fifty thousand dollars ($50,000). In the event the Closing does not occur due to the breach or default of the Franklin REIT, or any act or omission within the control of the Franklin REIT, then, notwithstanding the provisions of paragraphs (a) above, the Franklin REIT agrees to pay all costs and expenses incurred by the Northport Company in connection with the Transactions, which shall be limited to fifty thousand dollars ($50,000). In the event this Agreement is terminated due to the failure of a Condition Precedent which does not result from an act of omission within the control of any party hereto, and absent any breach or default by any of the parties hereto, then the provisions of (a) above shall apply.

      11.7 POSSESSION. Subject to Section 13.12, at Closing, the Northport Company and the Franklin REIT shall deliver possession of its Property to the Operating Partnership (subject to the rights of Tenants under the Leases), which Property shall be in the same condition as of the date of execution of this Agreement, reasonable wear and tear excepted.

      11.8 NOTICES TO TENANTS. The Northport Company and the Franklin REIT, respectively shall cause the manager of each parcel of Property to mail via first-class mail (postage prepaid) or personally deliver to each Tenant under such Leases, within five (5) days after the Closing, a letter in substantially the form attached hereto as Exhibit 11.8 advising each Tenant of the applicable change of ownership and the holding of security deposits. If the notice to the Tenant is made by personal delivery, the manager shall use good faith efforts to cause the Tenant to acknowledge receipt of the notice and sign his or her name on the Northport Company's copy of the notice.

                                  ARTICLE XII
                                   INDEMNITY

      12.1 INDEMNITY BY NORTHPORT COMPANY. The Northport Company and the Northport Parties jointly and severally shall save, hold harmless, indemnify and defend the Franklin REIT and the Operating Partnership, their respective successors and assigns and their respective officers, directors, employees, partners, agents and representatives, from and against any and all obligations, liabilities, claims, liens or encumbrances, demands, losses, damages, causes of action, judgments, costs and expenses (including attorneys' fees), whether direct, contingent or consequential, and no matter how arising, incurred or suffered by any of them ("Losses and Liabilities"): (i) resulting from the ownership or operation of the Northport Properties prior to the Closing; (ii) resulting from any misrepresentation or inaccuracy in or breach of any representation and warranty, or covenant made by the Northport Company and any Northport Party in this Agreement; and (iii) resulting from any claim, cause of action, or the like, by the Northport Company or by any Northport Party which does not relate directly to the Franklin REIT or the Franklin REIT Property or the Operating Partnership, but does relate solely to matters between or among the Northport Company and the Northport Parties. Notwithstanding anything herein contained to the contrary, however, none of the Northport Parties shall have any personal liability in connection with this Contribution Agreement unless and only to the extent such Northport Parties, respectively, receive assets from the Northport Company following the Closing.

      12.2 INDEMNITY BY FRANKLIN REIT. Except for Losses and Liabilities covered by paragraph 12.1, the Franklin REIT shall save, hold harmless, indemnify and defend the Northport Company, their respective successors and assigns and their respective members, officers, directors, employees, partners, agents and representatives and the Operating Partnership from and against any and all Losses and Liabilities in any way: (i) resulting from the ownership or operation of the Franklin REIT Property prior to the Closing; or (ii) resulting from any misrepresentation or inaccuracy in or breach of any representation and warranty, or covenant made by the Operating Partnership in this Agreement.

                                 ARTICLE XIII
                              GENERAL PROVISIONS

      13.1 SURVIVAL OF INDEMNITIES, REPRESENTATIONS AND WARRANTIES. All indemnities, representations and warranties in this Agreement shall survive the Closing. Any claim, action, suit or proceeding with respect to the truth, accuracy or completeness of the representations and warranties in Articles IV and V above, and the indemnity in Sections 12.1(ii) and 12.2(ii) shall be commenced or made, if at all, within six (6) months after the Closing. With regard to the indemnity in Sections 12.1(i) and 12.2(i), such claim, action, suit or proceeding shall be commenced or made, if at all, within thirteen (13) months after the Closing and as to Section 12.1(iii), it shall survive if at all for thirty six (36) months after the Closing. There shall be no limitation on the survivability of the covenants made in Articles VI, VII and VIII.

      13.2 CONFIDENTIALITY. Prior to the Closing, the Northport Company, and the Northport Parties agree to maintain as confidential and, except as required by law, to not disclose to any third parties, other than their partners, attorneys, and accounting and business advisors, all information in their possession concerning the Transactions. Prior to the Closing, none of the Northport Parties shall make any public announcement by way of press release or otherwise of the Transactions, but they shall be entitled to describe the Transactions contemplated hereunder to their other members and advisors. The Franklin REIT and the Operating Partnership shall have the right to disclose any and all information in its possession (confidential or otherwise) concerning the Northport Company and/or the Transactions for purposes of making any press release concerning the Transactions as the Operating Partnership deems necessary or appropriate in its sole and absolute discretion.

      13.3 NOTICES. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one (1) business day after being deposited with Federal Express or another reliable overnight courier service or next day delivery or transmitted by facsimile telecopy, or (iii) two (2) business days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

      If to the NORTHPORT
      COMPANY:          Devcon Investments
                        c/o Barry Fernald
                        555 Los Coches Street
                        Milpitas, California 95035
                        Fax No.:          (408) 263-9711
                        Telephone No.:    (408) 942-8200

      WITH A COPY TO:   Paul D. Marienthal, Esq.
                        Miller, Starr & Regalia
                        1331 No. California Blvd.
                        Walnut Creek, California 94596
                        Fax No.:          (510) 933-4126
                        Telephone No.:    (510) 935-9400

      IF TO THE OPERATING
      PARTNERSHIP:      Franklin Select Realty Trust
                        1800 Gateway Drive
                        San Mateo, California 94404
                        Attention:        Mr. David P. Goss
                        Fax No.:          (415) 312-5830
                        Telephone No.:    (415) 312-5824

      With a copy to:   Kaye, Scholer, Fierman, Hays & Handler, LLP
                        1999 Avenue of the Stars, 16th Floor
                        Los Angeles, California 90067
                        Attention:        Barry H. Lawrence, Esq.
                        Fax No.:          (310) 788-1200
                        Telephone No.:    (310) 788-1010

      IF TO THE
      NORTHPORT PARTIES:To their addresses as stated on Exhibit 13.3.

or such other address as either party may from time to time specify in writing to the other.

      13.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and insure to the benefit of, the parties hereto and their respective successors, heirs, administrators and permitted assigns. Any assignee of OP Units shall also be an assignee hereunder and shall have the benefits of and be bound by the terms and provisions of this Agreement (including those relating to indemnities as hereinabove provided). Neither the Northport Company nor the Operating Partnership shall assign its right, title or interest in or to this Agreement.

      13.5 AMENDMENTS. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by the Northport Company and the Operating Partnership.

      13.6 GOVERNING LAW. This Agreement, and all documents and instruments executed and delivered in connection herewith (except the OP Agreement, which shall be governed by Delaware law), shall be governed by and construed in accordance with the laws of the State of California.

      13.7 ENFORCEMENT. If any party hereto institutes any action or proceeding to interpret or enforce any provision of this Agreement or for an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all fees, costs and expenses incurred in connection with such action or proceeding. Such attorneys' fees, fees, costs and expenses shall include post judgment attorneys' fees, fees, costs and expenses incurred on appeal or in collection of any judgment. This provision is separate and several and shall survive the merger of this provision into any judgment on this Agreement. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder. Venue for such actions shall be in San Mateo County.

      13.8  TIME OF THE ESSENCE.  Time is of the essence for this Agreement.

      13.9 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

      13.10 EXHIBITS. All exhibits attached hereto are incorporated herein as though fully set forth herein.

      13.11 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to prepare, execute, and deliver such further instruments of conveyance, contribution, assignment, or transfer and shall take or cause to be taken such other or further action as either party shall reasonably request at any time or from time to time in order to consummate the terms and provisions and to carry into effect the intents and purposes of this Agreement.

      13.12 RISK OF LOSS. In the event of any of loss or damage to all or any part of any Northport Property or the Franklin REIT Property by fire or other casualty prior to the Closing that the Franklin REIT or the Northport Company, respectively reasonably believes could be $240,000 or more to the other parties' contributed properties, or which materially impedes access to such Property, then notwithstanding the existence of any casualty insurance, the Franklin REIT or the Northport Company, respectively shall have the option in its sole discretion to: (I) terminate this Agreement in its entirety; or (ii) continue this Agreement, whereupon the Northport Company or the Franklin REIT shall assign to the Operating Partnership all available insurance but the Operating Partnership shall pay any deductible amount thereunder. In the event loss or damages as stated herein are less than $240,000 for each respective parties' Properties in the aggregate, the Operating Partnership shall be entitled to all insurance proceeds and shall further be required to pay deductibles. The provisions of subsection (ii) above shall apply (and survive Closing) in the event of any loss or damage in an amount less than $240,000. The parties intend that all of the Properties contemplated by this Agreement be contributed to the Operating Partnership or none be contributed.

      13.13 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties thereof.

      13.14 NO WAIVER. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified herein.

      13.15 LEGAL REPRESENTATION. Each party has been represented by legal counsel in connection with the negotiation of the Transactions herein contemplated and the drafting and negotiation of this Agreement. Kaye, Scholer, Fierman, Hays & Handler, LLP ("KSFHH") has represented solely the Franklin REIT, and Miller, Starr & Regalia ("MSR") has represented solely the Northport Company and the Northport Parties, in connection with the negotiation and drafting of transactions and matters contemplated under this Agreement and any other agreements previously existing among the parties relating to the transactions or matters covered hereby, the OP Agreement and all matters, things, documents and transactions contemplated under the OP Agreement and under this Agreement. KSFHH has not provided legal services to or been legal counsel for the Operating Partnership, the Northport Company and the Northport Parties, and none of the foregoing has relied on KSFHH in that regard. The normal rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

      13.16 AGREEMENTS READ TOGETHER. This Agreement, including its exhibits and the other documents and agreements referred to herein, are intended by the parties to be entered into contemporaneously with the Operating Partnership Agreement, the Registration Rights Agreement, and the Exchange Rights Agreement. All of these Agreements when read together shall constitute a final expression of their agreement and are intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matters contained herein and therein. There are no covenants, agreements, promises, warranties or understandings other than those set forth referred to herein, and therein, with respect to such subject matters. This Agreement, as well as the other agreements entered into contemporaneously with this Agreement together with their exhibits and the other documents and agreements referred to, supersede all prior agreements and understandings between the parties with respect to the subject matters hereof and thereof. All these referred to agreements shall be read together to obtain a consistency with no one agreement controlling in the event of a conflict.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered on its behalf as of October __, 1996.

                        OPERATING PARTNERSHIP
                        FSRT, L.P., a Delaware limited partnership by Franklin Select Realty Trust, a
                        California corporation

                        By:/s/ David P. Goss
                              David P. Goss, President


                        FRANKLIN REIT
                        Franklin Select Realty Trust, a
                        California corporation

                        By:/s/ David P. Goss
                              David P. Goss, President


                        NORTHPORT COMPANY
                        Northport Associates No. 18, a
                        California limited liability company
                        by it Managing Member:

                        Lakeside II - Northport Associates, L.P., a California limited partnership


                        By: /s/ Barry C. L. Fernald
                        Barry C. L. Fernald, General Partner


                        By: /s/ Gary Filizetti
                        Gary Filizetti, General Partner


                        By: /s/ G. Gerald Engles
                        G. Gerald Engles, General Partner


                        By: /s/ Larry D. Russel
                        Larry D. Russel, Limited Partner


                       FRANKLIN REIT - NORTHPORT NO. 18
                               LIST OF EXHIBITS


EXHIBIT     DESCRIPTION

  A         Legal Description - Northport

 1.1        Preliminary Title Report - Northport Properties

 1.6        Assumed Contracts

 1.16       Exchange Rights Agreement

 1.17       Legal Description - Franklin REIT Property

 1.26       Leases - Northport Properties and Franklin REIT Property

 1.30       Northport Parties - Names and Addresses

 1.39       Registration Rights Agreement

 1.40       Northport Properties - Secured Debt

 1.42 List of Tangible Personal Property - Northport Properties and ranklin REIT Property

 3.9        Preliminary Title Report - Franklin REIT Property

 4.10       List of Hazardous Material Reports

 4.22       Security Deposits - Northport Properties

 4.23       Deposits and Reimbursements - Northport Properties

 7.00       Cupertino Management Agreement

11.1(b)     Grant Deed - Northport Properties

11.1(c)     Warranty Bill of Sale - Northport Properties

11.1(d)     Assignment of Intangible Property - Northport Properties

11.1(e)     Assignment of Leases - Northport Properties

11.1(f)     Affidavit of Non-Foreign Person - Northport Company

11.1(g)     Assignment of Secured Debt Instruments

11.1(p)     Estoppel Statements - Northport Properties

11.2(b)     Grant Deed - Franklin REIT Property

11.2(c)     Warranty Bill of Sale - Franklin REIT Property

11.2(d)     Assignment of Intangible Property - Franklin REIT Property

11.2(e)     Affidavit of Non-Foreign Person - Franklin REIT Property

11.2(f)     Assignment of Leases

11.2(g)     Assignment of Secured Debt

11.5        Title Policy Endorsements - Northport Properties and Franklin REIT
            Property

11.8        Form Letter to Tenants - Northport and Franklin REIT Properties






                         REGISTRATION RIGHTS AGREEMENT


      This Registration Rights Agreement (this "Agreement") is entered into as of October __, 1996 by and between Franklin Select Realty Trust, a California corporation (the "Company"), and certain holders of units of limited partnership interest ("Units") in FSRT, L.P., a Delaware limited partnership, who have executed a signature page to this Agreement (each a "Holder" and collectively the "Holders").

      WHEREAS, the Holders own Units which may be exchanged for Series A common shares ("Common Shares") issued by the Company without registration under the Securities Act of 1933, as amended (the "Securities Act"), under an Exchange Rights Agreement (the "Exchange Agreement") dated the date hereof by and between the same parties hereto; and

      WHEREAS, under the Exchange Agreement, the Holders will not have the right to exchange Units for Common Shares until the end of the No Exchange Period, as defined in the Exchange Agreement (the "No Exchange Period");

      NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.    REGISTRATION.

            A.    SHELF REGISTRATION

                  (i) On and subject to the terms and conditions of this Agreement, the Company shall file at least sixty (60) days prior to the end of the No Exchange Period a shelf registration statement on Form S-3 (or any similar successor or replacement form) (the "Shelf Registration Statement") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), providing for the sale by the Holders of all the Common Shares which are or may be issued by the Company to the Holders under the Exchange Agreement (the "Registrable Shares") and shall use its best efforts to cause such Shelf Registration Statement to be declared effective by the Securities and Exchange Commission on or prior to the last day of the No Exchange Period.

                  (ii) The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the earliest of (a) the date on which the Holders no longer hold any Registrable Shares or Units,
(b) the date on which the Company has caused to be delivered to the Holders an opinion of counsel stating that all the Registrable Shares issued or issuable upon exchange of Units may be immediately sold pursuant to Rule 144 promulgated under the Securities Act or any successor thereto or replacement therefor or (c) the date on which the aggregate number of Registrable Shares held by, or issuable under the Exchange Agreement, to the Northport Company and the Northport Parties (as such terms are defined in the Contribution Agreement, dated as of the date hereof, among the same parties hereto) is equal to or less than five percent (5%) of the number of Registrable Shares issuable under the Exchange Agreement to the Northport Company and the Northport Parties on the date hereof (assuming that the No Exchange Period has expired (the "Five Percent Date")). For purposes of determining whether the Five Percent Date has occurred, the number of Registrable Shares shall be adjusted to take into account any stock split, recapitalization, reclassification, reorganization or the like affecting the outstanding number of Common Shares. The Company will give any of the Northport Company and the Northport Parties who still hold Registrable Shares or Units at the time at least 60 days advance notice of its intention to terminate the Shelf Registration Statement pursuant to clause (c) of the second preceding sentence. In the event of any termination of the Shelf Registration Statement other than pursuant to clause (a), (b) or (c) of this Section 1A(ii), the Company will use its best efforts to reinstate the Shelf Registration Statement.

                  (iii) The Company agrees to supplement or amend the Shelf Registration Statement, if and as required by the rules, regulations, or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by the Holders or an underwriter of Registrable Shares, including to reflect any specific plan of distribution or method of sale, and shall use its best efforts to have such supplements and amendments declared effective as soon as possible after filing.

            B.    DEMAND REGISTRATION

                  (i) On and subject to the terms and conditions of this Agreement, in the event that the Company is not permitted by applicable law to file the Shelf Registration Statement or if the Shelf Registration Statement is terminated prior to the date specified in Section 1A(ii) above and not reinstated within 90 days thereafter, the Company will promptly notify the Holders of such circumstances and Holders of at least an aggregate of 200,000 Registrable Shares (including Registrable Shares issuable in exchange for Units under the Exchange Agreement) may request in writing by delivery of a notice to the Company (the "Demand Notice") that the Company file as soon as practicable a registration statement which is not a shelf registration statement under Rule 415 under the Securities Act (a "Demand Registration Statement") relating to the sale by the Holders of such number of Registrable Shares as is specified in the Demand Notice. The reference in this Section 1B(i) to 200,000 shares shall be adjusted to take into account any stock split, recapitalization, reclassification, reorganization or the like affecting the outstanding number of Common Shares.

                  (ii) Within fifteen (15) days of the Company's receipt of the Demand Notice, the Company shall give written notice of such demand to all Holders of the Registrable Shares and Units as shown in the Company's books and records. All Holders of Registrable Shares shall have the right, by giving written notice to the Company (the "Inclusion Notice") within fifteen (15) days after the Demand Notice has been given to them, to have included in the Demand Registration Statement such of their Registrable Shares as such Holders may specify in the Inclusion Notice. Within sixty days of receipt of the Demand Notice, the Company shall file the Demand Registration Statement with the Securities and Exchange Commission (the "SEC"). The Company shall use its best efforts to have such Demand Registration Statement declared effective by the SEC.

                  (iii) The Company shall not be required to file and effect more than one (1) Demand Registration Statement pursuant to this Section 1B in any period of twenty-four (24) consecutive months.

                  (iv) It is further agreed that prior to the effective date of the Demand Registration Statement, the persons who requested the preparation of same may direct the Company in writing not to request that the Registration Statement become effective, but instead terminate all efforts regarding same. In such case, such persons shall pay within ten (10) days after receipt of written request therefor from the Company all Registration Expenses incurred by the Company in connection with all efforts relating to the Demand Registration Statement. If so paid, such Demand Registration Statement will be disregarded for the purpose of Section 1B(iii) above. Notwithstanding the direction described above not to request that the Registration Statement become effective and the payment of the Registration Expenses, the Company may nonetheless seek and obtain effectiveness of such Registration Statement with or without inclusion of the Common Shares of the persons who made the demand, but such shall not be counted as use of the Demand Registration Right of such persons hereunder.

                  (v) The Company agrees to use its best efforts to keep the Demand Registration Statement continuously effective until the earliest of (a) the date one (1) year from the effective date of the Demand Registration Statement, (b) the date on which the Holders no longer hold any Registrable Shares covered by the Demand Registration Statement or (c) the date on which the Company has caused to be delivered to the Holders an opinion of counsel stating that all the Registrable Shares covered by the Demand Registration Statement may be immediately sold pursuant to Rule 144 promulgated under the Securities Act or any successor or replacement therefor.

                  (vi) The Company shall be entitled to postpone for periods of up to sixty (60) days the filing of any Demand Registration Statement pursuant to the foregoing provisions if such filing would either (y) require disclosure of material information the Company has a bona fide business purpose of retaining as confidential or (z) have a material adverse effect on the Company or its shareholders in relation to any financing, acquisition, corporate reorganization or other material transaction contemplated by the Board of Directors of the Company, involving the Company or any of its affiliates, in each case as determined by the Board of Directors of the Company using its good faith judgement.

            C.    PIGGYBACK REGISTRATION.

                  (i) On and after the date which is one (1) year after the Closing under the Contribution Agreement, and continuing to the earliest of (a) the date on which the Holders no longer hold any Registrable Shares or Units or
(b) the date on which the Company has caused to be delivered to the Holders an opinion of counsel stating that all the Registrable Shares may be immediately sold pursuant to Rule 144 promulgated under the Securities Act or any successor thereto or replacement therefor, if at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Shares solely for cash (or shall determine to sell any of its Common Stock under a shelf registration statement already on file solely for cash), other than (a) the Shelf Registration Statement or a Demand Registration Statement, or (b) a registration statement (i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form to such Form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of Common Shares,(iv) in connection with an offering solely to employees under an employee benefit, share dividend, share ownership or dividend reinvestment plan by the Company or its affiliates or (v) relating to a transaction pursuant to Rule 145 of the Securities Act (a "Piggyback Registration Statement"), the Company shall give prompt written notice of such proposed filing to the Holders (a "Piggyback Notice").

                  (ii) Subject to the provisions and limitations of this Agreement, the Piggyback Notice shall offer Holders the opportunity to register such amount of Registrable Shares as each Holder may request (a "Piggyback Registration"). All such Holders shall have the right, by giving written notice to the Company (the "Piggyback Inclusion Notice") within ten (10) days after the Piggyback Notice has been given to them, to have included in the Piggyback Registration Statement such of their Registrable Shares as such Holders may specify in the Piggyback Inclusion Notice, subject to the limitations and provisions of this Agreement. Holders of Registrable Shares shall be permitted to withdraw all or part of the Registrable Shares from a Piggyback Registration Statement at any time prior to the effective date of such Piggyback Registration Statement.

                  (iii) If a Piggyback Registration Statement is a registration on behalf of the Company and the Company determines that, or in the case of an underwritten registration, the managing underwriters advise the Company in writing that in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and
(ii) second, the Registrable Shares requested to be included in such registration and any other securities requested to be included in such registration, pro rata among the Holders of Registrable Shares requesting such registration and the holders of such other securities on the basis of the number of shares requested for inclusion in such registration by each such holder. Nothing herein shall affect the right of the Company to withdraw any such Registration in its sole discretion.

                  (iv) If a Piggyback Registration Statement is a registration on behalf of holders of the Company's securities other than the Holders of Registrable Shares hereunder, and the Company determines that, or in the case of an underwritten offering, the managing underwriters advise the Company in writing that in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, and (ii) second, the Registrable Shares requested to be included in such registration, pro rata among the Holders of Registrable Shares requesting such registration on the basis of the number of shares requested for inclusion in such registration by each such Holder.

            D.    GENERAL

                  (i) For purposes of this Agreement, the term "Registration Statement" shall include a Shelf Registration Statement, a Demand Registration Statement and a Piggyback Registration Statement, as the case may be.

                  (ii) If any Registrable Shares are to be sold under the Shelf Registration Statement or a Demand Registration Statement in an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Shares and other securities requested to be included in such offering, exceeds the number of Registrable Shares and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Shares seeking to participate in such offering, the Company will include in such offering, prior to the inclusion of any securities which are not Registrable Shares hereunder, the number of Registrable Shares requested to be included hereunder which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the amount of Registrable Shares which each such Holder seeks to include in the offering. In the case of participation in such offering by any other investors or their permitted transferees who at any time have been granted piggyback registration rights outside of this Agreement and who are seeking to include any of their securities as part of the offering (the "Other Investors"), the shares held by them which are requested to be included in such offering will be treated together on a pro rata basis among such Other Investors on the basis of the number of shares requested for inclusion in such Registration Statement by each such Other Investor.

                  (iii) In the case of an underwritten offering pursuant to a Registration Statement, the Company shall have the right to select the investment banker(s) and manager(s) to administer the offering.

                  (iv) No person may participate in any registration hereunder which is underwritten unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangement approved by the person or persons entitled hereunder to approve such arrangements, and (b) completes, executes, and delivers all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  (v) On and subject to the terms and limitations contained in this Agreement, the Company may register the Registrable Shares required to be registered under this Agreement by means of any applicable SEC registration statement form available from time to time, and any applicable filings with any state securities commissions available from time to time, as the Company may deem desirable and appropriate, in its sole discretion; provided that form is available for the sale of the Registrable Shares in accordance with the intended method or methods of distribution by the selling Holders.

                  (vi) The Company shall notify each Holder whose shares are covered by a Registration Statement of the effectiveness of the Registration Statement and shall furnish to each such Holder without charge such number of copies of the Registration Statement as such Holder may reasonably request (including any amendments, supplements and exhibits), and the prospectus contained therein (including each preliminary prospectus) in order to facilitate such Holder's sale of the Registrable Shares in the manner described in the Registration Statement.

                  (vii) The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the periods prescribed hereby and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares covered thereby until the earlier of (a) such time as all of the Registrable Shares have been disposed of, or (b) the date on which the Registration Statement ceases to be effective in accordance with the terms of this Agreement.

                  (viii)The Company shall use its best efforts to cause all Registrable Shares to be listed on any securities exchange on which similar securities issued by the Company are then listed.

                  (ix) The Company shall promptly notify each Holder of shares covered by a Registration Statement, and confirm in writing, any request by the SEC for amendments or supplements to such Registration Statement or the prospectus related thereto or for additional information. In addition, the Company shall promptly notify each such Holder of, and confirm in writing, the filing of such Registration Statement, any prospectus supplement related thereto or any post-effective amendment to such Registration Statement and the effectiveness of such Registration Statement and of any post-effective amendments or supplements thereto. The Company shall respond as promptly as possible to any comments received from the SEC with respect to any Registration Statement filed pursuant to this Agreement or any amendment, post-effective amendment or supplement relating thereto.

                  (x) The Company shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement or Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof.

                  (xi) The Company shall promptly notify each Holder of shares covered by a Registration Statement, at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall, as and when such is completed and available, promptly prepare and furnish to each such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                  (xii) The Company shall cooperate with the selling Holders of Registrable Shares to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Shares to be issued for such numbers of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Shares;

                  (xiii)Within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, the Company shall provide copies of such document (not including any documents incorporated by reference therein unless requested) to the Holders who have Registrable Shares covered by such Registration Statement or Prospectus.

      2. STATE SECURITIES LAWS. In connection with the filing of a Registration Statement with the SEC and subject to the conditions set forth in this Agreement, the Company shall file such documents as may be reasonably necessary to register or qualify Registrable Shares covered by a Registration Statement hereunder under the securities or "Blue Sky" laws of such states as any such Holder may reasonably request; PROVIDED, HOWEVER, that the Company shall not be obligated to: (a) qualify to do business under the laws of any such state in which it is not then qualified; (b) file any general consent to service of process in any such state; (c) subject itself to taxation in any such jurisdiction; and (d) qualify such Registrable Shares in a given jurisdiction where expressions of investment interest are not sufficient in such jurisdiction to reasonably justify the expense of qualification in that jurisdiction or where such qualification would require the Company to register as a broker or dealer in such jurisdiction. Once effective, the Company shall use its reasonable commercial efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares covered by a Registration Statement hereunder have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in such Registration Statement, (b) in the case of a particular state, a Holder has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing, or (c) the date on which the Registration Statement ceases to be effective. The Company shall promptly notify each such Holder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the securities or "Blue Sky" laws of any jurisdiction.

      3. REGISTRATION EXPENSES. The Company, shall pay all "Registration Expenses" (as hereinafter defined) in connection with any Registration Statement. For purposes of this Agreement, the term "Registration Expenses" shall include, but not be limited to, all costs, fees, expenses, and charges incident to the Company's performance of or compliance with its registration obligations under this Agreement, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or "Blue Sky" laws, printing expenses, messenger and delivery expenses, escrow fees, all fees and expenses incurred in connection with the listing of any of the Registrable Shares on any securities exchange or exchanges pursuant to Section 1.D(vii), hereof, fees and disbursements and expenses of counsel for the Company and all independent certified public accountants relating to the registration, and all other costs, fees, and expenses incurred by the Company in connection with the Registration Statement. Registration Expenses shall not include underwriting discounts or commissions or stock transfer taxes relating to the Registrable Shares or the fees and disbursements of any counsel retained by the Holders. Such non-includable Registration Expenses shall be paid by the Holders in their entirety as to the shares they are selling and shall not be paid by the Company, but shall be paid out of the proceeds of the offering or on any other basis required by the underwriters, or required by the Company, if for any reason or under any circumstance the Company believes it could become liable therefor.

      4.    INDEMNIFICATION BY THE COMPANY.

            A. INDEMNITY BY COMPANY. The Company agrees, to the extent permitted by law, to indemnify each of the Holders, the officers, directors, and employees of Holders which are themselves entities, and the agents and representatives of the Holders, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act ("Holder Indemnitees") against any and all losses, claims, damages, actions, liabilities, reasonable costs and expenses incurred or suffered by such Holder Indemnitees (including without limitation, reasonable attorneys' fees, expenses and disbursements documented in writing), arising out of or based upon any untrue or alleged untrue statement of material fact contained in a Registration Statement or any prospectus contained therein (or any amendment or supplement thereto), including all documents incorporated by reference therein. In addition, such indemnity shall be for any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as and to the extent that such statement or omission arose out of or was based upon information which was furnished to the Company by the person seeking indemnification in writing expressly for use therein. In addition, the Company agrees to indemnify such Holder Indemnitees (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and (ii) against any expense, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid pursuant to the preceding sentences of this Section. However, the Company shall not be liable to any Holder Indemnitees in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company in writing for use in connection with a Registration Statement or the prospectus contained herein by such Holder Indemnitees seeking indemnification, or (ii) the failure of Holder Indemnitees to send or give a copy of the final prospectus (or any amendment or supplement thereto) furnished to it by the Company at or prior to the time such action is required by the Securities Act to the person claiming non-compliance with the securities laws due to such failure or claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus.

            B. INFORMATION FROM HOLDERS; INDEMNITY. In connection with any Registration Statement, each Holder shall furnish to the Company in writing such information relating to such Holder or otherwise known to such Holder as the Company reasonably requests for use in connection with such Registration Statement or prospectus (and any amendment or supplement) and, to the extent permitted by law, each such Holder shall severally indemnify the Company and its subsidiaries (including corporations, partnerships, and other subsidiaries), and the directors, officers, employees, partners, agents, representatives, and affiliates of such persons, and each person who controls (within the meaning of the Securities Act) any such person against any losses, claims, damages, actions, liabilities, reasonable costs and expenses incurred or suffered by such persons (including, without limitation, reasonable attorneys' fees, expenses and disbursements documented in writing), arising out of or based upon any untrue or alleged untrue statement of material fact contained in such Registration Statement, or any prospectus contained therein (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such statement or omission is contained in any written information furnished by the Holder to the Company expressly for inclusion in such Registration Statement or any prospectus (or amendment or supplement thereto).

            C. REPRESENTATION. Any person entitled to indemnification hereunder shall (i) give reasonably prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (it being understood that failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under the indemnity agreement in
Section 4.A. or 4.B. above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defense) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      5. COVENANTS OF HOLDERS. Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information in connection with the preparation of any Registration Statement and any filings with any securities commission as the Company may reasonably request, (b) to deliver or cause delivery of the prospectus contained in a Registration Statement to any purchaser of the shares covered by such Registration Statement from the Holder and (c) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability because of his connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon the failure by the Holder to deliver or cause to be delivered the prospectus contained in any Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by such Registration Statement from the Holder.

      6.    SUSPENSION OF REGISTRATION STATEMENT.

            A. The Company shall promptly notify each Holder whose Registrable Shares are covered by a Registration Statement of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of the Shelf Registration Statement.

            B. Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use its best efforts to cause any Registration Statement and any filings with any state securities commission to become effective or to amend or supplement such Registration Statement shall be suspended (and, if the Registration Statement has become effective, each Holder agrees that it will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement) in the event and during such period as circumstances exist (including, without limitation (i) an underwritten offering by the Company if the Company is advised by the underwriters that sale of the shares under the Registration Statement would have a material adverse effect on the Company's offering or (ii) pending negotiations relating to, or consummation of, a transaction, or the occurrence of an event or the existence of facts and circumstances that would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements) (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable in the Company's good faith judgment, to cause the Registration Statement or such filings to become effective or to amend or supplement the Registration Statement (or, if the Registration has become effective, to permit dispositions of Registrable Securities under the Registration Statement), but such suspension shall continue only for so long as such event or its effect is continuing. The Company shall notify such Holder of the existence and, in the case of circumstances referred to in clause (i) of this Section 6B, of the nature of any Suspension Event. If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares that was current at the time of receipt of such notice.

            C. Each Holder of Registrable Shares agrees, if requested by the Company in the case of a non-underwritten offering or if requested by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the securities of the Company of any class included in any Registration Statement, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such underwritten registration), during the 15-day period prior to, and during the 60-day period beginning on, the date of effectiveness of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters; PROVIDED, HOWEVER, that such 60-day period shall be extended by the number of days equal to the number of days which elapse during the period from and including the date of the giving of any notice pursuant to Section 1D(ix) or (xi) hereof to and including the date when each seller of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 1D(ix) or (xi) hereof.

      7. BLACK-OUT PERIOD. Following the effectiveness of any Registration Statement and the filing with any state securities commissions, the Holders agree that they will not effect any sales of the Registrable Shares pursuant to the Registration Statement or any such filings at any time after they have received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event so that the Company may correct or update the Registration Statement or such filing. The Holder may recommence effecting sales of the Common Shares pursuant to the Registration Statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company not later than five (5) days after the conclusion of any Suspension Event.

            After the end of any Suspension Event, the Company shall use its best efforts to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      8. CONTRIBUTION. If the indemnification provided for in Sections 4 and 5 (or either of them) is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders (in such proportion that the Holders are severally, not jointly, responsible for the balance), on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, HOWEVER, that in no event shall the obligation of any indemnifying party to contribute under this Section 8 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 4 or 5 hereof had been available under the circumstances.

      The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

      No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

      9.    RESTRICTIONS ON TRANSFER OF SHAREHOLDER SHARES.

            A. In addition to any restrictions which may be contained in the Agreement of Limited Partnership of FSRT, L.P., as amended from time to time (the "Operating Partnership Agreement"), without the Company's prior written consent, each of the Holders severally agrees that, except as set forth in
Section 9B below, it shall not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of (or announce any offer, sale, contract of sale or other disposition) (collectively, "Transfer") any Common Shares, or any securities, directly or indirectly, convertible into or exchangeable for Common Shares, including, without limitation, Units (all of such securities being hereinafter referred to herein as "Restricted Securities"), until the end of the No Exchange Period. Except as set forth in Section 9B below, each of the Holders agrees that it shall not voluntarily dissolve, liquidate, wind up its affairs or otherwise voluntarily distribute or Transfer its assets to its constituent partners for a period of one (1) year, and nothing herein shall be construed as permitting any such dissolution, liquidation, winding up, distribution or transfer.

            B. The restrictions contained in this Section 9 shall not apply with respect to any Transfer of the Restricted Securities (i) from the Northport Company to the Northport Parties, (ii) by operation of law, testamentary disposition, gift (outright or in trust) or by sale, in each case to or for the benefit of a Holder or any partner or person listed on Exhibit A or the parent(s), spouse or descendants of any such partners or persons, or to any other Holder subject to the approval of the Company which approval cannot unreasonably be withheld, (iii) by the exchange of Units for Common Shares in the Company (as provided in any written agreement between the Company and any Holder), and (iv) by the distribution of Restricted Securities by a Holder that is a partnership to any of its constituent partners, or among any of the constituent partners, subject, however, to compliance with applicable state and federal securities laws; provided that (x) the restrictions contained in this
Section 9 shall continue to be applicable to the Restricted Securities after any such Transfer; (y) the transferees of such Restricted Securities prior to any Transfer shall have agreed in writing to be bound by the provisions of this Agreement affecting the Restricted Securities so transferred; and (z) any Transfers shall be subject to the restrictions on transfer contained in the Company's Articles of Incorporation, as amended from time to time (or the Operating Partnership Agreement, if applicable).

            C. Subject to the foregoing restrictions, the Company and the Holders hereby agree that any subsequent holder of Registrable Shares shall be entitled to all benefits hereunder as a holder of Registrable Shares, provided, however, that, in any event, if the Company's Articles of Incorporation (or the Operating Partnership Agreement, if applicable) prohibits the acquisition of the desired number of shares by such holder, such number shall be reduced to the amount of shares of Registrable Shares such holder may acquire and such holder's transferees shall also be entitled to all benefits hereunder as a holder of Registrable Shares.

      10.   RULE 144 SALES.

            A. The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

            B. In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares which is permitted by Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend.

            C. The Company agrees to furnish to the Holders, so long as the Holders own any Units or Registrable Shares, forthwith upon written request, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC permitting Holders to sell securities without regulation.

      11. NO OTHER OBLIGATION TO REGISTER. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Registrable Shares under the Securities Act.

      12. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date hereof, the Company shall not enter into an agreement granting any holder or perspective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights, including standoff obligations, are no more favorable to such holder than the registration rights granted Holders hereunder.

      13. AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of the Company and Holders holding in excess of 50% of the Registrable Shares; and any such amendment so approved shall be fully binding upon and enforceable against all holders of Registrable Shares, whether or not they approved such amendment.

      14. NOTICES. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the Company at the following address and to the Holder at the business address set forth on the signature page to this Agreement (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

      If to the Company:            Franklin Select Realty Trust
                                    1800 Gateway Drive
                                    San Mateo, California  94404
                                    Attn: David P. Goss, President

      In addition to the manner of notice permitted above, notices given pursuant to Sections 1, 6 and 7 hereof may be effected telephonically and confirmed in writing thereafter in any manner as described above.

      15. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the purchasers or Holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent holder of Registrable Shares, including any assigns pursuant to the Operating Partnership Agreement. Subject to the foregoing, the parties agree that any subsequent holder of Registrable Shares shall be entitled to all benefits hereunder as a Holder of Registrable Shares.

      16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within said State.

      18. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      19. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      20. PUBLIC COMPANY. Nothing herein shall be deemed to create an obligation on the part of the Company to remain a reporting company under the provisions of the Securities Exchange Act of 1934, as amended, or limit the right of the Company to "go private" at any time during the term thereof.

      21. SPECIFIC PERFORMANCE. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              FRANKLIN SELECT REALTY TRUST, a
                              California Corporation



                              By: /s/ David P. Goss
                                    David P. Goss, President


                             REGISTRATION RIGHTS AGREEMENT
                             HOLDER SIGNATURE PAGE



                              By: /s/ Barry C. L. Fernald
                                    Barry C. L. Fernald



                              By: /s/ Gary Filizetti
                                    Gary Filizetti



                              By: /s/ G. Gerald Engles
                                    G. Gerald Engles



                              By: /s/ Larry D. Russel
                                    Larry D. Russel

                           EXCHANGE RIGHTS AGREEMENT

      This Exchange Rights Agreement (this "Agreement") is made as of October __, 1996 among Franklin Select Realty Trust, a California corporation (the "Company"), FSRT, L.P., a Delaware limited partnership (the "Operating Partnership"), and each of the limited partners of the Operating Partnership listed on EXHIBIT A hereto (each a "Unitholder" and collectively, the "Unitholders").

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.    DEFINITIONS.

            The following terms shall have the following meanings:

            "ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the relevant time.

            "BOARD OF DIRECTORS" means the board of directors of the Company and any committee thereof duly granted specific authority with respect to this Agreement.

            "CALIFORNIA GCL" means the California General Corporation Law, as amended, as the same shall be in effect at the relevant time.

            "COMMON STOCK" means the Series A common stock of the Company, without par value per share.

            "COMPANY" means Franklin Select Realty Trust, a California corporation.

            "CONTRIBUTION AGREEMENT" means that certain Contribution Agreement by and between the parties hereto and to which a form of this Agreement is attached as an exhibit.

            "EXCHANGE ACT" means the Securities Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the relevant time.

            "EXCHANGE FACTOR" means the number used to calculate the amount of cash and/or Common Stock to be delivered by the Company pursuant to Section 2 or
Section 3 upon the valid delivery to the Company by a Unitholder of an Exercise Notice and an election by the Company to pay in cash or Common Stock as herein provided, and shall initially be equal to one (1); PROVIDED, HOWEVER, that the Exchange Factor shall be subject to adjustment, from time to time, as follows:

            (a) In the event the Company (i) shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Value per share on the date fixed for the determination of shareholders entitled to receive such rights or warrants and (ii) shall not issue similar rights or warrants to all Unitholders entitling them to subscribe for or purchase Common Stock or Partnership Units at a comparable price and in comparable amounts per share (determined, in the case of Partnership Units, by reference to the Exchange Factor) in the event Unitholders receive Common Stock under this Agreement, then the Exchange Factor in effect immediately after the time fixed for the determination of shareholders entitled to receive such rights or warrants shall be increased by multiplying such Exchange Factor then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the time fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding at the time fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription would purchase at the Value on such day.

            (b) In the event the Company shall, by dividend or otherwise (in either case not involving the Company's receipt of consideration therefor), distribute to all holders of Common Stock (i) shares of capital stock of any Class other than Common Stock or other than shares of Capital Stock convertible into Common Stock, (ii) evidences of its indebtedness or (iii) assets (excluding any regular cash dividend or distribution lawfully paid under the laws of the state of incorporation of the Company, any regular dividend or distribution on outstanding Common Stock, in Common Stock (or any capital stock of the Company convertible into Common Stock), and any rights or warrants referred to in paragraph (a) of this definition) and shall not cause a corresponding distribution to be made to all Unitholders, then the Exchange Factor in effect immediately after the time fixed for the determination of shareholders entitled to receive such distribution shall be increased by multiplying such Exchange Factor then in effect by a fraction, the numerator of which shall be the Value on the day fixed for such determination, and the denominator of which shall be such Value less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and as described in a resolution of the Board of Directors, a copy of which shall be certified by the Secretary of the Company and promptly delivered to the holders of the Partnership Units) of the portion of the aggregate shares of capital stock, evidences of indebtedness or assets so distributed attributable to one share of Common Stock.

            (c) In the event that the Company (i) declares or pays a dividend on its outstanding Common Stock with Common Stock or makes a distribution to all holders of its outstanding Common Stock in Common Stock, (ii) subdivides its outstanding Common Stock or (iii) combines its outstanding COMMON STOCK into a smaller number of Common Stock, the Exchange Factor shall be adjusted by multiplying the Exchange Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Exchange Factor so made shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

            (d) In the event of any reclassification of the Common Stock into securities other than Common Stock (other than a distribution, subdivision or combination provided for elsewhere in this definition of "Exchange Factor") then
(i) the "Value" shall thereafter be the exchange price, quoted price, or value as determined by the Board of Directors, as applicable, of a share or other unit of the kind of such securities receivable upon such reclassification by a holder of Common Stock and (ii) the Exchange Factor in effect immediately after the effective time of such reclassification shall be adjusted by multiplying such Exchange Factor then in effect by a number equal to the number of shares or other units of such securities receivable upon such reclassification by a holder of one share of Common Stock. In the event of any such reclassification, appropriate adjustment shall be made in the application of this definition of "Exchange Factor" after the reclassification to the end that the provisions of this definition shall be applicable after the reclassification as nearly equivalent as may be practicable.

            (e) If the number of outstanding shares of Common Stock of the Company are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, combination of shares, or other similar transaction, the Exchange Factor shall be appropriately and proportionately adjusted to give effect thereto upon consummation of such event.

            All determinations of the Exchange Factor will be made by the Board of Directors, in its sole and absolute discretion but in accordance with the provisions hereof, and any such determination shall, in the absence of manifest error, be binding upon each tendering Unitholder.

            "EXERCISE NOTICE" means an exercise notice in substantially the same form as EXHIBIT C attached hereto.

            "EXERCISE RIGHTS" shall mean the delivery by a Unitholder of an Exercise Notice to the Company, pursuant to which such Unitholder elects to exchange all or any portion of his or her Partnership Units into cash or shares of Common Stock as provided for in this Agreement.

            "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same shall be in effect at the relevant time.

            "NO EXCHANGE PERIOD" means a period expiring one (1) year after the Closing Date (as defined in the Contribution Agreement -- such definition shall have the same meaning herein) has occurred under the Contribution Agreement.

            "OPERATING PARTNERSHIP" means FSRT, L.P., a Delaware limited partnership.

            "PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of the Operating Partnership, as the same may be amended from time to time.

            "PARTNERSHIP UNIT" shall have the meaning ascribed to such term in the Partnership Agreement.

            "PERSON" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            "SETTLEMENT DATE" means, with respect to any tender pursuant to which the Company exercises its rights hereunder, that date which is the later of either of the following:

                  (a) seven (7) calendar days after the Tender Date; PROVIDED, HOWEVER, that if the Company does not elect to deliver shares of Common Stock to the tendering Unitholder (or such other Person designated in the Exercise Notice relating to the tender) in satisfaction of all or any portion of the Company's obligation to deliver cash under Section 3, this subparagraph (a) shall read "fifteen (15) calendar days after the Tender Date"; or

                  (b) the expiration or termination of the waiting period applicable to such tender, if any, under the HSR.

            "TENDER DATE" means the date an Exercise Notice in proper form is received by the Company.

            "UNIT CASH AMOUNT" means, with respect to any tender pursuant to which the Company exercises its rights hereunder, the Value, as of the Tender Date, multiplied by the Exchange Factor, as of the Tender Date; PROVIDED, HOWEVER, that if a Tender Date shall occur after the record date and prior to the effective date of any event giving rise to an adjustment to the Exchange Factor pursuant to the definition thereof, an appropriate adjustment in the Unit Cash Amount shall be made to reflect the fact that the Tender Date has occurred prior to the effective date of such event.

            "VALUE" means, with respect to the Common Stock, subject to paragraph (c) of the definition of "Exchange Factor," the average of the daily market price for the ten (10) consecutive trading days immediately preceding the applicable valuation date. The market price for each such trading day shall be:
(a) if the Common Stock is listed or admitted to trading on any national securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (b) if the Common Stock is not listed or admitted to trading on any national securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company or (c) if the Common Stock is not listed or admitted to trading on any national securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; PROVIDED that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the Common Stock shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

      2. EXERCISE RIGHTS. After the No Exchange Period, Unitholders may exercise their Exercise Rights at any time and from time to time. Each Unitholder shall have Exercise Rights as long as such Unitholder holds any Partnership Units.

      3. COMPANY'S OPTION TO ACQUIRE PARTNERSHIP UNITS FOR CASH. After the No Exchange Period, subject to the provisions of this Agreement, upon the valid delivery to the Company by a Unitholder of an Exercise Notice, the Company shall have the right and option, in its sole and absolute discretion, but not the obligation, to acquire from the Unitholder all, but not less than all, of the Unitholder's validly tendered Partnership Units in exchange for payment, on the Settlement Date, in immediately available United States funds, of an amount equal to the Unit Cash Amount as of the Tender Date, multiplied by the number of Partnership Units specified in the Exercise Notice and tendered to the Company.

      4.    COMPANY'S OPTION TO DELIVER COMMON STOCK

            (a) After the No Exchange Period, subject to the provisions of this Agreement, if the Company elects not to exercise its right to purchase for cash pursuant to Section 3, then following valid delivery of an Exercise Notice and tender of the Partnership Units, the Company shall deliver shares of Common Stock to the tendering Unitholder (or such other Person designated in the Exercise Notice relating to the tender) in full and complete satisfaction and discharge of the Company's obligation to deliver cash under Section 3 hereof. In the event the Company so elects to deliver Common Stock, then the number of shares of Common Stock which shall so be delivered by the Company shall be equal to the number of Partnership Units tendered in accordance with the Exercise Notice, multiplied by the then applicable Exchange Factor. The Common Stock so delivered shall be duly authorized, validly issued, fully paid and nonassessable, and free of any pledge, lien, encumbrance or restriction created or imposed by the Company or the Operating Partnership, other than as provided in the Company's Articles of Incorporation or Bylaws, the Securities Act, the California GCL and relevant Blue Sky or other state securities or real estate syndication laws and this Agreement. No fractional share of Common Stock will be issued upon exchange of Partnership Units. Any fractional interest in a share of Common Stock resulting from exchange of Partnership Units will be paid in cash to the tendering Unitholder (computed to the nearest cent) based on the Value of the Common Stock on the Tender Date.

            (b) In the event of any reclassification of Common Stock into securities other than Common Stock, the Company's option to deliver Common Stock pursuant to paragraph (a) of this Section 4 shall be an option to deliver shares or other units of such securities receivable upon such reclassification by a holder of Common Stock.

            (c) The Unitholders acknowledge that (i) the exchange of Partnership Units into cash or Common Stock is subject to certain substantial restrictions contained in the Partnership Agreement, and (ii) the Common Stock which may be received upon such an exchange will be restricted, and not freely transferrable, in accordance with the terms and conditions of this Agreement, the Registration Rights Agreement entered into concurrently herewith, and such other documents, agreements, or the like which may be executed by the recipients of the Partnership Units or the Common Stock.

            (d) The Unitholders also acknowledge that each certificate or instrument representing Partnership Units shall bear the following legend and any other legend required under any applicable state securities law:

            "NEITHER THE PARTNERSHIP UNITS IN THE PARTNERSHIP REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT NOR ANY PART THEREOF OR INTEREST THEREIN MAY BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AGREEMENT OF LIMITED PARTNERSHIP OF FSRT, L.P., AS AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP) AND THE REGISTRATION RIGHTS AGREEMENT, DATED ___________, ENTERED INTO UPON ISSUANCE OF THESE PARTNERSHIP INTERESTS; AND, IN ALL EVENTS, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE (OR ANY SECURITY ISSUED ON ACCOUNT HEREOF OR WITH RESPECT HERETO) MAY BE MADE EXCEPT
            (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (B) IF THE PARTNERSHIP HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION BOTH MUST BE ACCEPTABLE TO THE PARTNERSHIP IN ITS SOLE DISCRETION) FOR THE HOLDER THAT NO SUCH REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR OTHERWISE, AND QUALIFICATION OR OTHER COMPLIANCE UNDER APPLICABLE BLUE SKY OR STATE SECURITIES LAWS."

            (e) The Unitholder further acknowledges that each certificate or instrument obtained under the terms of this Agreement shall bear substantially the same legend as above.

      5.  PROCEDURE FOR EXERCISING COMPANY'S RIGHT TO ACQUIRE PARTNERSHIP UNITS.

            (a) Promptly upon receipt of an Exercise Notice from a tendering Unitholder (and in no event later than three (3) business days after such receipt), the Company shall exercise its right to acquire the validly tendered Partnership Units by delivering to the tendering Unitholder a completed and duly executed Response Notice, substantially in the form of EXHIBIT B hereto. The Company shall simultaneously deliver to the Operating Partnership a copy of such duly executed Response Notice.

            (b) Unless an exception applies under applicable law and regulations, the Company, if it exercises its rights hereunder, will be required to withhold, and will withhold, ______ percent (___%) (or such other amount as subsequent law may require) of the gross proceeds (including the dollar equivalent of shares of Common Stock) paid to a tendering Unitholder pursuant to this Agreement unless the Unitholder provides his, her or its tax identification number (employer identification number or Social Security Number) and certifies that such number is correct. Therefore, unless such an exception exists and is provided in a manner satisfactory to the Company, each tendering Unitholder should complete and sign the main signature form on the Exercise Notice and sign the Substitute Form W-9 included as part of the Exercise Notice, so as to provide the information and certification necessary to avoid backup withholding.

      6.    PAYMENT.

            (a) On the Settlement Date, the Company shall deliver to the tendering Unitholder (or such other Person designated in the Exercise Notice), pursuant to the instructions in the Exercise Notice, the cash or Common Stock required to be delivered pursuant to this Agreement. If any shares of Common Stock are so delivered, the Company shall deliver a stock certificate or certificates evidencing the Common Stock to be issued and registered in the name of the tendering Unitholder or its designee.

            (b) In all cases, payment for the Partnership Units tendered pursuant to this Agreement shall be made only after timely receipt by the Company of the partnership interest certificate(s) relating to such Partnership Unit, a properly completed and duly executed Exercise Notice, appropriate investment representations concerning the recipient's investment intent with regard to any Common Stock received hereunder, and any other documents required by the Exercise Notice.

            (c) The Company agrees to use its reasonable best efforts to obtain an early termination of the waiting period applicable to each tender, if any, under the HSR.

            (d) Anything in this Agreement to the contrary notwithstanding, the Company shall not be required to tender or deliver cash, or to issue, tender or deliver any Common Stock, if to do so would cause any violation of the Securities Act, the Exchange Act, the California GCL, or any applicable Blue Sky or other state securities or real estate syndication laws. Upon reasonable request by the Company, a tendering Unitholder shall deliver to the Company such other and further documents to ensure compliance with such laws. Both the Company and the tendering Unitholder shall use commercially reasonable efforts to permit such tender and delivery to be in compliance with all of the foregoing laws. If the Company is unable to tender or deliver any Common Stock due to operation of law or otherwise, the Company shall, to the extent permitted by law, purchase the tendered Partnership Units for cash as provided in Section 3 hereof.

      7.    RIGHTS AS A PARTNER.

            (a) Until the Settlement Date, each tendering Unitholder shall continue to own such Unitholder's tendered Partnership Units, and will continue to be treated as the holder of such tendered Partnership Units for all purposes of the Partnership Agreement, including, without limitation, for purposes of voting, consent, allocations and distributions.

            (b) On the Settlement Date, all Partnership Units acquired by the Company pursuant to this Agreement shall automatically, and without further action required, be converted into and deemed to be an equal number of general partner interests in the Operating Partnership owned by the Company, and all rights, title, interest, claim, causes of action, and the like of the Unitholder arising out of such Unitholder's Partnership Units so acquired and/or status and interest as a partner as a result thereof shall become the property of the Company in its entirety, and the Unitholder shall have no further claim of interest therein or thereto.

      8. RIGHTS AS A SHAREHOLDER. No tendering Unitholder (or other Person designated in the Exercise Notice, if applicable) shall have any rights as a shareholder of the Company with respect to shares of Common Stock, if any, to be received pursuant to this Agreement until the Settlement Date, at which time such tendering Unitholder (or other Person designated in the Exercise Notice, if applicable) shall become the holder of record of such shares of Common Stock.

      9. CONSISTENT TREATMENT. Each of the Company, any tendering Unitholder, and the Operating Partnership shall treat the transaction between the tendering Unitholder and the Company for Federal income tax purposes as a sale of the tendering Unitholder's Partnership Units to the Company.

      10. REPRESENTATIONS AND WARRANTIES OF UNITHOLDERS. On the date hereof and on each date that a Unitholder receives Common Stock or other securities or cash under this Agreement, each Unitholder represents and warrants to the Company as follows (and each such representation and warranty also constitutes a condition precedent to the Company's obligation to pay the cash or issue the Common Stock as provided under this Agreement):

            (a) Unitholder has the authority to exercise all rights and powers under this Agreement, including the right and power to deliver the Exercise Notice, tender Partnership Units and receive all consideration provided hereunder, and has obtained all consents, approvals, permits and other clearances required to complete the transactions contemplated hereunder.

            (b) Unitholder is delivering good and marketable title to each and every Partnership Unit tendered hereunder, free and clear of any liens, claims, encumbrances, restrictions, interests or rights of any other Person, except for the restrictions on transfer of Partnership Units described in this Agreement.

            (c) Unitholder is either (i) an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Act, or (ii) a person who either alone or with his or her purchaser representative (as defined in Rule 501(h) of Regulation D under the Act) has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Partnership Units, Common Stock or any other security acquired hereunder. The Unitholder has such knowledge and experience in financial and business matters as to be capable of evaluating alone, or together with his, her or its purchaser representative or personal advisor the merits and risks of an investment in the Partnership Units, Common Stock or any other security delivered hereunder and protecting his, her or its own interests in connection with the investment and has obtained, in his, her or its judgment, alone, or together with his, her or its purchaser representative or personal advisor, sufficient information from the Company to evaluate the merits and risks of an investment in the Partnership Units, Common Stock or any other security delivered hereunder. The Unitholder acknowledges that he, she or it has the financial ability to bear the economic risk of his, her or its investment in the Company, has adequate means for providing for his, her or its current needs and personal contingencies and has no need for liquidity with respect to the investment in the Company. If other than an individual, the Unitholder also represents it has not been organized solely for the purpose of acquiring the Partnership Units, Common Stock or other security acquired under this Agreement.

      11. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.. On the date hereof, the Company represents and warrants as follows to each Unitholder and on each date that a Unitholder receives Common Stock or other securities or cash under this Agreement, the Company represents and warrants as follows to each such Unitholder on each such date:

            (a) The Company has the authority to exercise all rights and powers under this Agreement, including the right and power to deliver the Response Notice, issue Common Stock and provide any and all consideration to be provided hereunder, and has obtained all consents, approvals, permits and other clearances required to complete the transactions contemplated hereunder. The Company has due authority to purchase the Partnership Units tendered pursuant to this Agreement.

            (b) Any shares of Common Stock delivered by the Company pursuant to this Agreement shall be duly authorized, validly issued, fully paid and nonassessable, and free of any pledge, lien, encumbrance or restriction created or imposed by the Company or the Operating Partnership, other than as provided in the Company's Articles of Incorporation or Bylaws, the Securities Act, the California GCL and relevant Blue Sky or other state securities or real estate syndication laws and this Agreement.

      12. COVENANTS OF THE COMPANY. To facilitate the Company's ability to fully perform its obligations hereunder, the Company covenants and agrees as follows:

            (a) As long as any Partnership Units are outstanding, the Company agrees to have authorized but unissued that number of shares of Common Stock equal to the number of outstanding Partnership Units ans multiplied by Exchange Factor then effect.

            (b) As long as the Company shall be obligated to file periodic reports under the Exchange Act, the Company will timely file such reports in such manner as shall enable any recipient of Common Stock issued to Unitholders hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

            (c) During the pendency of the Exercise Rights, the Unitholders shall receive in a timely manner all reports filed by the Company with the SEC and all other communications transmitted from time to time by the Company to its stockholders generally.

      13.   INDEMNIFICATION.

            (a) Each Unitholder agrees to severally, and not jointly, indemnify the Company, the Operating Partnership and their affiliates, officers, directors, partners, employees, agents and representatives against all losses, claims, damages, liabilities and expenses whatsoever and reasonable fees and expenses of counsel incurred in investigating, preparing or defending against, and aggregate amounts paid in settlement of, any litigation, action, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon, arising from or in connection with any third party's claim against such Unitholder's Partnership Units, or based upon, rising from or in connection with the breach of any representation or warranty made by the Unitholder under this Agreement.

            (b) The Company agrees to indemnify each Unitholder against all losses, claims, damages, liabilities and expenses whatsoever and reasonable fees and expenses of counsel incurred in investigating, preparing or defending against, and aggregate amounts paid in settlement of any litigation, action, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon, arising from or in connection with the breach of any representation or warranty made by the Company under this Agreement.

      14.   MISCELLANEOUS.

            14.1 GOVERNING LAW. This Agreement shall be governed, construed and enforced in all respects by the laws of the State of California applicable to contracts made and wholly performed within the State of California by persons domiciled in California, without regard to choice of law rules.

            14.2 ENTIRE AGREEMENT. This Agreement and the provisions of the forms of Exercise Notice and Response Notice attached hereto, together with the Partnership Agreement, Registration Rights Agreement, and other agreements and documents specifically referred to herein, constitute the full and entire understanding and agreement with regard to the subjects hereof and thereof, and supersede any previous agreements regarding the matters covered herein.

            14.3 NOTICES. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a "notice") required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement) and shall be effective and deemed to have been received (a) when delivered in person or (b) when sent by facsimile transmission with receipt acknowledged (i) if to a Unitholder, at such Unitholder's address set forth in EXHIBIT A hereto or, if not set forth in EXHIBIT A, in the records of the Operating Partnership, or at such other address or to the telefax number as such Unitholder shall have furnished to the Company and the Operating Partnership in writing, (ii) if to the Company, the address of the Company's principal executive offices and addressed to the attention of the President and Chief Executive Officer, or at such other address or to the telefax number as the Company shall have furnished to each Unitholder and the Operating Partnership in writing or (iii) if to the Operating Partnership, at the address of the General Partner's principal executive offices and addressed to the attention of the Corporate Secretary, or at such other address or to the telefax number as the Operating Partnership shall have furnished to each Unitholder and the Company in writing.

            14.4 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; PROVIDED, HOWEVER, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any Person.

            14.5 CONSTRUCTION. The words such as "herein," "hereinafter," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. Whenever the context so indicates, the singular or plural number shall each be deemed to include the other.

            14.6 USE OF TERM "ASSIGNEE." Whenever in this Agreement the term "assignee" is used, it shall include each assignee, transferee, distributee (whether or not in liquidation of the distributing Person), assignee of an assignee through one or more predecessor assignments and, by way of illustration and not limitation, each Person who becomes an assignee as a result of a secured creditor exercising its rights under a security agreement and/or applicable law, in each case, whether the assignment creating the assignee was effected with or without consideration, by gift or bequest, by operation of law or otherwise. The terms "assign," "assigned" and "assignment" shall be similarly construed.

            14.7 EFFECTIVENESS AND BINDING EFFECT. This Agreement shall become effective once counterparts are signed and delivered by the Company, the Operating Partnership and any Unitholder, and upon the further requirement of the Closing to occur as referred to in the Contribution Agreement, and shall thereafter be binding upon and inure to the benefit of the Company, the Operating Partnership and all Unitholders who sign and deliver counterparts of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefits of all parties and their successors, assigns, heirs, executors, administrators and legal representatives.

            14.8 ADDITIONAL UNITHOLDERS. If the Operating Partnership issues Partnership Units to Persons who are not parties to this Agreement, the Company may elect to cause such Persons to become parties to this Agreement, in which case (a) this Agreement shall be amended without the consent of any other party to make such Persons parties to this Agreement and (b) such persons shall execute a counterpart of this Agreement.

            14.9 SECTION TITLES. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

            14.10 ATTORNEY FEES. In the event of any litigation among the parties hereto to enforce or interpret any provision or right hereunder, the unsuccessful party to such litigation covenants and agrees to pay the successful party all costs and expenses reasonably incurred, including, without limitation, reasonable attorneys' fees. For the purpose of this Agreement, the term "attorneys' fees" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such term shall also include all such fees and expenses incurred with respect to appeals, arbitrations, reference out and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

            14.11 UNITHOLDERS' OPTION TO PUT PARTNERSHIP UNITS. Notwithstanding anything to the contrary contained herein, in the event that a "Rule 13e-3 transaction" (as such term is used in Rule 13e-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) in which the Company is the "issuer" (as such term is used in such Rule) and in which the consideration to be received for the shares of Common Stock held by a holder thereof is not all cash occurs at any time on or before the fifth (5th) anniversary of the Closing Date, any Unitholder shall have the right at his sole option to sell to the Company immediately prior to consummation of the Rule 13e-3 transaction all or any portion of his Partnership Units for a cash amount per Partnership Unit equal to the sum of (i) the amount of cash and (ii) the Fair Market Value of any non-cash consideration, in each case which a Unitholder would have received had he exchanged a Partnership Unit for shares of Common Stock and exchanged or tendered such shares of Common Stock in the Rule 13e-3 transaction. For purposes of the preceding sentence, the Fair Market Value of any non-cash consideration shall be such amount or amounts as are determined no earlier than five (5) days prior to the consummation of the Rule 13e-3 transaction by the investment advisor engaged by the Company in connection with the Rule 13e-3 transaction.

                          FRANKLIN SELECT REALTY TRUST,
                          a California corporation

                          By: /s/ David P. Goss
                                David P. Goss, President



                          FSRT, L.P.,
                          a Delaware limited partnership

                          By:   FRANKLIN SELECT REALTY TRUST,
                          a California corporation
                          Its:  General Partner


                           By: /s/ David P. Goss
                                 David P. Goss, President

                           EACH UNITHOLDER SET FORTH ON EXHIBIT A

                           NORTHPORT ASSOCIATES NO. 18,
                           a California limited liability company
                           By: Its Managing Member

                           LAKESIDE II - NORTHPORT ASSOCIATES, L.P., a California limited partnership

                           /s/ Barry C.L. Fernald
                           By: Barry C.L. Fernald, General Partner

                           /s/ Gary Filizetti
                           By: Gary Filizetti, General Partner

                           /s/ G. Gerald Engles
                           By: G. Gerald Engles, General Partner

                           /s/ Larry D. Russel
                           By: Larry D. Russel, Limited Partner



                                   EXHIBIT A

                                   UNITHOLDER

NORTHPORT ASSOCIATES NO. 18,
a California limited liability company



                                   EXHIBIT B

                                RESPONSE NOTICE

                                                  [Date]    ___________, _____

TO:   [Tendering Unitholder] and Franklin Select Realty Trust

      On and subject to the terms, provisions and conditions of that certain Exchange Rights Agreement ("Agreement") dated as of _______, 1996 among Franklin Select Realty Trust, a California corporation (the "Company"), FSRT, L.P., a Delaware limited partnership (the "Operating Partnership"), and each of the limited partners of the Operating Partnership listed on Exhibit A thereto, the Company hereby exercises its right to acquire ___________ Partnership Units from ___________ (the "Unitholder") pursuant to that certain Notice of Exercise delivered to the Company by the Unitholder, by delivery of $_______ in cash or _________ shares of Series A Common Stock of the Company.

                                    FRANKLIN SELECT REALTY TRUST,
                            a California corporation


                                    By:____________________________
                                    Its:____________________________
                                    Print Name:_____________________


                                   EXHIBIT C

                                EXERCISE NOTICE

                                                  [Date]    ___________, _____

TO:   Franklin Select Realty Trust

      On and subject to the terms, provisions and conditions of that certain Exchange Rights Agreement ("Agreement") dated as of October __, 1996 among Franklin Select Realty Trust, a California corporation (the "Company"), FSRT, L.P., a Delaware limited partnership (the "Operating Partnership"), and each of the limited partners of the Operating Partnership listed on Exhibit A thereto, the undersigned Unitholder hereby exercises such Unitholder's right to tender __________ Partnership Units owned by such Unitholder pursuant to this Notice of Exercise. The undersigned Unitholder hereby affirms each of the representations and warranties contained in the Agreement, intending that the Company shall rely hereon as a material inducement to pay the cash or issue the shares of Common Stock called for under the Agreement. Such representations and warranties are true and correct as of the date hereof, and shall be true and correct as of the "Settlement Date" (as such term is defined in the Agreement).

                                                    ___________________, 199__

TO:   FSRT, L.P.

                       Description of Partnership Units


Name(s) and                   Partnership Interest Certificate(s) Enclosed
Address(es) of                (Attach additional list if necessary)
Registered Owner(s)
                              Partnership       Units of          Units of
                              Interest          Partnership       Partnership
                              Certificate       Interests         Interests
                              Number(s)         Represented by    Being
                                                Partnership       Tendered
                                                Interest
                                                Certificate(s)

                              Total

Unless otherwise indicated, it will be assumed that all Partnership Units evidenced by any Partnership Interest Certificate(s) delivered to the Company are being tendered.
See instruction 4.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Gentlemen:

      The undersigned hereby provides notice to the Company of the undersigned's tender of the above-described Partnership Units. All capitalized terms used herein but not defined herein are used as defined in the Partnership Agreement or Exchange Rights Agreement.

      Subject to, and effective upon, payment (i.e., payment of cash or issuance of shares of Series A common stock of the Company ("Common Stock")), for the Partnership Units tendered herewith, the undersigned hereby sells, assigns, transfers, and conveys to the Company, in the event the Company exercises its rights to purchase the above-described Units pursuant to the Exchange Rights Agreement, all right, title and interest in and to all the Partnership Units that are being tendered, hereby, together with all rights, claims, interests, privileges, entitlements, rights to distributions of any and all kinds, causes of action, and the like in, to, and against the Operating Partnership and any of its general or limited partners, and hereby irrevocably constitutes and appoints the Company its attorney in fact, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), (a) to present such Partnership Units for transfer on the Operating Partnership's books and (b) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Partnership Units all in accordance with the terms and conditions of the Exchange Rights Agreement.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Partnership Units and that, upon payment, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, claims, restrictions, charges and encumbrances whatsoever, and the same will not be subject to any adverse claim. The undersigned will, upon reasonable request, execute any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the tendered Partnership Units.

      The undersigned acknowledges that if the Company exercises its right to issue Common Stock in exchange for the above-described Units, such Common Stock will be issued without registration under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws in reliance on exemptions therefrom. The undersigned represents and warrants that the undersigned will acquire such Common Stock solely for the undersigned's own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any part thereof. The undersigned agrees and acknowledges that the undersigned will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of ("Transfer") any of such Common Stock, or any part thereof or interest therein, unless either (a) the Transfer is pursuant to an effective registration statement under the Act and the rules and regulations in effect thereunder and qualification or other compliance under applicable Blue Sky or state securities laws or (b) counsel for the undersigned (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company in its sole discretion to the effect that no such registration is required because of the availability of an exemption from registration under the Act and qualification or other compliance under applicable Blue Sky or state securities laws, and, in all cases, subject to any provisions in the Company's Articles of Incorporation, Bylaws, the Registration Rights Agreement, or any other agreement affecting the transfer or ownership of the Common Shares. A legend relating to the foregoing restrictions on Transfer will be placed on the certificate for the Common Stock.

      The undersigned further represents that he, she or it is either (a) an "accredited investor" within the meaning of Rule 501(a) or Regulation D under the Act or (b) a person who either alone or with his, her or its purchaser representative (as defined in Rule 501(h) of Regulation D under the Act) has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Partnership Units, Common Stock or any other security acquired under the Exchange Rights Agreement. The Unitholder has such knowledge and experience in financial and business matters as to be capable of evaluating alone, or together with his, her or its purchaser representative or personal advisor the merits and risks of an investment in the Partnership Units, Common Stock or any other security delivered under the Exchange Rights Agreement and protecting his, her or its own interests in connection with the investment and has obtained, in his, her or its judgment, alone, or together with his, her or its purchase representative or personal advisor sufficient information from the Company to evaluate the merits and risks of an investment in the Partnership Units, Common Stock or any other security delivered under the Exchange Rights Agreement. The Unitholder acknowledges that he, she or it has the financial ability to bear the economic risk of his, her or its current needs and personal contingencies and has no need for liquidity with respect to the investment in the Company. If other that an individual, the Unitholder also represents it has not been organized solely for the purpose of acquiring the Partnership Units, Common Stock or other security acquired under the Exchange Rights Agreement.

      The effectiveness of this Notice of Exercise shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned. Except as provided in the Exchange Rights Agreement, this tender is irrevocable.

      The undersigned understands that a tender of Partnership Units pursuant to the Exchange Rights Agreement constitutes a binding agreement between the undersigned and the Company, upon the terms and subject to the conditions of the Exchange Rights Agreement.

      Unless otherwise indicated under "Special Delivery Instructions," please mail the cash or shares of Common Stock for the purchase price and, if applicable, return the Partnership Interest Certificate(s) for Partnership Units not tendered (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under "Description of Partnership Units Tendered." In the event that the Special Delivery Instructions are completed, please issue and deliver the cash and/or the shares of Common Stock for the purchase price, and any Partnership Interest Certificate for Partnership Interests not tendered, if applicable, in the name of the registered holder(s) and transmit the same to the Person(s) so indicated.


                         SPECIAL DELIVERY INSTRUCTIONS
                           (See Instructions 5 and 6)

      To be completed ONLY if Partnership Interest Certificate(s) for Partnership Units not tendered and/or cash and/or shares of Common Stock for the purchase price of Partnership Units purchased are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.

Mail                                          /   / certificate(s) for shares
of Common Stock

/   / Partnership Interest Certificate(s) for Partnership Units not tendered to:

Name
    ---------------------------------------------------------------------------
                                (Please Print)
Address
       ------------------------------------------------------------------------
                              (Include Zip Code)

-------------------------------------------------------------------------------
                (Tax Identification or Social Security Number)

                                   SIGN HERE
                     Complete Substitute Form W-9 Included

-------------------------------------------------------------------------------
                 (Signature(s) of holder of Partnership Units)

(Must be signed by registered holder(s) as name(s) appear(s) on Partnership Interest Certificate(s). If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

Dated
     --------------------------------------------------------------------------
Name(s)
       ------------------------------------------------------------------------
                                (Please Print)
Capacity
(Full Title)
            -------------------------------------------------------------------
Address
       ------------------------------------------------------------------------
                              (Include Zip Code)
Area Code and Tel. No.
                      ---------------------------------------------------------
Tax Identification or
Social Security No.
                   ------------------------------------------------------------
                        (Complete Substitute Form W-9)


                           Guarantee of Signature(s)
                              (See Instruction 1)

Authorized
Signature
         ----------------------------------------------------------------------
Name of Firm
            -------------------------------------------------------------------

Dated
     --------------------------------------------------------------------------
                                 INSTRUCTIONS

                   Forming Part of the Terms and Conditions
                       of the Exchange Rights Agreement

      1. GUARANTEE OF SIGNATURE. No signature guarantee on this Notice of Exercise is required unless the registered holder of the Partnership Units has completed the box entitled "Special Delivery Instructions." In such case all signatures on this Notice of Exercise must be guaranteed by a member firm of any registered national securities exchange in the United States or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company (not a savings bank or a savings and loan association) having an office, branch or agency in the United States.

      2. DELIVERY OF NOTICE OF EXERCISE AND PARTNERSHIP INTEREST CERTIFICATE(S). This Notice of Exercise is to be completed by the holder of Partnership Units. Partnership Interest Certificate(s) for all Partnership Units as well as a properly completed and duly executed Notice of Exercise, and any other documents required by this Notice of Exercise, must be received by the Company.

      No alternative, conditional or contingent tenders will be accepted.

      3. INADEQUATE SPACE. If the space provided herein is inadequate, the Partnership Interest Certificate number(s) and/or other information required should be listed on a separate schedule attached hereto.

      4. PARTIAL TENDERS. If fewer than all the Partnership Units evidenced by any Partnership Interest Certificate(s) submitted are to be tendered, fill in the number of Partnership Units which are to be tendered in the box entitled "Partnership Units Being Tendered." In such case, a new Partnership Interest Certificate for the remainder of the Partnership Interests that was evidenced by old certificate(s) will be sent to the registered holder, unless otherwise provided in the appropriate box on this Notice of Exercise, as soon as practicable. All Partnership Units represented by Partnership Interest Certificate(s) delivered to the Company will be deemed to have been tendered unless otherwise indicated.

      5. SIGNATURES ON NOTICE OF EXERCISE. The signature(s) must correspond with the name as written on the face of the Partnership Interest Certificate(s) without any change whatsoever.

      If any of the Partnership Units tendered hereby are owned or recorded by two or more joint owners, all such owners must sign the Notice of Exercise.

      If this Notice of Exercise is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, each person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of each such person so to act must be submitted.

      6. SPECIAL DELIVERY INSTRUCTIONS. If Partnership Interest Certificate(s) for unpurchased Partnership Units are to be returned to a person other than the signer of this Notice of Exercise or if a certificate for shares of Common Stock is to be sent to someone other than the signer of this Notice of Exercise or to an address other than that shown above, the appropriate boxes on this Notice of Exercise should be completed.

      7. WAIVER OR CONDITIONS. The Company reserves the absolute right to waive any of the specified conditions of the Offer in the case of the Partnership Units tendered.

      8. BACKUP WITHHOLDING. Under Federal income tax law, a person surrendering Partnership Units must provide the Company with his, her or its correct taxpayer identification number ("TIN") on Substitute Form W-9 below unless an exemption applies. If the correct TIN is not provided, a $50 penalty may be imposed by the Internal Revenue Services and payments made in exchange for the surrendered Partnership Units may be subject to backup withholding of that rate provided by Federal income tax law (such rate being on the date of the Partnership Agreement and the Exchange Rights Agreement, ________ percent (___%).

      The TIN that must be provided is that of the registered holder of the Partnership Units. The TIN for an individual is his or her social security number.

      9. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance for additional copies of the Partnership Agreement, the Exchange Rights Agreement and the Notice of Exercise may be directed to the Company.

                           IMPORTANT TAX INFORMATION

      Under Federal income tax laws, a holder whose tendered Partnership
Units are accepted for payment is required by law to provide the Company (as payer) with his, her or its correct taxpayer identification number on Substitute Form W-9 below. If such holder is an individual, the taxpayer identification number is his or her social security number. If the Operating Partnership or the Company, as applicable, is not provided with the correct taxpayer identification number, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder with respect to Partnership Units purchased pursuant to the Offer may be subject to backup withholding.

      If backup withholding applies, the Company is required to withhold that rate provided by the Federal income tax law (such rate being on the date of the Partnership Agreement and the Exchange Rights Agreement, ______ percent (___%) of any such payments made to the holder of Partnership Units. Backup withholding is not an additional tax; rather, the tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld and, if withholding results in an overpayment of taxes, a refund may be obtained.

      PURPOSE OF SUBSTITUTE FORM W-9

      To prevent backup withholding on payments that are made to a holder of Partnership Units purchased pursuant to the Offer, the holder is required to notify the Company of his, her or its correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct.

      WHAT NUMBER TO GIVE THE COMPANY

      The holder is required to give the Company the social security number or employer identification number of the record owner of the Partnership Units.